Exhibit 10.1

AMENDMENT AGREEMENT (this “Agreement”) dated as of July 25, 2014, among CAESARS ENTERTAINMENT CORPORATION, a Delaware corporation (“Holdings”), CAESARS ENTERTAINMENT OPERATING COMPANY, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto, BANK OF AMERICA, N.A., as administrative agent under the Second Amended and Restated Credit Agreement dated as of March 1, 2012, among Holdings, the Borrower, the Lenders party thereto from time to time and the agents, arrangers and bookrunners party thereto, as in effect on the date hereof (the “Existing Credit Agreement”), CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent under the Amended Credit Agreement (as defined below) (the “New Administrative Agent”), and the other arrangers and bookrunners party hereto.

WHEREAS, Holdings and the Borrower desire to (i) amend the Existing Credit Agreement and certain other Loan Documents (such term and other capitalized terms used in these recitals and not otherwise defined having the meaning set forth in Section 1 below) to modify the maturity of and interest rate on certain of the Term Loans (as defined in the Existing Credit Agreement) and to make certain other changes set forth herein and in the Amended Credit Agreement, (ii) terminate the Existing Guaranty and Pledge Agreement (as defined below) and (iii) enter into the Modified Guaranty and Pledge Agreement (as defined below); and

WHEREAS, each Lender who executes and delivers (or is deemed to have delivered) a counterpart to this Agreement has agreed (i) to amend the Loan Documents to reflect the terms set forth herein, (ii) to the termination of the Existing Guaranty and Pledge Agreement and (iii) to the entry into the Modified Guaranty and Pledge Agreement, in each case, subject to the conditions set forth herein;

NOW, THEREFORE, Holdings, the Borrower, the Required Amendment Lenders, the other Lenders party hereto, the Former Administrative Agent and the New Administrative Agent hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement referred to below or, if not defined therein, in the Existing Credit Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

“B-7 Incremental Amendment” means that certain Incremental Facility Amendment and Term B-7 Agreement, among Caesars Operating Escrow LLC, Holdings, the lenders from time to time party thereto, the Former Administrative Agent, Credit Suisse AG, Cayman Islands Branch and, upon the assumption of the Term B-7 Loans pursuant to the terms thereof, the Borrower, pursuant to which the Term B-7 Loans were established, as amended, restated, supplemented or otherwise modified from time to time.

“Consent” means the consent of a Lender to the terms of this Agreement, evidenced by receipt by the New Administrative Agent and the Former Administrative Agent

(or their respective counsel) of either (i) a counterpart of this Agreement signed on behalf of such Lender or (ii) written evidence satisfactory to the New Administrative Agent and the Former Administrative Agent (which may include telecopy or electronic transmission of a signed signature page to this Agreement) that such Lender has signed a counterpart to this Agreement. In addition, the execution and delivery by any Lender of a signature page or counterpart to the B-7 Incremental Amendment as an Initial Term B-7 Lender thereunder shall also constitute the execution and delivery of a Consent hereunder.

“Consent Period” shall mean the period during which the Lenders may deliver a Consent to the New Administrative Agent and the Former Administrative Agent for inclusion in the determination of the “Consenting Lenders” hereunder, which such Consent Period shall commence at 9:00 am New York City time on May 7, 2014 and end at 5:00 pm New York City time on May 12, 2014.

“Consenting Lender” means any Lender that delivers a Consent to the New Administrative Agent and the Former Administrative Agent during the Consent Period. In addition, each Initial Term B-7 Lender shall be deemed to be a Consenting Lender hereunder (other than for purposes of Section 4(d) hereof).

“Former Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent under the Existing Credit Agreement.

“Initial Term B-7 Loans” means the “Initial Term B-7 Loans” under the B-7 Incremental Amendment.

“Initial Term B-7 Lender” means each Lender with a Term B-7 Initial Loan Commitment (as defined in the B-7 Incremental Amendment) or an Initial Term B-7 Loan.

“Non-Declining Consenting Lender” means each Consenting Lender holding Term B-4 Loans that has elected in its Consent delivered to the New Administrative Agent and the Former Administrative Agent during the Consent Period to accept the repayment of such Consenting Lender’s Term B-4 Loans pursuant to Section 5(a).

“Required Amendment Lenders” means, at any time, the Required Lenders (as defined in the Existing Credit Agreement). For the avoidance of doubt, the Initial Term B-7 Loans will be included in the calculation of the Required Amendment Lenders hereunder, with each Initial Term B-7 Lender constituting a Consenting Lender hereunder (other than for purposes of Section 4(d) hereof).

SECTION 2. Amendment and Restatement of the Existing Credit Agreement. Subject to the terms and conditions set forth herein, on the Amendment Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated to read in its entirety as set forth in Exhibit A hereto (the “Amended Credit Agreement”), and the New Administrative Agent is hereby directed by the Required Amendment Lenders and the other Lenders party hereto to enter into a Reaffirmation Agreement substantially in the form of Exhibit B hereto (the “Reaffirmation Agreement”) and such other Loan Documents and to take such other actions as the New Administrative Agent determines may be necessary or desirable to give effect to the transactions contemplated hereby. From and after the effectiveness of such amendment and restatement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Amended Credit Agreement, shall, unless the context otherwise requires, refer to the Existing Credit Agreement as amended and restated in the form of the Amended Credit Agreement, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Amended Credit Agreement. The Lenders further consent to the entry by the New Administrative Agent into the amendment or reaffirmation of any Loan Document (including, without limitation, further amendments to the documents attached hereto), on or following the Amendment Effective Date, deemed necessary or advisable by the New Administrative Agent to perfect, or continue the perfection (with the same priority) of, the Liens securing the Obligations, or to facilitate the transfer or incorporate the agency of the Agents thereunder or otherwise advisable based on the advice of counsel (including with respect to rounding, administrative adjustments and other mechanical changes to reflect the elections of the Lenders hereunder, the amendments and the agency provisions).

SECTION 3. Termination of Existing Guaranty and Pledge Agreement. Subject to the terms and conditions set forth herein, on the Amendment Effective Date, the Amended and Restated Guaranty and Pledge Agreement, dated as of January 28, 2008 and amended and restated on June 10, 2009, as in effect on the date hereof (the “Existing Guaranty and Pledge Agreement”), made by Holdings (formerly known as Harrah’s Entertainment, Inc.) in favor of the Former Administrative Agent, in its capacity as administrative agent and collateral agent for the Lenders, shall be automatically terminated and Holdings shall be automatically released from all liability thereunder from and after such date.

SECTION 4. Conditions. The amendments set forth in Section 2 and the termination set forth in Section 3 shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions has been satisfied (or waived as set forth in Section 9.08 of the Existing Credit Agreement):

(a) The New Administrative Agent and the Former Administrative Agent (or their respective counsel) shall have received (i) from the New Administrative Agent, the Former Administrative Agent, Holdings and the Borrower either (1) a counterpart of this Agreement signed on behalf of such party or (2) written evidence satisfactory to the New Administrative Agent and the Former Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) from Lenders constituting the Required Amendment Lenders either (1) a Consent to this Agreement or (2) evidence that such Lender is an Initial Term B-7 Lender.

(b) The New Administrative Agent shall have received, on behalf of itself, the Lenders and the L/C Issuer on the Amendment Effective Date or, to the extent permitted by the New Administrative Agent, after the Amendment Effective Date pursuant to arrangements to be agreed between the Borrower and the New Administrative Agent (such date, the “Opinion Date”), a written opinion with respect to the Amendment Transactions (as defined in the B-7 Incremental Amendment), the Initial Term B-7 Loans (as defined in the B-7 Incremental Amendment) and the Modified Guaranty and Pledge Agreement of (i) Paul, Weiss, Rifkind, Wharton & Garrison LLP or other counsel reasonably acceptable to the New Administrative Agent, as counsel for the Loan Parties, and (ii) each local counsel specified on Schedule 1 or other counsel reasonably acceptable to the New Administrative Agent, in each case, (a) dated the Opinion Date, (b) addressed to the New Administrative Agent, the Lenders and the L/C Issuer on the Amendment Effective Date and (c) in form and substance reasonably satisfactory to the New Administrative Agent. Each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

(c) The New Administrative Agent shall have received from the Borrower a consent fee payable for the account of each Consenting Lender holding a Revolving Facility Commitment (as defined in the Existing Credit Agreement) equal to 2.0% of the aggregate principal amount of such Lender’s Revolving Facility Commitment as of the Amendment Effective Date.

(d) The New Administrative Agent shall have received from the Borrower a consent fee payable for the account of the Consenting Lenders holding Term Loans (excluding, for the avoidance of doubt, Initial Term B-7 Loans) in an aggregate amount equal to $50.0 million, which amount shall be payable to each Consenting Lender on a pro rata basis (based on the aggregate principal amount of Term Loans (other than Initial Term B-7 Loans) held by such Consenting Lender as of the Amendment Effective Date).

(e) The New Administrative Agent and the Former Administrative Agent shall have received all fees payable thereto on or prior to the Amendment Effective Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill, Gordon & Reindel LLP) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

(f) The Reaffirmation Agreement shall have been executed and delivered by each party thereto.

(g) Each of the Former Administrative Agent and the New Administrative Agent shall have received on the Amendment Effective Date a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each portion of any Mortgaged Property on which any “building” as defined in the Flood Disaster Protection Act of 1973 is located (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each other applicable Loan Party relating thereto), and each of the Former Administrative Agent and the New Administrative Agent shall have received on the Amendment Effective Date or, with respect to the New Administrative Agent, within ten Business Days (or such longer period as agreed between the New Administrative Agent and the Borrower) after the Amendment Effective Date, a copy of, or a certificate as to coverage under, flood insurance policies for any property located in a special flood hazard area, to the extent required to comply with the Flood Disaster Protection Act of 1973 or any successor statue thereto as in effect as of the Amendment Effective Date.

(h) Each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of this Agreement.

(i) Holdings and the New Administrative Agent shall have entered into the Guaranty and Pledge Agreement, substantially in the form of Exhibit C hereto (the “Modified Guaranty and Pledge Agreement”), and the Consenting Lenders hereby authorize and direct the New Administrative Agent to execute and deliver such Modified Guaranty and Pledge Agreement.

SECTION 5. Repayment of Term Loans. On the Amendment Effective Date, the Borrower shall repay Term Loans held by Consenting Lenders at par in an aggregate principal amount equal to $400.0 million (the “Paydown Amount”) in the following order of priority:

(a) First, to repay outstanding Term B-4 Loans of Non-Declining Consenting Lenders (the “B-4 Submitted Amount”) at par. If the B-4 Submitted Amount exceeds the Paydown Amount, the Borrower shall repay portions of the B-4 Submitted Amount of Non-Declining Consenting Lenders on a pro rata basis based on the aggregate principal amounts of Term B-4 Loans held by Non-Declining Consenting Lenders.

(b) Second, to repay outstanding Term B-5 Loans and Term B-6 Loans of Consenting Lenders (the “B-5/B-6 Submitted Amount”) at par. If the B-5/B-6 Submitted Amount exceeds the amount of the remaining Paydown Amount available, the Borrower shall repay portions of the B-5/B-6 Submitted Amount of Consenting Lenders on a pro rata basis based on the aggregate principal amounts of Term B-5 Loans and Term B-6 Loans held by Consenting Lenders.

(c) Third, with any remaining Paydown Amount, to repay outstanding Term Loans held by Consenting Lenders as the Borrower shall elect.

SECTION 6. Consent to Application of Net Proceeds. Each of the Consenting Lenders hereby (a) agrees that all net proceeds of any Asset Sale outstanding under the Existing Credit Agreement as of the Amendment Effective Date or in respect of which a binding agreement shall have been entered into as of the Amendment Effective Date shall be deemed to have been applied in accordance with the Amended Credit Agreement as of the Amendment Effective Date and (b) waives any further required application of such net proceeds (the “Excluded Net Proceeds”) from and after the Amendment Effective Date.

SECTION 7. Certain Consequences of Effectiveness. On and after the Amendment Effective Date, the rights and obligations of the parties to the Existing Credit Agreement and each other Loan Document (as defined in the Existing Credit Agreement, the “Existing Loan Documents”) shall be governed by the Amended Credit Agreement and each Existing Loan Document as amended hereby (including the Modified Guaranty and Pledge Agreement); provided that (i) the rights and obligations of the parties to the Existing Credit Agreement and the other Existing Loan Documents (other than the Existing Guaranty and Pledge Agreement and other than Section 6.10 of the Existing Credit Agreement (for which Section 6.10 of the Amended Credit Agreement will be deemed to have applied from and after March 31, 2014)) with respect to the period prior to the Amendment Effective Date shall continue to be governed by the provision of the Existing Credit Agreement and Existing Loan Documents prior to giving effect to this Agreement and the amendments contemplated hereby (and all accrued interest and fees under the Existing Credit Agreement shall continue to be payable on the dates such amounts would be payable pursuant to the Existing Credit Agreement) and (ii) the Existing Guaranty and Pledge Agreement shall be automatically terminated on the Amendment Effective Date and Holdings shall be automatically released from any obligations thereunder from and after such date. The Existing Credit Agreement and the other Existing Loan Documents, as specifically amended hereby, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 8. Replacement of Administrative Agent and Collateral Agent. The parties hereto hereby agree that from and after the Amendment Effective Date, the New Administrative Agent shall be the “Administrative Agent” and “Collateral Agent” under the Amended Credit Agreement and the other Loan Documents until such time, if any, as a replacement Administrative Agent or Collateral Agent is appointed in accordance with the Amended Credit Agreement, and the Former Administrative Agent shall cease to be the Administrative Agent and Collateral Agent under the Loan Documents. The New Administrative Agent shall have no liability of any kind for any act or omission of the Former Administrative Agent under any Loan Document. The Former Administrative Agent shall be entitled to all rights, privileges and immunities under the Amended Credit Agreement and the other Loan Documents provided to the “Administrative Agent,” “Collateral Agent,” “Swingline Lender” and “L/C Issuer” with respect to its activities in such capacities under the 2008 Credit Agreement, the 2011 Credit Agreement and the Existing Credit Agreement. Each of the parties to the Amended Credit Agreement hereby consents and agrees to all releases of Collateral and Subsidiary Loan Parties made by the Former Administrative Agent in its capacity as “Administrative Agent” and “Collateral Agent” under the 2008 Credit Agreement, the 2011 Credit Agreement and the Existing Credit Agreement and furthermore agrees that neither the Former Administrative Agent nor any of its Affiliates, nor any of their respective officers, directors, employees, agents, attorney’s-in-fact or representatives shall have any liability in connection therewith. Additionally, each of the parties to this Agreement hereby waives any claim against the Former Administrative Agent, its Affiliates and their respective officers, directors, employees, agents, attorney’s-in-fact or representatives based on any claim that any of such parties knew or should have known of any inaccuracy of any representations in the 2008 Credit Agreement, the 2011 Credit Agreement, the Existing Credit Agreement or any other Loan Document or the existence of any “Default” or “Event of Default” thereunder. Each of the parties to this Agreement hereby agrees that the Former Administrative Agent, its Affiliates and their respective officers, directors, employees, agents, attorney’s-in-fact or representatives shall be entitled to provide the New Administrative Agent (or any successor to the New Administrative Agent that acts as Administrative Agent or Collateral Agent under the Loan Documents) and its Affiliates and their respective officers, directors, employees, agents, attorney’s-in-fact or representatives any information related to its service as Administrative Agent and Collateral Agent under the Loan Documents. The Former Administrative Agent, its Affiliates and their respective officers, directors, employees, agents, attorney’s-in-fact or representatives shall be express third party beneficiaries of this paragraph.

The New Administrative Agent, the Former Administrative Agent and the applicable Loan Parties are hereby authorized, without any further consent of any Lender, to enter into any amendments or supplements to the Loan Documents and any intercreditor agreement previously entered into by the Former Administrative Agent in its capacity as Administrative Agent or

Collateral Agent and to make all filings and amendments to previous filings as the New Administrative Agent determines in its sole discretion are necessary or desirable to effect the purposes of this Agreement.

SECTION 9. Further Agreements.

(a) The Borrower shall deliver or cause to be delivered to the New Administrative Agent within 120 days after the Amendment Effective Date (or such later date as the New Administrative Agent may permit), the following items (in each case subject to Section 5.10(g) of the Existing Credit Agreement):

(i) customary written opinions of local counsel to the Borrower and the applicable Loan Parties in each jurisdiction in which any Mortgaged Property is located, and of admiralty counsel to the Borrower and the applicable Loan Parties with respect to each Mortgaged Vessel, with respect to the perfection of the Collateral Agent’s liens on the applicable Mortgaged Properties and Mortgaged Vessels, and the enforceability of the Mortgages and Ship Mortgages, each as amended by the respective Mortgage Amendment (as defined below), in each case (a) addressed to the New Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers as of such date of delivery and (b) in form and substance consistent with such opinions delivered in previous transactions under the Existing Credit Agreement or otherwise reasonably satisfactory to the New Administrative Agent;

(ii) with respect to each Mortgage Amendment, a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP or other counsel reasonably acceptable to the New Administrative Agent, as counsel for the Loan Parties where the applicable Loan Party executing such Mortgage Amendment is organized, regarding the due execution and delivery of the applicable Mortgage Amendment, the corporate formation, existence and good standing of the applicable Loan Party, in each case (a) addressed to the New Administrative Agent, the Collateral Agent, the Lenders and the L/C Issuers as of such date of delivery and (b) in form and substance consistent with such opinions delivered in previous transactions under the Existing Credit Agreement or otherwise reasonably satisfactory to the New Administrative Agent;

(iii) an assignment and/or amendment to the applicable Mortgage or Ship Mortgage (naming Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, as new mortgagee/beneficiary thereunder) in form and substance reasonably satisfactory to the New Administrative Agent (pursuant to the advice of local counsel or admiralty counsel to the Borrower and the applicable Loan Parties) and in proper form for recording in the public records where the applicable Mortgage or Ship Mortgage is recorded (each, a “Mortgage Amendment”) and a UCC-3 assignment and/or amendment (naming Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, as new secured party thereunder) with respect to any UCC-1 financing statement;

(iv) with respect to each Mortgaged Property and each Mortgaged Vessel, a title search dated as of a date on or after the Amendment Effective Date or otherwise reasonably acceptable to the New Administrative Agent, conducted by a title insurance company reasonably satisfactory to the New Administrative Agent (Chicago Title and First American being deemed satisfactory) that reflects that such Mortgaged Property or Mortgaged Vessel, as applicable, is free and clear of all title defects and encumbrances other than Permitted Liens; and

(v) to the extent available at commercially reasonable rates, an ALTA 10 (or similar “mortgage assignment” or “successor-in-indebtedness”) endorsement with respect to the existing mortgage title insurance policy (each, a “Mortgage Policy”) relating to the Mortgage encumbering each Mortgaged Property, naming Credit Suisse AG, Cayman Islands Branch, as Collateral Agent, as the insured under each such Mortgage Policy, in form and substance reasonably satisfactory to the New Administrative Agent.

(b)(i) Holdings shall, and shall cause the Borrower and any other applicable Loan Party that is a licensee or registered holding company under the Gaming Laws applicable to the State of Nevada (the “Nevada Gaming Laws”) to file, with the Gaming Authorities having jurisdiction in Nevada (the “Nevada Gaming Authorities”) any applications required to be made under Nevada Gaming Laws in connection with the pledge and delivery of the Pledged Equity (as defined in the Modified Guaranty and Pledge Agreement) and the Pledged Stock (as defined in the Collateral Agreement) to the New Administrative Agent pursuant to the Modified Guaranty and Pledge Agreement and the Collateral Agreement, respectively (the “Nevada Stock Pledge”) (such Pledged Equity and Pledged Stock are collectively referred to herein as the “Nevada Pledged Stock”), within 10 Business Days after the Amendment Effective Date (or such later date as the New Administrative Agent may permit) (the date on which such applications are filed, the “Application Date”).

(ii) Holdings, the Borrower and the other applicable Loan Parties shall use commercially reasonably efforts to obtain approval from the Nevada Gaming Authorities in respect of the Nevada Stock Pledge (the “Approvals”) within 150 days after the Application Date (or such later date as the New Administrative Agent may permit).

(iii) Upon the receipt of any and all Approvals, Holdings, the Borrower and the other applicable Loan Parties shall promptly (and in any event within five days after the date of the Approvals (or such later date as the New Administrative Agent may permit)) deliver or cause to be delivered to the New Administrative Agent or any custodian agent of the New Administrative Agent in the State of Nevada, any and all certificates or other instruments (if any) representing such Nevada Pledged Stock, together with stock powers or other instruments of transfer with respect thereto endorsed in blank.

SECTION 10. Effectiveness; Counterparts; Amendments. This Agreement shall become effective when copies hereof that, when taken together, bear the signatures of Holdings, the Borrower, the New Administrative Agent, the Former Administrative Agent and the Required Amendment Lenders (including the deemed signatures of the Initial Term B-7 Lenders) shall have been received by the New Administrative Agent and the Former Administrative Agent. This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the New Administrative Agent, the Former Administrative Agent, Holdings, the Borrower and the Required Amendment Lenders. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11. No Novation. This Agreement shall not extinguish the Loans outstanding under the Existing Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Existing Credit Agreement, which shall remain outstanding after the Amendment Effective Date as modified hereby. Notwithstanding any provision of this Agreement, the provisions of Sections 2.14, 2.15, 2.16, and 9.05 of the Existing Credit Agreement as in effect immediately prior to the Amendment Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Amendment Effective Date.

SECTION 12. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Amended Credit Agreement.

SECTION 13. Applicable Law; Waiver of Jury Trial. (A) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.11 OF THE EXISTING CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 14. Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of Holdings and the Borrower agrees that (i) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have more contacts with the State of New York than any other jurisdiction), and (ii) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York Courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

Caesars Entertainment Corporation

By:	/s/ Donald Colvin
	Name:	Donald Colvin
	Title:	Executive Vice President and Chief Financial Officer

Caesars Entertainment Operating Company, Inc.

By:	/s/ Donald Colvin
	Name:	Donald Colvin
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent under the Existing Credit Agreement

By:	/s/ John W. Woodiel III
	Name:	John W. Woodiel III
	Title:	Managing Director

[Signature Page to Amendment Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Administrative Agent and Collateral Agent under the Amended Credit Agreement

By:	/s/ John D. Toronto
	Name:	John D. Toronto
	Title:	Authorized Signatory

By:	/s/ Whitney Gaston
	Name:	Whitney Gaston
	Title:	Authorized Signatory

[Signature Page to Amendment Agreement]

MACQUARIE CAPITAL (USA) INC.,
as Co-Lead Arranger under the Amended Credit Agreement

By:	/s/ Ayesha Farooqi
	Name:	Ayesha Farooqi
	Title:	Managing Director

By:	/s/ T. Morgan Edwards II
	Name:	T. Morgan Edwards II
	Title:	Managing Director

[Signature Page to Amendment Agreement]

Schedule 1

Local Counsel

Latham & Watkins LLP (California)

Greenberg Traurig, LLP (Florida and Illinois)

Faegre Baker Daniels LLP (Indiana)

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (Louisiana)

Oppenheimer Wolff & Donnelly, LLP (Minnesota)

Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P. (Mississippi)

Lathrop & Gage LLP (Missouri)

Brownstein Hyatt Farber Schreck, LLP (Nevada and New Jersey)

Exhibit A

Deal CUSIP# - 413626AH5

Revolving Facility CUSIP# - 413626AJ1

Extended Maturity Revolving Facility CUSIP# - 413626AT9

Term B-4-B Facility CUSIP# - 413626AR3

Term B-5-B Facility CUSIP# - 413626AS1

Term B-6-B Facility CUSIP# - 413626AU6

Term B-7 Facility CUSIP# - 413626AV4

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 25, 2014,

Among

CAESARS ENTERTAINMENT CORPORATION,

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.,

as Borrower,

THE LENDERS PARTY HERETO,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent and Collateral Agent,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent,

CITICORP NORTH AMERICA, INC.,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Co-Documentation Agents,

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CITIGROUP GLOBAL MARKETS INC.,

DEUTSCHE BANK SECURITIES, INC.,

J.P. MORGAN SECURITIES LLC

and

CREDIT SUISSE SECURITIES (USA) LLC,

as Co-Lead Arrangers and Bookrunners

ARTICLE VI(A)

[Reserved]

ARTICLE VII

Events of Default

SECTION 9.24	Affiliate Lenders	179
SECTION 9.25	2012 Credit Agreement; Effectiveness of Amendment and Restatement	180

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit C-1	Form of Borrowing Request
Schedule 9.01	Notice Information

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 25, 2014 (this “Agreement”), among CAESARS ENTERTAINMENT CORPORATION (formerly known as Harrah’s Entertainment, Inc.), a Delaware corporation (“Holdings”), CAESARS ENTERTAINMENT OPERATING COMPANY, INC. (formerly known as Harrah’s Operating Company, Inc.), a Delaware corporation (the “Borrower”), the LENDERS party hereto from time to time and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent for the Lenders.

Subject to the satisfaction or waiver of the conditions set forth in the Amendment Agreement dated as of July 25, 2014 (the “Amendment Agreement”), among Holdings, the Borrower, the Subsidiary Loan Parties, the Required Amendment Lenders (as defined therein), the other Lenders party thereto, Credit Suisse AG, Cayman Islands Branch, as New Administrative Agent, Bank of America, N.A. as administrative agent under the 2012 Credit Agreement and the other parties party thereto, the 2012 Credit Agreement (as defined below) shall be amended and restated as provided herein.

ARTICLE I

Definitions

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“2008 Credit Agreement” shall mean the Credit Agreement dated as of January 28, 2008, as amended to the 2011 Amendment Effective Date (without giving effect to the 2011 Amendment Agreement), among Holdings, the Borrower, the lenders party thereto, Bank of America, N.A. as administrative agent and collateral agent, Deutsche Bank AG New York Branch, as syndication agent, Citibank, N.A., Credit Suisse, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc. and Bear Stearns Corporate Lending, Inc., as co-documentation agents, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities, Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated as joint bookrunners and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as co-lead arrangers.

“2008 Transactions” shall mean the Transactions (as defined in the 2008 Credit Agreement).

“2009 Incremental Amendment” shall mean the Incremental Facility Amendment, dated as of September 26, 2009, among the Borrower, Holdings, the Incremental Lenders party thereto and the Administrative Agent.

“2011 Amendment Agreement” shall mean the Amendment Agreement dated as of May 16, 2011, among Holdings, the Borrower, each Subsidiary Loan Party party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent under the 2008 Credit Agreement.

“2011 Amendment Effective Date” shall mean May 20, 2011.

“2011 Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of May 20, 2011, as amended to the 2012 Amendment Effective Date (without giving effect to the 2012 Amendment Agreement), among Holdings, the Borrower, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent.

“2011 Transactions” shall mean the Transactions (as defined in the 2011 Credit Agreement).

“2012 Amendment Agreement” shall mean the Amendment Agreement dated as of March 1, 2012, among Holdings, the Borrower, each Subsidiary Loan Party party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent under the 2011 Credit Agreement.

“2012 Amendment Effective Date” shall mean March 1, 2012.

“2012 Credit Agreement” shall mean the Second Amended and Restated Credit Agreement dated as of March 1, 2012, as amended to the Amendment Effective Date (without giving effect to the Amendment Agreement), among Holdings, the Borrower, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent.

“2012 Transactions” shall mean the Transactions (as defined in the 2012 Credit Agreement).

“ABR” shall mean, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as announced from time to time by Credit Suisse as its “prime rate” and (c) the Eurocurrency Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided, that for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate determined on such day at approximately 11:00 a.m. (London time) by reference to ICE LIBOR (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making a Eurocurrency Rate available) for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if the Intercontinental Exchange Benchmark Administration Ltd. is no longer making a Eurocurrency Rate available) as an authorized vendor for the purpose of displaying such rates). The “prime rate” is a rate set by Credit Suisse based upon various factors including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Credit Suisse shall take effect at the opening of business on the day specified in the public announcement of such change.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Term Loan, ABR Revolving Loan or Swingline Loan.

“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR Revolving Loans.

“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.

“Acceptable Discount” shall have the meaning assigned to such term in Section 2.11(g)(iii).

“Acceptance Date” shall have the meaning assigned to such term in Section 2.11(g)(ii).

“Accepting Lender” shall have the meaning assigned to such term in Section 2.11(e).

“Act of Terrorism” shall mean an act of any person directed towards the overthrowing or influencing of any government de jure or de facto, or the inducement of fear in or the disruption of the economic system of any society, by force or by violence, including (i) the hijacking or destruction of any conveyance (including an aircraft, vessel, or vehicle), transportation infrastructure or building, (ii) the seizing or detaining, and threatening to kill, injure, or continue to detain, or the assassination of, another individual, (iii) the use of any (a) biological agent, chemical agent, or nuclear weapon or device, or (b) explosive or firearm, with intent to endanger, directly or indirectly, the safety of one or more individuals or to cause substantial damage to property and (iv) a credible threat, attempt, or conspiracy to do any of the foregoing.

“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c)(i).

“Additional Ship Mortgage” shall have the meaning assigned to such term in Section 5.10(c)(ii).

“Adjustment Date” shall have the meaning assigned to such term in the definition of “Pricing Grid.”

“Administrative Agent” means Credit Suisse AG, Cayman Islands Branch in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent; provided that (i) Bank of America, N.A. shall be entitled to all rights, privileges and immunities provided to the “Administrative Agent” with respect to Bank of America, N.A.’s service as “Administrative Agent” under (and as defined in) the 2008 Credit Agreement, the 2011 Credit Agreement and the 2012 Credit Agreement and (ii) Bank of America, N.A. shall be the “Administrative Agent” solely for purposes of receiving amounts from the Borrower in respect of accrued interest and fees up to but excluding the Amendment Effective Date and paying such amounts to the Lenders entitled thereto upon receipt from the Borrower of such amounts.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Affiliate Lender” shall have the meaning assigned to such term in Section 9.24(a).

“Agent Parties” shall have the meaning assigned to such term in Section 9.17.

“Agents” shall mean the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agents.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Alternative Currency” means each of Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.05.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the then effective amount of the aggregate Revolving Facility Commitments and $106,112,522. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Facility Commitments.

“Amendment Agreement” shall have the meaning assigned to such term in the preamble to this Agreement.

“Amendment Effective Date” shall have the meaning assigned to such term in the Amendment Agreement.

“Amendment and Waiver Effective Date” shall mean the first date on which each of the conditions set forth in Section 3.1 of the June 2009 Amendment have been satisfied.

“Apollo” shall mean, collectively, Apollo Management VI, L.P. and other affiliated co-investment partnerships.

“Applicable Commitment Fee” shall (i) in respect of any Extended Maturity Revolving Facility Commitment, mean 1.00% and (ii) in respect of any Original Maturity Revolving Facility Commitment, be determined pursuant to the Pricing Grid.

“Applicable Discount” shall have the meaning assigned to such term in Section 2.11(g)(iii).

“Applicable Facility Percentage” shall mean with respect to the Term Loans of any Class, the percentage obtained by dividing (x) the aggregate principal amount of all Term Loans of such Class then outstanding by (y) the sum of the principal amount of all Term Loans outstanding.

“Applicable Margin” shall (i) with respect to any Term B-4-A Loan, mean 7.50% per annum in the case of any Eurocurrency Loan and 6.50% per annum in the case of any ABR Loan, (ii) with respect to any Term B-4-B Loan, mean 8.50% per annum in the case of any Eurocurrency Loan and 7.50% per annum in the case of any ABR Loan, (iii) with respect to any Term B-5-A Loan, mean 4.25% per annum in the case of any Eurocurrency Loan and 3.25% per annum in the case of any ABR Loan, (iv) with respect to any Term B-5-B Loan, mean 5.75% per annum in the case of any Eurocurrency Loan and 4.75% per annum in the case of any ABR Loan, (v) with respect to any Term B-6-A Loan, mean 5.25% per annum in the case of any Eurocurrency Loan and 4.25% per annum in the case of any ABR Loan, (vi) with respect to any Term B-6-B Loan, mean 6.75% per annum in the case of any Eurocurrency Loan and 5.75% per annum in the case of any ABR Loan, (vii) with respect to any Term B-7 Loan, mean 8.75% per annum in the case of any Eurocurrency Loan and 7.75% per annum in the case of any ABR Loan (provided that the interest rate with respect to the Term B-7 Loans will be subject to the Potential

Adjustment), (viii) with respect to any Revolving Facility Loans in respect of Extended Maturity Revolving Facility Commitments, mean 5.25% per annum in the case of any Eurocurrency Loan and 4.25% per annum in the case of any ABR Loan, (ix) with respect to any Swingline Loans in respect of Extended Maturity Revolving Facility Commitments, 3.75% and (x) with respect to Loans (other than Term B-4-A Loans, Term B-4-B Loans, Term B-5-A Loans, Term B-5-B Loans, Term B-6-A Loans, Term B-6-B Loans, Term B-7 Loans and Revolving Facility Loans and Swingline Loans in respect of Extended Maturity Revolving Facility Commitments), be determined pursuant to the Pricing Grid.

“Applicable Net Proceeds” shall mean any Net Proceeds other than (i) Excluded Net Proceeds (as defined in the Amendment Agreement) and (ii) any Net Proceeds that constitute Declined Proceeds as a result of any Lender holding Term B-7 Loans declining a Waivable Mandatory Prepayment pursuant to Section 2.11(b).

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Sale” shall mean any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets of the Borrower or any Subsidiary.

“Assignee” shall have the meaning assigned to such term in Section 9.04(b).

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 9.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and reasonably satisfactory to the Borrower.

“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.05(b).

“Auto-Reinstatement Letter of Credit” shall have the meaning assigned to such term in Section 2.05(b).

“Availability Period” shall mean, with respect to the Revolving Facility Commitments under any Revolving Facility, the period from and including the Closing Date (in the case of the Revolving Facility consisting of the Original Maturity Revolving Facility Commitments) or the 2012 Amendment Effective Date (in the case of the Revolving Facility consisting of the Extended Maturity Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity Date with respect to such Revolving Facility and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit under such Revolving Facility, the date of termination in full of the Revolving Facility Commitments under such Revolving Facility.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender under any Revolving Facility at any time, an amount equal to the amount by which (a) the Revolving Facility Commitment under such Revolving Facility of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Credit Exposure under such Revolving Facility of such Revolving Facility Lender at such time.

“B-7 Incremental Amendment” shall mean the Incremental Facility Amendment and Term B-7 Agreement, dated as of June 11, 2014, among Holdings, Caesars Operating Escrow LLC, the Incremental Lenders party thereto, the Administrative Agent (as defined in the 2012 Credit Agreement), the Administrative Agent and, upon the assumption of the Term B-7 Loans pursuant to the terms thereof, the Borrower.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Amount of Term B-7 Loans” shall mean an amount equal to the aggregate principal amount of Term B-7 Loans outstanding on the Amendment Effective Date.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Qualified IPO” shall mean an underwritten public offering of Equity Interests of the Borrower constituting a Qualified IPO.

“Borrowing” shall mean a group of Loans of a single Type in a single currency under a single Facility and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean $10,000,000 except, in the case of Swingline Loans, $500,000.

“Borrowing Multiple” shall mean $1,000,000 except, in the case of Swingline Loans, $100,000.

“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

“Budget” shall have the meaning assigned to such term in Section 5.04(e).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Loans denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” shall mean, for any person in respect of any period, (a) the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events amounts expended or capitalized under Capital Lease Obligations) incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person and (b) Capitalized Software Expenditures.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its subsidiaries.

“Cash Collateralize” shall have the meaning assigned to such term in Section 2.05(g).

“Cash Interest Expense” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of, without duplication, (a) pay in kind Interest Expense or other non-cash Interest Expense (including as a result of the effects of purchase accounting), (b) to the extent included in Interest Expense, the amortization of any debt issuance costs, commissions, financing fees paid by, or on behalf of, the Borrower or any Subsidiary, including such fees paid in connection with the 2008 Transactions, the 2011 Transactions, the 2012 Transactions or the Transactions or upon entering into a Permitted Receivables Financing, and the expensing of any bridge, commitment or other financing fees, including those paid in connection with the 2008 Transactions, the 2011 Transactions, the 2012 Transactions or the Transactions or upon entering into a Permitted Receivables Financing or any amendment of this Agreement and (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements.

A “Change in Control” shall be deemed to occur if:

(a) at any time, a “change of control” (or similar event) shall occur under the Senior Unsecured Notes Indenture, the Interim Loan Agreement, the Senior Notes Indenture or any Permitted Refinancing Indebtedness in respect thereof that constitutes Material Indebtedness; or

(b) any combination of Permitted Holders in the aggregate shall fail to have the power, directly or indirectly, to vote or direct the voting of Equity Interests representing at least a majority of the ordinary voting power for the election of directors of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) at any time prior to a Qualified IPO, (A) any combination of Permitted Holders in the aggregate otherwise have the right, directly or indirectly, to designate a majority of the Board of Directors of the Borrower at such time or (B) any combination of Permitted Holders in the aggregate own, directly or indirectly, a majority of the ordinary voting Equity Interests of the Borrower at such time; provided that the Sponsors have beneficial ownership of more than 50% of the total voting power of the Borrower, or

(ii) at any time upon or after a Qualified IPO, (A) no person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders, shall have acquired beneficial ownership of more than the greater of (x) 35% on a fully diluted basis of the voting Equity Interests of the Borrower and (y) the percentage owned, directly or indirectly, in the aggregate by the Permitted Holders on a fully diluted basis of the voting Equity Interests of the Borrower and (B) during each period of twelve (12) consecutive months, a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower shall be occupied by persons who were either (1) nominated by the Board of Directors of the Borrower or a Permitted Holder, (2) appointed by directors so nominated or (3) appointed by a Permitted Holder.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or L/C Issuer (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or L/C Issuer’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Facility Loans under the Original Maturity Revolving Facility Commitments, Revolving Facility Loans under the Extended Maturity Revolving Facility Commitments, Term B-4-A Loans, Term B-4-B Loans, Term B-5-A Loans, Term B-5-B Loans, Term B-6-A Loans, Term B-6-B Loans, Term B-7 Loans, Incremental Term Loans, Other Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Original Maturity Revolving Facility Commitment, an Extended Maturity Revolving Facility Commitment, an Incremental Revolving Facility Commitment, a Term B-4 Loan Commitment, a Term B-7 Loan Commitment, an Incremental Term Loan Commitment or a Swingline Commitment.

“Closing Date” shall mean January 28, 2008.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.

“Co-Lead Arrangers” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC in their capacities as co-lead arrangers and bookrunners for this Agreement and Macquarie Capital (USA) Inc. in its capacity as joint lead arranger and joint bookrunner for the B-7 Incremental Amendment and the Bank Amendment Agreement (as defined in the B-7 Incremental Amendment).

“Collateral” shall mean all the “Collateral” (or equivalent term) as defined in any Security Document and shall also include the Mortgaged Properties, Mortgaged Vessels and all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to any Security Documents.

“Collateral Agent” shall mean, with respect to references to such term in this Agreement, Credit Suisse AG, Cayman Islands Branch in its capacity as collateral agent for the Secured Parties under this Agreement in accordance with the terms of this Agreement, and with respect to references to such term in the Security Documents, Credit Suisse AG, Cayman Islands Branch in its capacity as collateral agent for the First Lien Secured Parties under the Security Documents in accordance with the terms of the Security Documents, or any successor collateral agent pursuant to any such document; provided that, for the avoidance of doubt, for purposes of Section 8.07 and Section 9.05, references to the Collateral Agent shall include any entity that serves as Collateral Agent under the First Lien Intercreditor Agreement and the Security Documents; provided, further, that with respect to periods prior to the Amendment Effective Date, “Collateral Agent” shall refer to Bank of America, N.A.

“Collateral Agreement” shall mean the Amended and Restated Collateral Agreement, in the form of Exhibit A to the June 2009 Amendment, dated as of the Amendment and Waiver Effective Date, among the Borrower, each Subsidiary Loan Party and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“Collateral Requirement” shall mean the requirement that (in each case subject to Section 5.10(g)):

(a) on the Closing Date, the Collateral Agent shall have received from the Borrower and each Subsidiary Loan Party, a counterpart of the Collateral Agreement duly executed and delivered on behalf of such person;

(b) on the Closing Date, (i) the Collateral Agent shall have received (A) a pledge of all the issued and outstanding Equity Interests of (x) the Borrower owned by Holdings and (y) each Domestic Subsidiary (other than Subsidiaries listed on Schedule 1.01A to the 2008 Credit Agreement) owned on the Closing Date directly by the Borrower or any Subsidiary Loan Party and (B) a pledge of 65% of the outstanding voting Equity Interests and 100% of the outstanding non-voting Equity Interests of each “first tier” Wholly-Owned Foreign Subsidiary directly owned by the Borrower or any Subsidiary Loan Party on the Closing Date (other than Subsidiaries listed on Schedule 1.01A to the 2008 Credit Agreement) and (ii) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) (i) on the Closing Date and at all times thereafter, all Indebtedness of the Borrower and each Subsidiary having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $15.0 million (other than (A) intercompany current liabilities in connection with the cash management operations of the Borrower and its Subsidiaries or (B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to the Borrower or a

Subsidiary Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent), and (ii) the Collateral Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d) in the case of any person that becomes a Subsidiary Loan Party after the Closing Date, subject to Section 5.10(g), the Collateral Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

(e) after the Closing Date, (i) all the outstanding Equity Interests of (A) any person that becomes a Subsidiary Loan Party after the Closing Date and (B) subject to Section 5.10(g), all the Equity Interests that are acquired by the Borrower or a Subsidiary Loan Party after the Closing Date (including, without limitation, the Equity Interests of any Special Purpose Receivables Subsidiary established after the Closing Date), shall have been pledged pursuant to the Collateral Agreement; provided, that in no event shall more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by the Borrower or such Subsidiary Loan Party be pledged to secure the Obligations, and in no event shall any of the issued and outstanding Equity Interests of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of the Borrower or a Subsidiary Loan Party be pledged to secure the Obligations, and (ii) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(f) on the Closing Date and at all times thereafter, except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

(g) on the Closing Date and after the Closing Date (solely to the extent required by Sections 5.10(c), 5.10(d) or 5.11), the Collateral Agent shall have received (i) counterparts of each Mortgage to be entered into with respect to each Mortgaged Property set forth on Schedule 1.01B to the 2008 Credit Agreement and each Mortgaged Property acquired after the Closing Date and mortgaged pursuant to Sections 5.10(c), 5.10(d) and 5.11 duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing and (ii) such other documents including, but not limited to, any consents, agreements and confirmations of third parties, as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property;

(h) on the Closing Date and after the Closing Date (solely to the extent required by Sections 5.10(c) or 5.10(d)), the Collateral Agent shall have received, with respect to each Mortgaged Vessel set forth on Schedule 1.01J to the 2008 Credit Agreement and each Replacement Vessel or Documented Vessel acquired after the Closing Date and mortgaged pursuant to Sections 5.10(c) and 5.10(d), (i) a Ship Mortgage granting to the Collateral Agent for the benefit of the Secured Parties a valid, binding and enforceable first preferred ship mortgage on such Mortgaged Vessel under Chapter 313 of Title 46 of the United States Code subject only to Permitted Liens, executed and delivered by a duly authorized officer of the appropriate Loan Party, in each case, together with an Earnings Assignment and an Insurance Assignment as to such Mortgaged Vessel, together with such certificates, affidavits and instruments as shall be reasonably required in connection with filing or recordation thereof and to grant a Lien on each such Mortgaged Vessel, (ii) an abstract of title and/or certificate of ownership issued by the NVDC evidencing that the Mortgaged Vessel is not subject to any other recorded Liens other than Permitted Liens, and (iii) evidence that the Mortgaged Vessel is insured in accordance with the provisions of its Ship Mortgage and all requirements of its Ship Mortgage in respect of such insurance have been fulfilled (including, without limitation, letters of undertaking from the insurance brokers, confirmations of notices of assignment, notices of cancellation and loss payable clauses reasonably acceptable to the Collateral Agent);

(i) on the Closing Date and after the Closing Date (solely to the extent required by Sections 5.10(c), 5.10(d) or 5.11), the Collateral Agent shall have received (i) a policy or policies or marked-up unconditional binder of title insurance, as applicable, paid for by the Borrower or its Subsidiaries or a Parent Entity, issued by a nationally recognized title insurance company insuring the Lien of each Mortgage to be entered into on the Closing Date or thereafter in accordance with Sections 5.10(c), 5.10(d) and 5.11 as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements (including zoning endorsements where reasonably appropriate and available), coinsurance and reinsurance as the Collateral Agent may reasonably request, and with respect to any such property located in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality in a form reasonably acceptable to the Collateral Agent, and (ii) a survey of each Mortgaged Property (including all improvements, easements and other customary matters thereon reasonably required by the Collateral Agent), as applicable, for which all necessary fees (where applicable) have been paid (such surveys, collectively, the “Surveys”). Such Surveys shall be certified to Borrower, Collateral Agent and the title insurance company, and shall meet minimum standard detail requirements for ALTA/ACSM Land Title Surveys in all material respects and shall be sufficient and satisfactory to the title insurance company so as to enable the title insurance company to issue coverage over all general survey exceptions and to issue all endorsements reasonably requested by Collateral Agent. All such Surveys shall be dated (or redated) not earlier than six months prior to the date of delivery thereof (unless otherwise acceptable to the title insurance company issuing the title insurance);

(j) on the Closing Date and after the Closing Date (solely to the extent required by Sections 5.10(c) or 5.10(d)), the Collateral Agent shall have received a policy or policies or marked-up unconditional binders of title insurance, as applicable, paid for by the Borrower or its Subsidiaries or a Parent Entity, issued by a nationally recognized title insurance company insuring the Lien of each Ship Mortgage to be entered into on the Closing Date or thereafter in accordance with Sections 5.01(c), 5.01(d) and 5.11 as a valid first preferred mortgage Lien on the Mortgaged Vessel described therein within the meaning of Chapter 313 of Title 46 of the United States Code, and, alternatively, as a Lien perfected under the UCC, free of any other Lien except Permitted Liens and any Ship Mortgage, together with such customary endorsements coinsurance and reinsurance as the Collateral Agent may reasonably request;

(k) on the Closing Date, the Collateral Agent shall have received evidence of the insurance required by the terms of this Agreement and the Mortgages;

(l) except as otherwise contemplated by this Agreement or any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and

(m) after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Sections 5.10 and 5.11, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Sections 5.10 and 5.11.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Original Maturity Revolving Facility Commitment, Extended Maturity Revolving Facility Commitment, any Incremental Revolving Facility Commitment, Incremental Term Loan Commitment (including, without limitation, any Term B-4 Loan Commitment and any Term B-7 Loan Commitment) and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Company” shall mean Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), a Delaware corporation.

“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 9.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Consolidated Debt” at any date shall mean the sum of (without duplication) all Indebtedness (other than letters of credit or bank guarantees, to the extent undrawn) consisting of Capital Lease Obligations, Indebtedness for borrowed money and Disqualified Stock of the Borrower and the Subsidiaries determined on a consolidated basis on such date.

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,

(i) any net after tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge (less all fees and expenses relating thereto) including, without limitation, any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of Borrower, Holdings or any Parent Entity, any Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the 2008 Transactions, the 2011 Transactions, the 2012 Transactions, the Transactions and the Post-Closing CMBS Transaction (including any transition-related expenses incurred before, on or after the Closing Date), in each case, shall be excluded,

(ii) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(iii) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower) shall be excluded,

(iv) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Swap Agreements or other derivative instruments shall be excluded,

(v) (A) the Net Income for such period of any person that is not a subsidiary of such person, or is an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof (other than an Unrestricted Subsidiary or a Qualified Non-Recourse Subsidiary of such referent person) in respect of such period and (B) the Net Income for such period shall include any ordinary course dividend, distribution or other payment in cash received from any person in excess of the amounts included in clause (A),

(vi) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(vii) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the 2008 Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(viii) any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, shall be excluded,

(ix) any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,

(x) accruals and reserves that are established or adjusted within twelve months after the Closing Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretations shall be excluded,

(xii) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Swap Agreements for currency exchange risk, shall be excluded,

(xiii) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included,

(xiv) (1) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded, and (2) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period); provided that such amount included in this clause (xiv)(2) shall not exceed in any four quarter period 10% of “property-level EBITDA” of the Borrower and its Subsidiaries on a consolidated basis for such period,

(xv) without duplication, an amount equal to the amount of distributions actually made to any parent or equity holder of such person in respect of such period in accordance with Section 6.06(b)(y) shall be included as though such amounts had been paid as income taxes directly by such person for such period, and

(xvi) non-cash charges for deferred tax asset valuation allowances shall be excluded.

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and the consolidated Subsidiaries without giving effect to any amortization of the amount of intangible assets since the Closing Date, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Covenant Resumption Date” shall have the meaning assigned to such term in the definition of “Covenant Suspension Period.”

“Covenant Suspension Period” shall mean the period commencing on the date of any Qualifying Act of Terrorism and continuing until (and including) the last day of the second full fiscal quarter following the fiscal quarter in which the Qualifying Act of Terrorism occurs; provided, however, that if a separate and distinct Qualifying Act of Terrorism occurs during any Covenant Suspension Period, such Covenant Suspension Period shall continue until (and including) the last day of the second full fiscal quarter following the fiscal quarter in which such subsequent Qualifying Act of Terrorism shall occur. Notwithstanding the foregoing, the Borrower may, in its sole discretion, elect that any Covenant Suspension Period end on any date prior to the date that such Covenant Suspension Period would otherwise end absent such election. The first day following the end of the Covenant Suspension Period is the “Covenant Resumption Date.”

“Credit Event” shall have the meaning assigned to such term in Article IV.

“Credit Suisse” means Credit Suisse AG and its successors.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication (and without duplication of amounts that otherwise increased the amount available for Investments pursuant to Section 6.04):

(a) $400 million, plus:

(b) an amount (which amount shall not be less than zero) equal to 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from January 1, 2008 to the end of the Borrower’s most recently ended fiscal quarter for which internal financial statements are available at such date, plus

(c) the aggregate amount of proceeds received after the Closing Date and prior to such time that would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of clause (x) or (y) of the second proviso thereof (the “Below Threshold Asset Sale Proceeds”), plus

(d) the cumulative amount of proceeds (including cash and the fair market value (as determined in good faith by the Borrower) of property other than cash) from the sale of Equity Interests of Holdings or any Parent Entity after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower and common Equity Interests of the Borrower issued upon conversion of Indebtedness of the Borrower or any Subsidiary owed to a person other than the Borrower or a Subsidiary not previously applied for a purpose other than use in the Cumulative Credit; provided, that this clause (d) shall exclude Permitted Cure Securities and the proceeds thereof, sales of Equity Interests financed as contemplated by Section 6.04(e), proceeds of Equity Interests used to make Investments pursuant to Section 6.04(bb), proceeds of Equity Interests used to make a Restricted Payment in reliance on clause (x) of the proviso to Section 6.06(c) and any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b)(i)(D), plus

(e) 100% of the aggregate amount of contributions to the common capital of the Borrower received in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (d) above), plus

(f) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of Borrower or any Subsidiary thereof issued after the Closing Date (other than Indebtedness issued to a Subsidiary), which has been converted into or exchanged for Equity Interests (other than Disqualified Stock) in the Borrower, Holdings or any Parent Entity, plus

(g) 100% of the aggregate amount received by the Borrower or any Subsidiary in cash (and the fair market value (as determined in good faith by the Borrower) of property other than cash received by the Borrower or any Subsidiary) after the Closing Date from:

(A) the sale (other than to the Borrower or any Subsidiary) of the Equity Interests of an Unrestricted Subsidiary, or

(B) any dividend or other distribution by an Unrestricted Subsidiary, plus

(h) in the event any Unrestricted Subsidiary has been redesignated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Subsidiary, the fair market value (as determined in good faith by the Borrower) of the Investments of the Borrower or any Subsidiary in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), plus

(i) an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Borrower or any Subsidiary in respect of any Investments made pursuant to Section 6.04(j) after the Closing Date prior to such time, minus

(j) any amounts thereof used to make Investments pursuant to Section 6.04(j)(ii) after the Closing Date prior to such time, minus

(k) any amounts thereof used to make Restricted Payments pursuant to Section 6.06(e) after the Closing Date prior to such time, minus

(l) any amounts thereof used to make payments or distributions in respect of Junior Financings pursuant to Section 6.09(b)(i)(F) after the Closing Date prior to such time, minus

(m) an amount equal to (if such amount is a positive number) (1) the sum of (A) investments (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) made after the Closing Date by the Borrower or any Subsidiary Loan Party pursuant to clause (i) of Section 6.04(b) in Subsidiaries that are not Subsidiary Loan Parties, plus (B) net intercompany loans made after the Closing Date by the Borrower or any Subsidiary Loan Party to Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii) of Section 6.04(b), plus (C) Guarantees after the Closing Date by the Borrower or any Subsidiary Loan Party of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii) of Section 6.04(b) minus (2) $1,000,000,000 (plus any return of capital actually received by the respective investors in respect of investments theretofore made by them pursuant to Section 6.04(b)); minus

(n) the amount of dividends paid pursuant to Section 6.06(h) after the Closing Date prior to such time;

provided, however, for purposes of Section 6.06(e), the calculation of the Cumulative Credit shall not include any Below Threshold Asset Sale Proceeds except to the extent they are used as contemplated in clauses (j) and (l) above.

“Cure Amount” shall have the meaning assigned to such term in Section 7.03.

“Cure Right” shall have the meaning assigned to such term in Section 7.03.

“Current Assets” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, the sum of (a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits, and (b) in the event that a Permitted Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the Receivables Assets subject to such Permitted Receivables Financing less (y) collections against the amounts sold pursuant to clause (x).

“Current Liabilities” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, the 2012 Transactions, the 2011 Transactions or the 2008 Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to EBITDA included in clauses (a)(iv) through (a)(vi) of the definition of such term.

“Debt Service” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense of the Borrower and the Subsidiaries for such period plus scheduled principal amortization of Consolidated Debt of the Borrower and the Subsidiaries for such period.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.11(e).

“Deutsche Bank” shall mean Deutsche Bank AG New York Branch and its successors.

“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” means (i) with respect to any Lender (other than its capacity as a Lender with respect to an Extended Maturity Revolving Facility Commitment), any Lender with respect to which a Lender Default is in effect and (ii) with respect to any Lender in its capacity as the provider of an Extended Maturity Revolving Facility Commitment, subject to Section 2.22(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Non-Cash Consideration” shall mean the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Discount Range” shall have the meaning assigned to such term in Section 2.11(g)(ii).

“Discounted Prepayment Option Notice” shall have the meaning assigned to such term in Section 2.11(g)(ii).

“Discounted Voluntary Prepayment” shall have the meaning assigned to such term in Section 2.11(g)(i).

“Discounted Voluntary Prepayment Notice” shall have the meaning assigned to such term in Section 2.11(g)(v).

“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.

“Disqualification” means, with respect to any Lender:

(a) the failure of that person timely to file pursuant to applicable Gaming Laws:

(i) any application requested of that person by any Gaming Authority in connection with any licensing required of that person as a lender to the Borrower; or

(ii) any required application or other papers in connection with determination of the suitability of that person as a lender to the Borrower;

(b) the withdrawal by that person (except where requested or permitted by the Gaming Authority) of any such application or other required papers;

(c) any finding by a Gaming Authority that there is reasonable cause to believe that such person may be found unqualified or unsuitable; or

(d) any final determination by a Gaming Authority pursuant to applicable Gaming Laws:

(i) that such person is “unsuitable” as a lender to the Borrower;

(ii) that such person shall be “disqualified” as a lender to the Borrower; or

(iii) denying the issuance to that person of any license or other approval required under applicable Gaming Laws to be held by all lenders to the Borrower.

“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof

(other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is ninety-one (91) days after the earlier of (x) the latest Term Facility Maturity Date in effect on the date of issuance and (y) the date on which the Loans and all other Obligations that are accrued and payable are repaid in full and the Commitments are terminated; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Documentation Agents” shall mean Citicorp North America, Inc., Credit Suisse, Cayman Islands Branch and Deutsche Bank AG New York Branch.

“Documented Vessel” shall mean any Vessel which has a current and valid certificate of documentation issued by the NVDC or which is required by 46 C.F.R. § 67.7 to be documented as a vessel of the United States with the NVDC.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Earnings Assignment” shall mean, with respect to each Mortgaged Vessel, an Assignment of Earnings, Charterparties and Requisition Compensation substantially in the form of Exhibit E-3 to the 2008 Credit Agreement (with such changes as are reasonably consented to by the Collateral Agent to account for local law matters) made by the applicable Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

“EBITDA” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xi) of this clause (a) otherwise reduced such Consolidated Net Income for the respective period for which EBITDA is being determined):

(i) provision for Taxes based on income, profits or capital of the Borrower and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),

(ii) Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Capital Stock and (y) costs of surety bonds in connection with financing activities) of the Borrower and the Subsidiaries for such period (net of interest income of the Borrower and its Subsidiaries for such period),

(iii) depreciation and amortization expenses of the Borrower and the Subsidiaries for such period including, without limitation, the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,

(iv) any expenses or charges (other than depreciation or amortization expense as described in the preceding clause (iii)) related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (w) such fees, expenses or charges related to the offering of the Senior Unsecured Notes, the Senior Notes, the Interim Loan Facility and the Obligations, (x) any amendment or other modification of the Obligations or other Indebtedness, (y) any “additional interest” with respect to the Senior Unsecured Notes or the Senior Notes and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing,

(v) business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closure, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges),

(vi) any other non-cash charges; provided, that, for purposes of this subclause (vi) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),

(vii) the amount of management, consulting, monitoring, transaction and advisory fees and related expenses paid to any Sponsor (or any accruals related to such fees and related expenses) during such period; provided, that such amount shall not exceed in any four quarter period the sum of (i) the greater of $30.0 million and 1.0% of EBITDA for such four quarter period, plus (ii) the amount of deferred fees (to the extent such fees would otherwise have been permitted to be included in clause (i) if paid, but were not included in such clause (i)), plus (iii) 1.0% of the value of transactions permitted hereunder and entered into by the Borrower or any of the Subsidiaries with respect to which any Sponsor provides any of the aforementioned types of services,

(viii) the amount of loss on sale of receivables and related assets to a Special Purpose Receivables Subsidiary in connection with a Permitted Receivables Financing,

(ix) any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary Loan Party solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit,

(x) any deductions (less any additions) attributable to minority interests except, in each case, to the extent of cash paid or received, and

(xi) Pre-Opening Expenses,

minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDA is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period).

For purposes of determining EBITDA under this Agreement, EBITDA for the fiscal quarter ended September 30, 2007 shall be deemed to be $580.0 million, EBITDA for the fiscal quarter ended June 30, 2007 shall be deemed to be $518.0 million, EBITDA for the fiscal quarter ended March 31, 2007 shall be deemed to be $509.0 million, and EBITDA for the fiscal quarter ended December 31, 2006 shall be deemed to be $416.0 million.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the environment or Hazardous Materials).

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any Reportable Event or the requirements of Section 4043(b) of ERISA apply with respect to a Plan; (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (e) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the impending imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; or (i) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan” shall mean any Eurocurrency Term Loan or Eurocurrency Revolving Loan.

“Eurocurrency Rate” means, for any Interest Period with respect to a Eurocurrency Loan, the rate per annum equal to the Intercontinental Exchange Benchmark Administration Ltd. LIBOR (“ICE LIBOR”), as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurocurrency Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by Credit Suisse and with a term equivalent to such Interest Period would be offered by the Credit Suisse’s London Branch (or other Credit Suisse branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurocurrency Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurocurrency Revolving Loans.

“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Eurocurrency Rate in accordance with the provisions of Article II.

“Eurocurrency Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the Eurocurrency Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Excess Cash Flow Period, EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Excess Cash Flow Period, minus, without duplication,

(a) Debt Service for such Excess Cash Flow Period,

(b) the amount of any voluntary prepayment permitted hereunder of term Indebtedness during such Excess Cash Flow Period (other than any voluntary prepayment of the Loans, which shall be the subject of Section 2.11(c)), so long as the amount of such prepayment is not already reflected in Debt Service,

(c) (i) Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period that are paid in cash (to the extent permitted under this Agreement) and (ii) the aggregate consideration paid in cash during the Excess Cash Flow Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder less any amounts received in respect thereof as a return of capital,

(d) Capital Expenditures or Permitted Business Acquisitions that the Borrower or any Subsidiary shall, during such Excess Cash Flow Period, become obligated to make in cash but that are not made during such Excess Cash Flow Period (to the extent permitted under this Agreement); provided, that (i) the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and the delivery of the related equipment or Permitted Business Acquisitions will be made in cash in the following Excess Cash Flow Period, and (ii) any amount so deducted shall not be deducted again in a subsequent Excess Cash Flow Period,

(e) Taxes paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period; provided, that with respect to any such amounts to be paid after the close of such Excess Cash Flow Period, (i) any amount so deducted shall not be deducted again in a subsequent Excess Cash Flow Period, and (ii) appropriate reserves shall have been established in accordance with GAAP,

(f) an amount equal to any increase in Working Capital of the Borrower and its Subsidiaries for such Excess Cash Flow Period,

(g) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of EBITDA or Interest Expense,

(h) permitted Restricted Payments made in cash by the Borrower during such Excess Cash Flow Period and permitted Restricted Payments made by any Subsidiary to any person other than the Borrower or any of the Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06 (other than Section 6.06(e), except to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower or any Subsidiary),

(i) amounts paid in cash during such Excess Cash Flow Period on account of (A) items that were accounted for as non-cash reductions of Net Income in determining Consolidated Net Income or as non-cash reductions of Consolidated Net Income in determining EBITDA of the Borrower and its Subsidiaries in a prior Excess Cash Flow Period and (B) reserves or accruals established in purchase accounting,

(j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith, and

(k) the amount related to items that were added to or not deducted from Net Income in calculating Consolidated Net Income or were added to or not deducted from Consolidated Net Income in calculating EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior Excess Cash Flow Period), or an accrual for a cash payment, by the Borrower and its Subsidiaries or did not represent cash received by the Borrower and its Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period, plus, without duplication,

(l) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period,

(m) all amounts referred to in clauses (b), (c) and (d) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (including Capital Lease Obligations and purchase money Indebtedness, but excluding, solely as relating to Capital Expenditures, proceeds of Revolving Facility Loans), the sale or issuance of any Equity Interests (including any capital contributions) and any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

(n) to the extent any permitted Capital Expenditures referred to in clause (d) above and the delivery of the related equipment do not occur in the following Excess Cash Flow Period of the Borrower specified in the certificate of the Borrower provided pursuant to clause (d) above, the amount of such Capital Expenditures or Permitted Business Acquisitions that were not so made in such following Excess Cash Flow Period,

(o) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent (i) not included in the computation of EBITDA or (ii) such payments do not reduce Cash Interest Expense,

(p) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(b)),

(q) to the extent deducted in the computation of EBITDA, cash interest income, and

(r) the amount related to items that were deducted from or not added to Net Income in connection with calculating Consolidated Net Income or were deducted from or not added to Consolidated Net Income in calculating EBITDA to the extent either (i) such items represented cash received by the Borrower or any Subsidiary or (ii) such items do not represent cash paid by the Borrower or any Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period.

“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on December 31, 2009.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of Section 6.01.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income taxes imposed on (or measured by) its net income (or franchise taxes imposed in lieu of net income taxes) by the United States of America (or any state or locality thereof) or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or any other jurisdiction as a result of such recipient engaging in a trade or business in such jurisdiction for tax purposes (other than a trade or business deemed to arise by virtue of entering into this Agreement, any other Loan Document or any of the transactions contemplated under such documents), (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above, and (c) in the case of a Lender making a Loan to the Borrower, any withholding tax (including any backup withholding tax) imposed by the United States federal government (or a jurisdiction as a result of such Lender being organized or having its principal office or applicable lending office in such jurisdiction or as a result of such Lender engaging in a trade or business in such jurisdiction for tax purposes (other than a trade or business deemed to arise by virtue of entering into this Agreement, any other Loan Document or any of the transactions contemplated under such documents)) that (x) is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to such Loan to the Borrower (or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding tax pursuant to Section 2.17(a) or Section 2.17(c)) or (y) is attributable to such Lender’s failure to comply with Section 2.17(e) or Section 2.17(f) with respect to such Loan.

“Existing Letters of Credit” means those letters of credit issued and outstanding as of the Closing Date and set forth on Schedule 1.01C to the 2008 Credit Agreement.

“Extended Maturity Revolving Facility Commitment” shall mean the Revolving Facility Commitments held by each Revolving Facility Lender immediately prior to the 2012 Amendment Effective Date that were converted into Extended Maturity Revolving Facility Commitments pursuant to Section 2.01(c) of the 2012 Credit Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.01(b) or Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased or provided under Section 2.21. The aggregate amount of the Extended Maturity Revolving Facility Commitments as of (and immediately after giving effect to) the 2012 Amendment Effective Date (and after giving effect to the reduction in the Extended Maturity Revolving Facility Commitments that occurred on the 2012 Amendment Effective Date pursuant to the 2012 Amendment Agreement) was $25.0 million.

“Extended Maturity Revolving Facility Amount” means with respect to any Lender, the amount, if any, of such Lender’s Original Maturity Revolving Facility Commitment that such Lender indicated on its signature page to the 2012 Amendment Agreement that such Lender elected to convert to an Extended Maturity Revolving Facility Commitment.

“Extended Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.21(e).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(e).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(e).

“Extension” shall have the meaning assigned to such term in Section 2.21(e).

“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the date of this Agreement there are nine Facilities, i.e., the Term B-4-A Facility, the Term B-4-B Facility, the Term B-5-A Facility, the Term B-5-B Facility, the Term B-6-A Facility, the Term B-6-B Facility, the Term B-7 Facility, the Revolving Facility consisting of the Original Maturity Revolving Facility Commitments and the extensions of credit thereunder and the Revolving Facility consisting of the Extended Maturity Revolving Facility Commitments and the extensions of credit thereunder, and thereafter, may include any Incremental Term Facility and any Revolving Facility consisting of Incremental Revolving Facility Commitments.

“February 2013 Amendment” shall mean the Amendment, dated as of February 6, 2013, to the Agreement, as amended and supplemented to the February 2013 Amendment Effective Date (without giving effect to the February 2013 Amendment).

“February 2013 Amendment Effective Date” shall mean the first date on which each of the conditions set forth in Section 4.1 of the February 2013 Amendment have been satisfied or waived.

“February 2013 Extended Maturity Revolving Facility Commitments” shall mean the Extended Maturity Revolving Facility Commitments established pursuant to the February 2013 Amendment.

“February 2013 First Lien Notes” shall mean $1,500,000,000 in aggregate principal amount of the Borrower’s 9% Senior Secured Notes due 2020 having terms substantially as set forth in the February 2013 First Lien Notes Offering Memorandum issued pursuant to the February 2013 First Lien Notes Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the February 2013 First Lien Notes and the related registration rights agreement with substantially identical terms as the February 2013 First Lien Notes.

“February 2013 First Lien Notes Indenture” shall mean the Indenture, dated August 22, 2012, among Holdings, the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof.

“February 2013 First Lien Notes Offering Memorandum” shall mean the offering memorandum, dated February 4, 2013, in respect of the February 2013 First Lien Notes.

“Federal Funds Rate” shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Credit Suisse on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean that certain Fee Letter dated December 19, 2006, as amended, by and among Hamlet Holdings LLC and Bank of America, N.A., Banc of America Bridge LLC, Banc of

America Securities LLC, Citigroup Global Markets Inc., Credit Suisse, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Fees” shall mean the Commitment Fees, the L/C Participation Fees, the L/C Issuer Fees and the Administrative Agent Fees.

“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

“Financial Performance Covenant” shall mean the covenant of the Borrower set forth in Section 6.10.

“First Lien Available Amount” shall mean, at any time, the excess, if any, of (a) the sum of (i) $229.0 million and (ii) the Reduced Revolver Amount available at such time, over (b) the aggregate principal amount of Indebtedness incurred and outstanding at such time pursuant to Section 6.01(ee), Section 6.01(ff) or Section 2.21, in each case, utilizing the First Lien Available Amount.

“First Lien Intercreditor Agreement” shall mean the Intercreditor Agreement substantially in the form of Exhibit H to the 2008 Credit Agreement among the Administrative Agent, the Collateral Agent and the representatives for purposes thereof for any Other First Lien Secured Parties, as the same may be amended, supplemented, restated, modified or waived from time to time in accordance with the terms thereof.

“First Lien Net Proceeds” shall mean (x) in the case of the Initial First Lien Notes, $1,064.0 million and (y) in all other cases, 100% (or 90% in the case of First Lien Refinancing Notes secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations) of the cash proceeds from the incurrence, issuance or sale by the Borrower of First Lien Refinancing Notes or Refinancing Term Loans (other than Refinancing Term Loans incurred to refinance or replace a Revolving Facility Commitment pursuant to Section 2.21(j)), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“First Lien Net Proceeds Acceptance Date” shall have the meaning assigned to such term in Section 2.11(h)(ii).

“First Lien Net Proceeds Lender Participation Notice” shall have the meaning assigned to such term in Section 2.11(h)(iii).

“First Lien Net Proceeds Offered Term Loans” shall have the meaning assigned to such term in Section 2.11(h)(iii).

“First Lien Net Proceeds Prepayment Offer” shall mean an offer to prepay Term B-4-A Loans, Term B-4-B Loans and/or Term B-7 Loans made in accordance with the provisions of subclauses (ii), (iii), (iv) and (vi) of Section 2.11(h).

“First Lien Net Proceeds Prepayment Offer Amount” shall have the meaning assigned to such term in Section 2.11(h)(ii).

“First Lien Net Proceeds Prepayment Offer Date” shall have the meaning assigned to such term in Section 2.11(h)(iv).

“First Lien Net Proceeds Prepayment Offer Notice” shall have the meaning assigned to such term in Section 2.11(h)(ii).

“First Lien Notes” shall mean (i) the Initial First Lien Notes, (ii) the New First Lien Notes, (iii) the February 2013 First Lien Notes, (iv) any Future First Lien Notes and (v) Permitted Refinancing Indebtedness in respect of any of the foregoing.

“First Lien Obligations” shall mean the Obligations and the Other First Lien Obligations.

“First Lien Refinancing Notes” shall mean the Initial First Lien Notes and any Future First Lien Notes incurred pursuant to Section 6.01(dd).

“First Lien Secured Parties” shall mean the Secured Parties and the Other First Lien Secured Parties.

“Foreign Lender” shall mean any Lender that is not a “U.S. Person” as defined by Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender under any Revolving Facility, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations under such Revolving Facility other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans under such Revolving Facility other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Future First Lien Notes” shall mean senior secured loans or notes of the Borrower (which notes or loans may either be secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations or may be secured by a Lien ranking junior to the Lien on the Collateral securing the Obligations) incurred after the 2012 Amendment Effective Date (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the latest Term B Facility Maturity Date in effect on the date of incurrence (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those set forth in the Initial First Lien Notes Indenture; provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, and (c) of which no Subsidiary of the Borrower is a borrower or guarantor other than any

Subsidiary Loan Party which shall have previously or substantially concurrently Guaranteed the Obligations. Notes issued by the Borrower in exchange for any Future First Lien Notes in accordance with the terms of a registration rights agreement entered into in connection with the issuance of such Future First Lien Notes shall also be considered Future First Lien Notes.

“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02; provided that any reference to the application of GAAP in Sections 3.13(b), 3.20, 5.03, 5.07 and 6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.

“Gaming Authority” means, in any jurisdiction in which the Borrower or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after the Closing Date have, jurisdiction over the gaming activities at the Property or any successor to such authority or (b) is, or may at any time after the Closing Date be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws” means all applicable constitutions, treaties, laws, rates, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or activities of the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, the term “Guarantee” shall not include endorsements for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Guaranty and Pledge Agreement” shall mean the Guaranty and Pledge Agreement, in the form of Exhibit C to the Amendment Agreement, dated as of the Amendment Effective Date, between Holdings and the Collateral Agent, as amended, supplemented or otherwise modified from time to time.

“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Honor Date” shall have the meaning assigned to such term in Section 2.05(c)(i).

“Immaterial Subsidiary” shall mean any subsidiary that (a) did not, as of the last day of the fiscal quarter of the Borrower most recently ended, have assets with a value in excess of 1.0% of the Consolidated Total Assets or revenues representing in excess of 1.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of the Borrower most recently ended, did not have assets with a value in excess of 5.0% of Consolidated Total Assets or revenues representing in excess of 5.0% of total revenues of the Borrower and the Subsidiaries on a consolidated basis as of such date.

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.21(a).

“Incremental Amount” shall mean, at any time, the sum of (1) the excess, if any, of (a) $500,000,000 over (b) the sum of (x) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Facility Commitments established after the Amendment Effective Date and prior to such time pursuant to Section 2.21 (other than Incremental Term Loan Commitments and Incremental Revolving Facility Commitments in respect of Refinancing Term Loans, Extended Term Loans, Extended Revolving Facility Commitments, or Replacement Revolving Facility Commitments) plus (y) the principal amount of Indebtedness incurred pursuant to Section 6.01(ee) after the Amendment Effective Date plus (2) an additional amount that could be incurred at any time such that the aggregate principal amount of Term Loans, Revolving Facility Commitments and First Lien Notes outstanding immediately after giving effect to the incurrence of any Incremental Term Loans or Incremental Revolving Facility Commitments and First Lien Notes and the use of proceeds thereof shall not be greater than the sum of (i) the aggregate principal amount of Term Loans, Revolving Facility Commitments and First Lien Notes outstanding immediately prior to such incurrence, (ii) the First Lien Available Amount available at such time and (iii) the Refinancing Amount in connection with such incurrence.

“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among the Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders entered into pursuant to Section 2.21.

“Incremental Revolving Facility Commitment” shall mean any increased or incremental Revolving Facility Commitment provided pursuant to Section 2.21.

“Incremental Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or an outstanding Revolving Facility Loan as a result of an Incremental Revolving Facility Commitment.

“Incremental Term Borrowing” shall mean a Borrowing comprised of Incremental Term Loans.

“Incremental Term Facility” shall mean the Incremental Term Loan Commitments and the Incremental Term Loans made hereunder.

“Incremental Term Facility Maturity Date” shall mean, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the maturity date for such series or tranche as set forth in such Incremental Assumption Agreement.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.21, to make Incremental Term Loans to the Borrower.

“Incremental Term Loan Installment Date” shall have, with respect to any series or tranche of Incremental Term Loans established pursuant to an Incremental Assumption Agreement, the meaning assigned to such term in Section 2.10(a)(viii).

“Incremental Term Loans” shall mean Term Loans made by one or more Lenders to the Borrower pursuant to Section 2.01(e). Incremental Term Loans may be made in the form of additional Term B-6-B Loans or Term B-7 Loans or, to the extent permitted by Section 2.21 and provided for in the relevant Incremental Assumption Agreement, Other Term Loans.

“Indebtedness” of any person shall mean, if and to the extent (other than with respect to clause (h) below) the same would constitute indebtedness or a liability in accordance with GAAP, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP, (d) all Capital Lease Obligations of such person, (e) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (f) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (g) the principal component of all obligations of such person in respect of bankers’ acceptances, (h) all Guarantees by such person of Indebtedness described in clauses (a) to (g) above and (i) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided, that Indebtedness shall not include (A) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof. To the extent not otherwise included, Indebtedness shall include the amount of any Receivables Net Investment.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Ineligible Institution” shall mean the persons identified in writing to the Arrangers (as defined in the 2008 Credit Agreement) by the Borrower on or prior to the Closing Date, and as may be identified in writing to the Administrative Agent by the Borrower from time to time thereafter, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), by delivery of a notice thereof to the Administrative Agent setting forth such person or persons (or the person or persons previously identified to the Administrative Agent that are to be no longer considered “Ineligible Institutions”).

“Information” shall have the meaning assigned to such term in Section 3.14(a).

“Information Memorandum” shall mean the Confidential Information Memorandum dated January, 2008, as modified or supplemented prior to the Closing Date.

“Initial First Lien Net Proceeds” shall mean First Lien Net Proceeds derived from the proceeds from the incurrence, issuance or sale of Initial First Lien Notes.

“Initial First Lien Notes” shall mean the $1,375,000,000 in aggregate principal amount of the Borrower’s Senior Secured Notes due 2017 having terms substantially as set forth in the Initial First Lien Notes Offering Memorandum issued pursuant to the Initial First Lien Notes Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the Initial First Lien Notes and the related registration rights agreement with substantially identical terms as the Initial First Lien Notes.

“Initial First Lien Notes Indenture” shall mean the Indenture dated June 10, 2009 under which the Initial First Lien Notes will be issued, among Holdings, the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Initial First Lien Notes Offering Memorandum” shall mean the offering memorandum, dated May 27, 2009, in respect of the Initial First Lien Notes.

“Initial Incremental Effective Date” shall have the meaning assigned to such term in the B-7 Incremental Amendment.

“Insurance Assignment” shall mean, with respect to each Mortgaged Vessel, an Assignment of Insurances substantially in the form of Exhibit E-4 to the 2008 Credit Agreement (with such changes as are reasonably consented to by the Collateral Agent to account for local law matters) made by the applicable Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time.

“Intellectual Property Right” shall have the meaning assigned to such term in Section 3.22.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, Citibank, N.A., as agent under the Interim Loan Facility, the Borrower, the Subsidiary Loan Parties and each Additional Contributing Agent (as defined therein) from time to time party thereto, as in effect on the Closing Date and as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Term Borrowing or Revolving Facility Borrowing in accordance with Section 2.07.

“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, (b) capitalized interest of such person, and (c) commissions, discounts, yield and other fees and charges incurred in connection with any Permitted Receivables Financing which are payable to any person other than the Borrower or a Subsidiary Loan Party. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Swap Agreements, and interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Interest Payment Date” means, (a) as to any Loan other than an ABR Loan, the last day of each Interest Period applicable to such Loan and the scheduled maturity date of such Loan; provided, however, that if any Interest Period for a Eurocurrency Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December and the scheduled maturity date of such Loan.

“Interest Period” means, as to each Eurocurrency Loan, the period commencing on the date such Eurocurrency Loan is disbursed or converted to or continued as a Eurocurrency Loan and ending on the date one, two, three or six months (or twelve months if agreed to by each applicable Lender or such period of shorter than one month as may be consented to by the Administrative Agent) thereafter, as selected by the Borrower; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period for any Loan shall extend beyond the maturity date of such Loan.

Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Interim Facility Loan Documents” shall mean the Loan Documents (as defined in the Interim Loan Agreement).

“Interim Loan Agreement” shall mean that certain Senior Unsecured Interim Loan Agreement, dated as of January 28, 2008, among the Borrower, Citibank, N.A., as administrative agent, and the other parties thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Interim Loan Facility” shall mean the term loan facilities under the Interim Loan Agreement.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary or any Real Estate Revolver Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“June 2009 Amendment” shall mean the Amendment and Waiver, dated as of June 3, 2009, to the 2008 Credit Agreement.

“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b).

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Facility Percentage under the applicable Revolving Facility. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as an ABR Revolving Loan. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” shall mean Bank of America (with respect to Letters of Credit outstanding on the Amendment Effective Date), Credit Suisse and Citicorp North America, Inc. and each other L/C Issuer designated pursuant to Section 2.05(k), in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 8.06; provided that, in the case of any Existing Letter of Credit, the L/C Issuer with respect thereto shall be as is indicated on Schedule 1.01C to the 2008 Credit Agreement. An L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such L/C Issuer, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In the event that there is more than one L/C Issuer at any time, references herein and in the other Loan Documents to the L/C Issuer shall be deemed to refer to the L/C Issuer in respect of the applicable Letter of Credit or to all L/C Issuers, as the context requires.

“L/C Issuer Fees” shall have the meaning assigned to such term in Section 2.12(b).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participation Fee” shall have the meaning assigned such term in Section 2.12(b).

“Lender” shall mean each financial institution listed on Schedule 2.01 to the 2008 Credit Agreement (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21.

“Lender Default” shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to acquire participations in a Swingline Loan pursuant to Section 2.04(c) or to fund its portion of any unreimbursed payment under Section 2.05(c), or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.04, 2.05 or 2.06.

“lending office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.

“Lender Participation Notice” shall have the meaning assigned to such term in Section 2.11(g)(iii).

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Commitment” shall mean, with respect to each L/C Issuer, the commitment of such L/C Issuer to issue Letters of Credit pursuant to Section 2.05.

“Letter of Credit Expiration Date” means, with respect to any Revolving Facility, the day that is five days prior to the Revolving Facility Maturity Date for such Revolving Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of the then effective amount of the aggregate Revolving Facility Commitments and $400,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility Commitments.

“License Revocation” means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor, conservator or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Authority covering any casino or gaming facility of the Borrower or any of its Subsidiaries.

“Lien” shall mean, with respect to any asset, (a) any mortgage, preferred mortgage, deed of trust, lien, notice of claim of lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Liquor Authorities” means, in any jurisdiction in which the Borrower or any of its Subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws” means the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Borrower or any of its Subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Loan Documents” shall mean this Agreement, the Amendment Agreement, the Letters of Credit, each Issuer Document, the Security Documents, the B-7 Incremental Amendment and any Note issued under Section 2.09(e), and solely for the purposes of Section 7.01 hereof, the Fee Letter; provided that for purposes of the expense reimbursement and indemnity provisions in Section 8.07 and Section 9.05 only, the First Lien Intercreditor Agreement and any agreements governing any First Lien Notes shall be deemed to be “Loan Documents.”

“Loan Parties” shall mean Holdings (prior to a Borrower Qualified IPO), the Borrower and the Subsidiary Loan Parties.

“Loans” shall mean the Term B-5-A Loans, the Term B-5-B Loans, Term B-6-A Loans, the Term B-6-B Loans, the Incremental Term Loans (including, without limitation, Term B-4-A Loans, the Term B-4-B Loans and the Term B-7 Loans), the Revolving Facility Loans and the Swingline Loans.

“Local Time” shall mean Las Vegas, Nevada local time (daylight or standard, as applicable).

“Majority Lenders” of any Facility shall mean, at any time, Lenders under such Facility having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding under such Facility and unused Commitments under such Facility at such time.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of Holdings, the Borrower and their Subsidiaries, as the case may be, on the Closing Date together with (x) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Borrower or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (y) executive officers and other management personnel of the Borrower, Holdings and their Subsidiaries, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.

“Management Termination Fee” shall have the meaning specified in Section 6.07(b)(xiv).

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01I to the 2008 Credit Agreement.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, operations or condition of the Borrower and its Subsidiaries, taken as a whole, or the validity and enforceability of any of the material Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

“Material Disruption” shall have the meaning assigned to such term in the definition of “Qualifying Act of Terrorism.”

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Subsidiary in an aggregate principal amount exceeding $150 million.

“Material Subsidiary” shall mean any Subsidiary other than Immaterial Subsidiaries.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean the Owned Real Properties owned by the Borrower or any Subsidiary Loan Party that are set forth on Schedule 1.01B to the 2008 Credit Agreement and each additional Owned Real Property encumbered by a Mortgage or Additional Mortgage pursuant to Sections 5.10(c)(i), 5.10(d) or Section 5.11.

“Mortgaged Vessel” shall mean (a) each Documented Vessel listed on Schedule 1.01J to the 2008 Credit Agreement and (b) each additional Documented Vessel or Replacement Vessel, if any, encumbered by a Ship Mortgage pursuant to
Sections 5.10(c)(ii) or 5.10(d).

“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, substantially, in the case of mortgages, in the form of Exhibit E-1 to the 2008 Credit Agreement (with such changes as are reasonably consented to by the Collateral Agent to account for local law matters), as amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale (other than those pursuant to Section 6.05(a), (b), (c), (d) (except as contemplated by clause (b)(ii) of the proviso to Section 6.03), (e), (f), (h), (i), (j), (k), (n), (o) or (p)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder (other than pursuant to the Loan Documents) on such asset, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by the Borrower or any of the Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction); provided, that, if the Borrower shall deliver a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower and the Subsidiaries or to make investments in Permitted Business Acquisitions (to “Reinvest”), in each case within 18 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 18 months of such receipt, so used or contractually committed to be so used (it being understood that if any portion of such proceeds are not so used within such 18-month period but within such 18-month period are contractually committed to be used, then upon the termination of such contract, such remaining portion if not so used by such time shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso); provided, further, that, with respect to any Applicable Net Proceeds, the Borrower’s right to Reinvest will be subject to the Net Proceeds Adjustment; provided, further, that (x) no net cash proceeds calculated in accordance with the foregoing realized in any fiscal year shall constitute Net Proceeds in such fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $50.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Proceeds) and (y) in any event, no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such net cash proceeds shall exceed $20.0 million; and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary Loan Party of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

“Net Proceeds Adjustment” shall mean the limitation that:

(i) at any time that the aggregate principal amount of outstanding Term B-7 Loans is greater than 50% of the Base Amount of Term B-7 Loans, the maximum amount of net cash proceeds realized in a single transaction or series of related transactions that may be Reinvested in the three (3) month period immediately following receipt of such net cash proceeds shall be $50.0 million; and

(ii) at any time that the aggregate principal amount of outstanding Term B-7 Loans is greater than $0 and less than or equal to 50% of the Base Amount of Term B-7 Loans, the maximum amount of net cash proceeds realized in a single transaction or series of related transactions that may be Reinvested in the six (6) month period immediately following receipt of such net cash proceeds shall be $100.0 million.

“New First Lien Notes” shall mean the $1,250,000,000 in aggregate principal amount of the Borrower’s 8 1⁄2% Senior Secured Notes due 2020 having terms substantially as set forth in the New First Lien Notes Offering Memorandum issued pursuant to the New First Lien Notes Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the New First Lien Notes and the related registration rights agreement.

“New First Lien Notes Indenture” shall mean the Indenture dated February 14, 2012 under which the New First Lien Notes will be issued, among Holdings, the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“New First Lien Notes Offering Memorandum” shall mean the offering memorandum, dated February 9, 2012, in respect of the New First Lien Notes.

“New Project” means each capital project which is either a new project or a new feature at an existing project owned by the Borrower or its Subsidiaries which receives a certificate of completion or occupancy and all relevant licenses, and in fact commences operations.

“New York Courts” shall have the meaning assigned to such term in Section 9.15.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.05(b).

“Non-Reinstatement Deadline” shall have the meaning assigned to such term in Section 2.05(b).

“Note” shall have the meaning assigned to such term in Section 2.09(e).

“NVDC” shall mean the United States Coast Guard’s National Vessel Documentation Center in Falling Waters, West Virginia.

“Obligations” shall mean the “Loan Document Obligations” as defined in the Collateral Agreement, including any interest accruing after commencement of any bankruptcy or insolvency proceeding with respect to any Loan Party whether or not allowed in such proceeding.

“Offered Loans” shall have the meaning assigned to such term in Section 2.11(g)(iii).

“Operations Management Agreement” means each of the real estate management agreements and any other operating management agreement entered into by the Borrower or any of its Subsidiaries with the Company or with any other direct or indirect subsidiary of the Company, including, without limitation, any Real Estate Subsidiary and any and all modifications thereto, substitutions therefore and replacements thereof so long as such modifications, substitutions and replacements are not materially less favorable, taken as a whole, to the Company and the Subsidiaries than the terms of such agreements as in effect on the Closing Date.

“Original Maturity Revolving Facility Commitment” shall mean the Revolving Facility Commitments held by each Revolving Facility Lender immediately prior to the 2012 Amendment Effective Date until such time as such Revolving Facility Commitments were converted into Extended Maturity Revolving Facility Commitments pursuant to Section 2.01(c) of the 2012 Credit Agreement or reduced in connection with the conversion to Term B-6 Loans pursuant to Section 2.01(b) of the 2012 Credit Agreement, as such commitments may be (a) reduced from time to time pursuant to Section 2.08 or (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04. The initial amount of each Lender’s Revolving Facility Commitment in effect immediately prior to the 2012 Amendment Effective Date is set forth on Schedule 2.01 to the 2008 Credit Agreement, or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Revolving Facility Commitment (or Incremental Revolving Facility Commitment), as applicable. The aggregate amount of the Original Maturity Revolving Facility Commitments as of (and immediately after giving effect to) the 2012 Amendment Effective Date (after giving effect to the reduction in the Original Maturity Revolving Facility Commitments on the 2012 Amendment Effective Date pursuant to the 2012 Amendment Agreement) was $1,145,178,105.46.

“Original Revolving Facility Maturity Date” shall mean January 28, 2014.

“Other First Lien Obligations” shall mean the “Other First Lien Obligations” as defined in the Collateral Agreement, including any interest accruing after commencement of any bankruptcy or insolvency proceeding with respect to any holder of Other First Lien Obligations whether or not allowed in such proceeding.

“Other First Lien Secured Parties” shall mean the “Other First Lien Secured Parties” as defined in the Collateral Agreement.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto (but not Excluded Taxes).

“Other Term Loans” shall have the meaning assigned to such term in Section 2.21(a).

“Outstanding Amount” means (i) with respect to any Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date; (ii) with respect to Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swingline Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(w).

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swingline Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Credit Suisse in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Owned Real Property” means each parcel of Real Property that is owned in fee by the Borrower or any Subsidiary Loan Party that has an individual fair market value (as determined by the Borrower in good faith) of at least $15.0 million (provided that such $15.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property); provided that, with respect to any Real Property that is partially owned in fee and partially leased by the Borrower or any Subsidiary Loan Party, Owned Real Property will include only that portion of such Real Property that is owned in fee and only if (i) such portion that is owned in fee has an individual fair market value (as determined by the Borrower in good faith) of at least $15.0 million (provided that such $15.0 million threshold shall not be applicable in the case of Real Property that is integrally related to the ownership or operation of a Mortgaged Property or otherwise necessary for such Mortgaged Property to be in compliance with all requirements of law applicable to such Mortgaged Property) and (ii) a mortgage in favor of the Collateral Agent (for the benefit of the Secured Parties) is permitted on such portion of Real Property owned in fee by applicable law and by the terms of any lease, or other applicable document governing any leased portion of such Real Property.

“Parent Entity” means any direct or indirect parent of Holdings.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(c)(ii).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Act” shall mean the Pension Protection Act of 2006, as amended.

“Perfection Certificate” shall mean the Perfection Certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent.

“Permitted Business Acquisition” shall mean any acquisition of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) in, or merger, consolidation or amalgamation with, a person or division or line of business of a person (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition), if immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with applicable laws; (iii) with respect to any such acquisition or investment with a fair market value (as determined in good faith by the Borrower) in excess of $100 million, after giving effect to such acquisition or investment and any related transactions, the Borrower shall be in Pro

Forma Compliance; (iv) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by Section 6.01; (v) to the extent required by Section 5.10, any person acquired in such acquisition, if acquired by the Borrower or a Subsidiary Loan Party, shall be merged into the Borrower or a Subsidiary Loan Party or become, following the consummation of such acquisition in accordance with Section 5.10, a Subsidiary Loan Party; (vi) the aggregate amount of such acquisitions and investments in assets that are not owned by the Borrower or Subsidiary Loan Parties or in Equity Interests in persons that are not Subsidiary Loan Parties or do not become Subsidiary Loan Parties following the consummation of such acquisition shall not exceed the greater of (x) 2.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such acquisition or investment for which financial statements have been delivered pursuant to Section 5.04 and (y) $500 million; and (vii) if the date of the consummation of such acquisition shall occur during a Covenant Suspension Period, the sum of (1) the aggregate Available Unused Commitments under the Revolving Facilities plus (2) all Unrestricted Cash and Permitted Investments of the Borrower and its Subsidiaries on such date shall not be less than $800 million; provided that this clause (vii) shall not apply to any acquisition consummated pursuant to binding commitments in existence at or prior to the date on which the relevant Covenant Suspension Period began.

“Permitted Cure Securities” shall mean any equity securities of the Borrower, Holdings or a Parent Entity issued pursuant to the Cure Right other than Disqualified Stock.

“Permitted Holder” shall mean each of (i) the Sponsors, (ii) the Management Group, (iii) any Person that has no material assets other than the capital stock of the Borrower and that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the voting Equity Interests of the Borrower, and of which no other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), other than any of the other Permitted Holders specified in clauses (i) and (ii), beneficially owns more than 50% (or, following a Qualified IPO, the greater of 35% and the percentage beneficially owned by the Permitted Holders specified in clauses (i) and (ii)) on a fully diluted basis of the voting Equity Interests thereof, and (iv) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) the members of which include any of the other Permitted Holders specified in clauses (i) and (ii) and that, directly or indirectly, hold or acquire beneficial ownership of the voting Equity Interests of the Borrower (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than the other Permitted Holders specified in clauses (i) and (ii)) beneficially owns more than 50% (or, following a Qualified IPO, the greater of 35% and the percentage beneficially owned by the Permitted Holders specified in clauses (i) and (ii)) on a fully diluted basis of the voting Equity Interests held by the Permitted Holder Group.

“Permitted Investments” shall mean:

(a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(f) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000.0 million; and

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower’s most recently completed fiscal year; and

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Loan Purchase Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender as an Assignor and the Borrower as an Assignee, and accepted by the Administrative Agent, in the form of Exhibit I to the 2011 Credit Agreement or such other form as shall be approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed).

“Permitted Loan Purchases” shall have the meaning assigned to such term in Section 9.04(i).

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions pursuant to which (i) Receivables Assets or interests therein are sold to or financed by one or more Special Purpose Receivables Subsidiaries, and (ii) such Special Purpose Receivables Subsidiaries finance their acquisition of such Receivables Assets or interests therein, or the financing thereof, by selling or borrowing against Receivables Assets; provided, that (A) recourse to the Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Receivables Subsidiary) and (B) the aggregate Receivables Net Investment shall not exceed $500 million at any time outstanding.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness) (and, in the case of revolving Indebtedness being Refinanced, to effect a corresponding reduction in the commitments with respect to such revolving Indebtedness being Refinanced); provided, that:

(1) with respect to any Indebtedness being Refinanced other than the Indebtedness covered by clause (2) below: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) except with respect to Section 6.01(i), 6.01(y) and 6.01(z), the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (i) the weighted average life to maturity of the Indebtedness being Refinanced and (ii) the weighted average life to maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one year following the latest Term B Facility Maturity Date in effect on the date of incurrence were instead due on the date that is one year following such Term B Facility Maturity Date, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and (d) no Permitted Refinancing Indebtedness pursuant to this subclause (1) shall have greater guarantees or security than the Indebtedness being Refinanced (except that a Loan Party may be added as an additional obligor) unless such security is otherwise permitted by Section 6.02 at such time of incurrence; provided further, that with respect to a Refinancing of (x) Indebtedness permitted hereunder that is subordinated, such Permitted Refinancing Indebtedness shall be on terms (excluding interest rate and redemption premiums), taken as a whole, not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being Refinanced and (y) any Indebtedness being Refinanced that is subject to the Intercreditor Agreement, such Permitted Refinancing Indebtedness shall be subject to the Intercreditor Agreement or another intercreditor agreement not materially less favorable to the Lenders than the Intercreditor Agreement (as determined in good faith by the Borrower); and

(2) with respect to any Retained Notes with a stated maturity on or before the Term Facility Maturity Date: (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses) and (b) such Permitted Refinancing Indebtedness may have greater guarantees and/or security than the Indebtedness being Refinanced (provided that any Guarantee by a Subsidiary Loan Party of such Permitted Refinancing

Indebtedness shall be subject to the Intercreditor Agreement or another intercreditor agreement not materially less favorable to the Lenders than the Intercreditor Agreement (as determined in good faith by the Borrower).

“Permitted Vessel Liens” shall mean (i) seaman’s wage liens (including those of masters) for wages, maintenance, and cure, salvage and general average liens, stevedore’s wages, (ii) liens for damages arising from maritime torts (including personal injury and death) which are unclaimed or covered by insurance (subject to applicable deductibles), (iii) liens for general average and salvage, (iv) liens for necessaries or otherwise arising by operation of law in the ordinary course of business in operating, maintaining or repairing a Vessel, (vi) statutory liens for current Taxes or other governmental charges and (vii) mechanics’, carriers’, workers’, repairers’, and similar statutory or common law liens arising or incurred in the ordinary course of business, in each case in the preceding clauses (i) through (vii), for amounts which are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP.

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“PIK Interest Amount” shall mean (i) the aggregate principal amount of all increases in outstanding principal amount of Senior Unsecured Notes, including any issuances of PIK Notes (as defined in the Senior Unsecured Notes Indenture) in connection with an election by the Borrower to pay interest on the Senior Unsecured Notes in kind, (ii) the aggregate principal amount of all increases in outstanding principal amount of Senior Notes, including any issuances of PIK Notes (as defined in the Senior Notes Indenture) in connection with an election by the Borrower to pay interest on the Senior Notes in kind and (iii) the aggregate principal amount of all increases in outstanding principal amount of loans under the Interim Loan Facility in connection with an election by the Borrower to pay interest under the Interim Loan Facility in kind.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) that is, (i) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and (ii) sponsored or maintained (at the time of determination or at any time within the five years prior thereto) by the Borrower or any ERISA Affiliate, and (iii) in respect of which the Borrower, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(a).

“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Post-Closing CMBS Transaction” means: (i) the transfer to the Borrower or a Subsidiary Loan Party or a person that becomes in connection with such transaction a Subsidiary Loan Party from the Company or its subsidiaries (including the Real Estate Subsidiaries) of all Real Estate Loan Property constituting (1) Harrah’s Lake Tahoe, (2) Harvey’s Lake Tahoe, (3) Bill’s Lake Tahoe, (4) Showboat Atlantic City and (5) O’Sheas Las Vegas (subject to the right of the Real Estate Subsidiaries to freely release O’Sheas pursuant to the terms of the Real Estate Facility), as well as the Equity Interests of any subsidiary the assets of which are comprised of such Real Estate Loan Property, (ii) immediately following the transfer described in clause (i), disposition by the Borrower and its subsidiaries to the Company or its subsidiaries (including the Real Estate Subsidiaries) of all Real Estate Loan Property

constituting (1) Paris Las Vegas (which does not include, for the avoidance of doubt, Bally’s Las Vegas) and (2) Harrah’s Laughlin, as well as the Equity Interests of any subsidiary the assets of which are comprised of such Real Estate Loan Property and (iii) any transactions undertaken in good faith by the Borrower and its Subsidiaries in connection with the implementation of the foregoing.

“Potential Adjustment” shall mean the potential increase in the interest rate applicable to the Term B-7 Loans as follows:

(i) if any Applicable Net Proceeds are applied to prepay Term Loans pursuant to Section 2.11(b) other than Term B-7 Loans at any time that the aggregate principal amount of outstanding Term B-7 Loans is greater than 50% of the Base Amount of Term B-7 Loans, the Applicable Margin with respect to Term B-7 Loans shall mean an Applicable Margin that is 500 basis points higher than the rate set forth in the definition of “Applicable Margin”; and

(ii) if any Applicable Net Proceeds are applied to prepay Term Loans pursuant to Section 2.11(b) other than Term B-7 Loans at any time that the aggregate principal amount of outstanding Term B-7 Loans is greater than $0 and less than or equal to 50% of the Base Amount of Term B-7 Loans, the Applicable Margin with respect to Term B-7 Loans shall mean an Applicable Margin that is 300 basis points higher than the rate set forth in the definition of “Applicable Margin”.

“Pre-Opening Expenses” means, with respect to any fiscal period, the amount of expenses (other than interest expense) incurred with respect to capital projects which are classified as “pre-opening expenses” or “project opening costs” (or any similar or equivalent caption) on the applicable financial statements of the Borrower and the Subsidiaries for such period, prepared in accordance with GAAP.

“Pricing Grid” shall mean, with respect to the Loans, the table set forth below:

Pricing Grid for Revolving Facility Loans in respect of Original Maturity Revolving Facility Commitments
Senior Secured Leverage Ratio	Applicable Margin for ABR Loans (other than Swingline Loans)	Applicable Margin for Swingline Loans	Applicable Margin for Eurocurrency Loans	Applicable Commitment Fee
Greater than 2.50 to 1.0	2.00%	1.50%	3.00%	0.50%
Less than or equal to 2.50 to 1.0 but greater than or equal to 2.25 to 1.0	1.75%	1.25%	2.75%	0.50%
Less than 2.25 to 1.0	1.50%	1.125%	2.50%	0.375%

For the purposes of the Pricing Grid, changes in the Applicable Margin and Applicable Commitment Fee resulting from changes in the Senior Secured Leverage Ratio shall become effective on the date (the “Adjustment Date”) of delivery of the relevant financial statements pursuant to Section 5.04 for the first full fiscal quarter of the Borrower after the Closing Date, and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.04, then, at the option of the Administrative Agent or the Required Lenders, until the date that is three Business Days after the date on which such financial statements are delivered, the pricing level that is one pricing level higher than the pricing level theretofore in effect shall apply as of the first Business Day after the date on which such financial statements were to have been delivered but were not delivered. Each determination of the Senior Secured Leverage Ratio pursuant to the Pricing Grid shall be made in a manner consistent with the determination thereof pursuant to Section 6.10.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Senior Secured Leverage Ratio set forth in any compliance certificate delivered to the Administrative Agent pursuant to Section 5.04(c) is inaccurate as a result of any fraud, intentional misrepresentation or willful misconduct of the Borrower or any officer thereof and the result is that the Lenders received interest or fees for any period based on an Applicable Margin and the Applicable Commitment Fee that is less than that which would have been applicable had the Senior Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” and the “Applicable Commitment Fee” for any day occurring within the period covered by such compliance certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Senior Secured Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to this Agreement as a result of the miscalculation of the Senior Secured Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of this Agreement, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.13, in accordance with the terms of this Agreement).

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Pro Forma Adjusted EBITDA” shall have the meaning assigned to such term in Section 3.05(a).

“Pro Forma Basis” shall mean, as to any person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (i) in making any determination of EBITDA, effect shall be given to any Asset Sale, any acquisition, Investment, capital expenditure, construction, repair, replacement, improvement, development, disposition, merger, amalgamation, consolidation (including the 2008 Transactions and the Post-Closing CMBS Transaction) (or any similar transaction or transactions not otherwise permitted under Section 6.04 or 6.05 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary and any Subsidiary Redesignation, and any restructurings of the business of the Borrower or any of its Subsidiaries that the Borrower or any of its Subsidiaries has determined to make and/or made and are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and similar operational and other cost savings, which adjustments the Borrower determines are reasonable as set forth in a certificate of a Financial Officer of the Borrower (the foregoing, together with any transactions related thereto or in connection therewith, the “relevant transactions”), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 6.01, 6.02, 6.03, 6.04 and 6.06, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Permitted Receivables Financing, in each case not to finance any acquisition) issued, incurred, assumed or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term “Pro Forma Compliance” or pursuant to Sections 6.01, 6.02, 6.03, 6.04 and 6.06, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition or relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (z) with respect to each New Project which commences operations and records not less than one full fiscal quarter’s operations during the Reference Period, the operating results of such New Project shall be annualized on a straight line basis during such period, and (iii) (A) any Subsidiary Redesignation then being designated, effect shall be given to such Subsidiary Redesignation and all other Subsidiary Redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary Redesignation then being designated, collectively, and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and may include, (i) for any fiscal period ending on or prior to the second anniversary of any relevant pro forma event (but not for any fiscal period ending after such second anniversary), adjustments to reflect (1) operating expense reductions and other operating improvements, synergies or cost savings reasonably expected to result from such relevant pro forma event (including, to the extent applicable, the 2008 Transactions and the Post-Closing CMBS Transaction) and (2) all adjustments of the type used in connection with the calculation of Adjusted EBITDA as set forth in footnote 3 to the “Summary Pro Forma Consolidated Financial Data” under “Summary” in the Senior Unsecured Notes Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable. The Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements, synergies or cost savings and information and calculations supporting them in reasonable detail.

For purposes of this definition, any amount in a currency other than Dollars will be converted to Dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Pro Forma Compliance” shall mean, at any date of determination, that the Borrower and its Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect on a Pro Forma Basis to the relevant transactions (including the assumption, the issuance, incurrence and permanent repayment of Indebtedness), with the Financial Performance Covenant recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Subsidiaries for which the financial statements and certificates required pursuant to Section 5.04 have been or were required to have been delivered

(provided, that prior to delivery of financial statements for the fiscal quarter ended September 30, 2008 and at all times during a Covenant Suspension Period, such covenant shall be deemed to have applied to the Borrower’s most recently completed fiscal quarter).

“Pro Forma Financial Statements” shall have the meaning assigned to such term in Section 3.05(a).

“Project” shall mean (i) any and all buildings, structures, fixtures, construction, development and other improvements of any nature to be constructed, added to, or made on, under or about any Real Property (exclusive of any personal property) with respect to which the cost of such construction, additions or development is at least equal to $15.0 million and (ii) any planning processes or preparatory steps undertaken to implement or further any such construction, additions or developments contemplated by the foregoing clause (i) of this definition (including, without limitation, (a) the combination of two or more individual land parcels into one parcel, (b) the separation or division of one or more individual land parcels into two or more parcels, (c) the re-zoning of parcels, and (d) demolition work on parcels).

“Project Financing” shall mean (1) any Capital Lease Obligation, mortgage financing, purchase money Indebtedness or other similar Indebtedness incurred to finance the acquisition, lease, construction, repair, replacement, or improvement of any Undeveloped Land or any refinancing of any such Indebtedness and (2) any Sale and Lease-Back Transaction of any Undeveloped Land.

“Project Notice” shall mean a notice delivered by a Responsible Officer of the Borrower pursuant to Section 5.11(a) identifying the applicable Mortgaged Property constituting Undeveloped Land, providing a reasonable description of the applicable Project that the Borrower anticipates in good faith will be undertaken with respect to such Undeveloped Land and identifying the Project Financing to be entered into in connection with the financing of such Project.

“Projections” shall mean the projections of Holdings, the Borrower and the Subsidiaries included in the Information Memorandum and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the Borrower or any of the Subsidiaries prior to the Closing Date.

“Proposed Discounted Prepayment Amount” shall have the meaning assigned to such term in Section 2.11(g)(ii).

“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(e).

“Qualified Equity Interests” means any Equity Interests of Holdings or the Borrower or any Parent Entity other than Disqualified Stock.

“Qualified IPO” shall mean an underwritten public offering of the Equity Interests of the Borrower, Holdings or any direct or indirect parent of Holdings which generates cash proceeds of at least $1,000.0 million.

“Qualified Non-Recourse Debt” shall mean Indebtedness that (i) is (x) incurred by a Qualified Non-Recourse Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, repair, replacement or improvement of any new property (real or personal, whether through the direct purchase of property or the Equity Interests of any person owning such property and whether in a single acquisition or a series of related acquisitions) or any Undeveloped Land or, to the extent owned by the Borrower or a Subsidiary on the Closing Date, any Real Property located outside the United States or (y) assumed by a Qualified Non-Recourse Subsidiary, (ii) is non-recourse to the Borrower and any Subsidiary (other than a Qualified Non-Recourse Subsidiary or its Subsidiaries) and (iii) is non-recourse to any Subsidiary that is not a Qualified Non-Recourse Subsidiary.

“Qualified Non-Recourse Subsidiary” shall mean (i) a Subsidiary that is not a Subsidiary Loan Party and that is formed or created after the Closing Date in order to finance the acquisition, lease, construction, repair, replacement or improvement of any new property or any Undeveloped Land or, to the extent owned by the Borrower or a Subsidiary on the Closing Date, any Real Property located outside the United States (directly or through one of its Subsidiaries) that secures Qualified Non-Recourse Debt incurred in respect of such property and (ii) any Subsidiary of a Qualified Non-Recourse Subsidiary.

“Qualifying Act of Terrorism” shall mean (a) any Act of Terrorism which occurs on any property of the Company or its subsidiaries or in which the Company or any of its subsidiaries, or any property of any of them, is the target, or (b) any Act of Terrorism the result of which is that passenger deplanements into the McCarran Airport in Las Vegas, Nevada as reported by Clark County Department of Aviation (“Deplanements”) in a given fiscal quarter fall, or if the data is not yet available would reasonably be expected to fall, by 5% or more compared with Deplanements in the corresponding quarter during the prior year (a “Material Disruption”) or, as the case may be, the most recent corresponding quarter in which no Material Disruption occurred or existed.

“Qualifying Lenders” shall have the meaning assigned to such term in Section 2.11(g)(iv).

“Qualifying Loans” shall have the meaning assigned to such term in Section 2.11(g)(iv).

“Real Estate Assets” means, collectively, all Real Estate Loan Property constituting any of the following: (i) Harrah’s Las Vegas, (ii) Rio Hotel & Casino, Las Vegas, (iii) Flamingo Hilton, Las Vegas, (iv) Harrah’s Lake Tahoe, (v) Harvey’s Lake Tahoe, (vi) Bill’s Lake Tahoe, (vii) Showboat Atlantic City and (viii) Harrah’s Atlantic City, as well as the Equity Interests of any subsidiary the assets of which are comprised of such Real Estate Loan Property.

“Real Estate Facility” means the mortgage financing and mezzanine financing arrangements between the Real Estate Subsidiaries, which are direct or indirect subsidiaries of the Company, and JPMorgan Chase Bank N.A. and its successors and assigns, dated as of the Closing Date, as amended, restated, supplemented, extended, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including in connection with the Post-Closing CMBS Transaction).

“Real Estate Loan Property” means, collectively, all right, title and interests (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all buildings structures, parking areas and improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Real Estate Revolver Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate Outstanding Amount of the Revolving Facility Loans at such time outstanding on account of or for the benefit of the Real Estate Revolver Subsidiaries and (b) the Outstanding Amount of the L/C Obligations at such time with respect to Letters of Credit issued for the account of any Real Estate Revolver Subsidiary.

“Real Estate Revolver Facility Sublimit” means an amount equal to $250,000,000. The Real Estate Revolver Facility Sublimit is part of, and not in addition to, the Revolving Facility Commitments.

“Real Estate Revolver Subsidiary” means the Company and any subsidiary of the Company (other than the Borrower and its Subsidiaries) including, without limitation, the Real Estate Subsidiaries and their subsidiaries.

“Real Estate Subsidiary” means those subsidiaries of the Company that are party to (prior to, on or after the Closing Date) the Real Estate Facility (and the subsidiaries of the Company that are the operating companies of such subsidiaries) secured by the Real Estate Assets collateralizing such facility on the Closing Date and, subsequent to the Closing Date, any additional Real Estate Loan Property sold, contributed or transferred to such subsidiaries by the Company, the Borrower or any Subsidiary (whether directly or indirectly through the sale, contribution or transfer of the Equity Interests of a Subsidiary the assets of which are comprised of such Real Estate Loan Property) in accordance with Section 6.05 and in connection with the Post-Closing CMBS Transaction.

“Real Property” means, collectively, all right, title and interest (including, without limitation, any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by Borrower or any Subsidiary Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements situated, placed or constructed upon, or fixed to or incorporated into, or which becomes a component part of or which is permanently moored to such real property, and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Assets” shall mean accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.

“Receivables Net Investment” shall mean the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents (but excluding any such collections used to make payments of items included in clause (c) of the definition of Interest Expense); provided, however, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Reduced Revolver Amount” shall mean, at any time, an amount equal to the sum of (a) $9,285,014.66 plus (b) an aggregate amount equal to the Reduction Amount, if any, from each Revolver Transaction consummated after (but not including) the 2012 Amendment Effective Date.

“Reduction Amount” shall mean, in connection with any Revolver Transaction, the difference between (i) the aggregate amount of outstanding Revolving Facility Commitments that participate in such Revolver Transaction minus (ii) the aggregate amount of Extended Revolving Facility Commitments, Replacement Revolving Facility Commitments and/or Refinancing Term Loans outstanding as a result of the conversion, extension or replacement of such Revolving Facility Commitments that participated in such Revolver Transactions (after giving effect to any commitment reductions and/or repayments of Term Loans in connection with such Revolver Transaction).

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” “Refinancing” and “Refinanced” shall have a meaning correlative thereto.

“Refinanced Indebtedness” shall mean the Indebtedness described on Schedule 1.01E to the 2008 Credit Agreement.

“Refinancing Amount” shall mean, in connection with any Refinancing of Indebtedness hereunder, the additional amount of Indebtedness in excess of the principal amount of Indebtedness being Refinanced that is incurred to fund such Refinancing; provided that, the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses).

“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.21(j).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the environment.

“Repaid Term B-7 Loans” shall have the meaning assigned to such term in Section 2.11(a)(v).

“Replacement L/C Issuer” means, with respect to any Replacement Revolving Facility, any Replacement Revolving Lender thereunder from time to time designated by the applicable Borrower as the Replacement L/C Issuer under such Replacement Revolving Facility with the consent of such Replacement Revolving Lender and the Administrative Agent.

“Replacement L/C Obligations” means, as at any date of determination with respect to any Replacement Revolving Facility, the aggregate amount available to be drawn under all outstanding Replacement Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, under such Replacement Revolving Facility. For purposes of computing the amount available to be drawn under any Replacement Letter of Credit, the amount of such Replacement Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Replacement Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Replacement Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Replacement Letter of Credit” means any letter of credit issued pursuant to a Replacement Revolving Facility.

“Replacement Revolving Credit Percentage” means, as to any Replacement Revolving Lender at any time under any Replacement Revolving Facility, the percentage which such Lender’s Replacement Revolving Facility Commitment under such Replacement Revolving Facility then constitutes of the aggregate Replacement Revolving Facility Commitments under such Replacement Revolving Facility (or, at any time after such Replacement Revolving Facility Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Replacement Revolving Facility Credit Exposure then outstanding pursuant to such Replacement Revolving Facility constitutes of the amount of the aggregate Replacement Revolving Facility Credit Exposure then outstanding pursuant to such Replacement Revolving Facility).

“Replacement Revolving Facility” shall mean each Class of Replacement Revolving Facility Commitments and the extensions of credit made hereunder by the Replacement Revolving Lenders.

“Replacement Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate Outstanding Amount of the Replacement Revolving Loans at such time, (b) the Outstanding Amount of Replacement Swingline Loans at such time and (c) the Outstanding Amount of the Replacement L/C Obligations at such time. The Replacement Revolving Facility Credit Exposure of any Replacement Revolving Lender at any time shall be the product of (x) such Replacement Revolving Lender’s Replacement Revolving Credit Percentage and (y) the aggregate Replacement Revolving Facility Credit Exposure of all Replacement Revolving Lenders, collectively, at such time.

“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Revolving Lender” shall have the meaning assigned to such term in Section 2.21(m).

“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.21(l).

“Replacement Swingline Loans” means any swingline loan made to the Borrower pursuant to a Replacement Revolving Facility.

“Replacement Vessel” shall mean any Documented Vessel acquired as a replacement, in any manner, of any existing Mortgaged Vessel and subject to encumbrance in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the terms of Section 5.10.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Required Lenders” shall mean, at any time, Lenders having Term Loans and Commitments (and, if the Revolving Facility Commitments under any Revolving Facility have been terminated, Revolving Facility Credit Exposures under such Revolving Facility) that, taken together, represent more than 50% of the sum of all Term Loans and Commitments (and, if the Revolving Facility Commitments have been terminated, Revolving Facility Credit Exposures) at such time. The Loans, Commitments and Revolving Facility Credit Exposures of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Percentage” shall mean, with respect to an Excess Cash Flow Period, 50%; provided, that (a) if the Senior Secured Leverage Ratio at the end of the applicable Excess Cash Flow Period is greater than 2.50:1.00 but less than or equal to 2.75:1.00, such percentage shall be 25%, and (b) if the Senior Secured Leverage Ratio at the end of the applicable Excess Cash Flow Period is less than or equal to 2.50:1.00, such percentage shall be 0%.

“Required Prepayment Date” shall have the meaning assigned to such term in Section 2.11(e).

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.”

Retained Notes” shall mean the Indebtedness described on Schedule 1.01H to the 2008 Credit Agreement.

“Retained Notes Basket Liens” shall mean Liens incurred without equally and ratably securing the Retained Notes pursuant to the last sentence of the Retained Notes Lien Covenant (or the comparable provision, if any, in the case of an amendment to any such Retained Notes Lien Covenant).

“Retained Notes Indebtedness” means “Indebtedness” as defined in each of the indentures or supplemental indentures governing the Retained Notes that contain a Retained Notes Lien Covenant.

“Retained Notes Lien Basket Amount” shall mean, at any time, the aggregate principal amount of Retained Notes Indebtedness that is permitted to be secured by Retained Notes Basket Liens at such time without equally and ratably securing the Retained Notes (which such amount does not include, for the avoidance of doubt, any Retained Notes Indebtedness secured by Retained Notes Permitted Liens).

“Retained Notes Lien Covenant” shall mean the Limitation on Liens covenant, if any, in each of the indentures or supplemental indentures governing the Retained Notes.

“Retained Notes Permitted Liens” shall mean Liens incurred without equally and ratably securing the Retained Notes pursuant to the Retained Notes Lien Covenant other than the last sentence of the Retained Notes Lien Covenant (or the comparable provision, if any, in the case of an amendment to any such Retained Notes Lien Covenant).

“Revaluation Date” means (a) with respect to any Loan denominated in an Alternative Currency, each of the following: (i) each date of a Borrowing of a Eurocurrency Revolving Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Revolving Loan denominated in an Alternative Currency pursuant to Section 2.07, and (iii) such additional dates as the Administrative Agent shall determine or the Majority Lenders under the Revolving Facility shall require; and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance of any such Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any such Letter of Credit, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Majority Lenders under the Revolving Facility shall require.

“Revolver Transaction” shall mean any transaction after the 2012 Amendment Effective Date pursuant to Section 2.21 that consists of (i) an extension of any Revolving Facility Commitment to an Extended Revolving Facility Commitment, (ii) the replacement of any Revolving Facility Commitment with a Replacement Revolving Facility and/or (iii) the conversion of any Revolving Facility Commitment to a Refinancing Term Loan.

“Revolving Facility” shall mean (i) the Original Maturity Revolving Facility Commitments and the extensions of credit made thereunder, (ii) the Extended Maturity Revolving Facility Commitments and the extensions of credit made thereunder and (iii) any Incremental Revolving Facility Commitments and the extensions of credit made thereunder.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean any Original Maturity Revolving Facility Commitment, Extended Maturity Revolving Facility Commitment or any Incremental Revolving Facility Commitment.

“Revolving Facility Credit Exposure” shall mean with respect to any Revolving Facility, at any time, the sum of (a) the aggregate Outstanding Amount of the Revolving Facility Loans under such Revolving Facility at such time, (b) the Outstanding Amount of Swingline Loans under such Revolving Facility at such time and (c) the Outstanding Amount of the L/C Obligations under such Revolving Facility at such time. The Revolving Facility Credit Exposure of any Revolving Facility Lender under any Revolving Facility at any time shall be the product of (x) such Revolving Facility Lender’s Revolving Facility Percentage under such Revolving Facility and (y) the aggregate Revolving Facility Credit Exposure under such Revolving Facility of all Revolving Facility Lenders, collectively, at such time.

“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving Facility Lender) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.

“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(d) or Section 2.21.

“Revolving Facility Maturity Date” shall mean (a) with respect to the Original Maturity Revolving Facility Commitments, the Original Revolving Facility Maturity Date, (b) with respect to the Extended Maturity Revolving Facility Commitments, January 28, 2017 and (c) with respect to any Incremental Revolving Facility Commitments, the maturity date specified therefore in the Incremental Assumption Agreement establishing such Revolving Facility Commitments.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender under any Revolving Facility, the percentage of the total Revolving Facility Commitments under such Revolving Facility represented by such Lender’s Revolving Facility Commitment under such Revolving Facility. If the Revolving Facility Commitments under any Revolving Facility have terminated or expired, the Revolving Facility Percentages under such Revolving Facility shall be determined based upon the Revolving Facility Commitments under such Revolving Facility most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“S&P” shall mean Standard & Poor’s Ratings Group, Inc.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Lien Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of December 24, 2008, among the Administrative Agent, as Credit Agreement Agent, each Other First Priority Lien Obligations Agent from time to time party thereto, U.S. Bank National Association, as Trustee, and each collateral agent for any Future Second Lien Indebtedness from time to time party thereto, as the same shall be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Liens” shall mean (a) Liens that are “Second Priority Liens” (as defined in the Second Lien Intercreditor Agreement) and (b) other Liens (other than Liens securing the Obligations) that are subordinated to the Liens securing the Obligations pursuant to, and otherwise subject to the terms of, the Second Lien Intercreditor Agreement or another intercreditor agreement satisfactory to the Administrative Agent.

“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement (other than the Other First Lien Secured Parties).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean the Mortgages, the Ship Mortgages, the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Sections 4.02, 5.10 or 5.11.

“Senior Convertible Notes” shall mean the Borrower’s Floating Rate Contingent Convertible Senior Notes due 2024.

“Senior Note Documents” shall mean the Senior Notes and the Senior Notes Indenture.

“Senior Notes” shall mean the Borrower’s Senior Notes (as defined in the Interim Loan Agreement) and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Notes and the related registration rights agreement with substantially identical terms as the Senior Notes.

“Senior Notes Indenture” shall mean the Senior Notes Indenture (as defined in the Interim Loan Agreement), as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Total First Lien Senior Secured Net Debt as of the last day of the Test Period most recently ended as of such date to (b) EBITDA for the Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that the Senior Secured Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis; provided, further, however, that for purposes of calculating the Senior Secured Leverage Ratio from and after any Covenant Resumption Date, (i) EBITDA for the fiscal quarter in which the relevant Qualifying Act of Terrorism shall have occurred, (ii) EBITDA for any fiscal quarter following such quarter referred to in clause (i) in which a Material Disruption existed and (iii) EBITDA for the next succeeding fiscal quarter after the latest quarter to occur of any quarter referred to in clause (i) or (ii) shall, in each case, be the greater of (1) Substituted EBITDA and (2) actual EBITDA for such quarter. For the purposes of the foregoing, “Substituted EBITDA” shall mean the EBITDA for the fiscal quarter immediately preceding the fiscal quarter referred to in clause (i) of the previous sentence, in each case subject to customary seasonal adjustments (as determined in good faith by the Borrower and set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent).

”Senior Unsecured Note Documents” shall mean the Senior Unsecured Notes and the Senior Unsecured Notes Indenture.

“Senior Unsecured Notes” shall mean the Borrower’s Senior Unsecured Notes having terms substantially as set forth in the Senior Unsecured Notes Offering Memorandum issued pursuant to the Senior Unsecured Notes Indenture and any notes issued by the Borrower in exchange for, and as contemplated by, the Senior Unsecured Notes and the related registration rights agreement with substantially identical terms as the Senior Unsecured Notes.

“Senior Unsecured Notes Indenture” shall mean the Indenture to be entered into under which the Senior Unsecured Notes will be issued, among the Borrower and certain of the Subsidiaries party thereto and the trustee named therein from time to time, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

“Senior Unsecured Notes Offering Memorandum” shall mean the preliminary offering memorandum, dated January 11, 2008, in respect of the Senior Unsecured Notes.

“Ship Mortgage” shall mean a Ship Mortgage or Additional Ship Mortgage substantially in the form of Exhibit E-2 to the 2008 Credit Agreement (with such changes as are reasonably consented to by the Collateral Agent to account for local law matters) made by the applicable Loan Party in favor of Collateral Agent for the benefit of the Secured Parties, as the same may be amended, supplemented or otherwise modified from time to time, together with an Earnings Assignment and an Insurance Assignment made by the applicable Loan Party for each Mortgaged Vessel, and such other agreements reasonably acceptable to Collateral Agent as shall be necessary to comply with applicable requirements of law and effective to grant in favor of Collateral Agent for the benefit of the Secured Parties a first preferred mortgage within the meaning of the Ship Mortgage Act on the Mortgaged Vessel covered thereby, subject only to Permitted Liens.

“Ship Mortgage Act” shall mean the Ship Mortgage Act of 1920, as amended, recodified at 46 U.S.C. § 31301 et seq.

“Similar Business” means a business, the majority of whose revenues are derived from the activities of the Company and its subsidiaries as of the Closing Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Special Purpose Receivables Subsidiary” shall mean a direct or indirect Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of the Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrower or any such Subsidiary becomes subject to a proceeding under the U.S. Bankruptcy Code (or other insolvency law).

“Specified L/C Sublimit” shall mean, (a) with respect to Credit Suisse, $53,061,261, (b) with respect to Bank of America, the face amount of all Letters of Credit issued by Bank of America as of the Amendment Effective Date, (c) with respect to Citicorp North America, Inc., $53,061,261, and (d) with respect to any other L/C Issuer, such amount as specified in the agreement pursuant to which such person becomes an L/C Issuer hereunder, or in each case of clauses (a) through (d), such greater amount agreed to by such L/C Issuer.

“Sponsor” shall mean (i) Apollo and each Affiliate of Apollo (but not including, however, any of its portfolio companies), (ii) TPG and each Affiliate of TPG (but not including, however, any of its portfolio companies), and (iii) any individual who is a partner or employee of Apollo Management, L.P., Apollo, the Texas Pacific Group or TPG, to the extent such individual is licensed by a relevant Gaming Authority on the Closing Date or thereafter replaces any such licensee.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the person acting in such capacity as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean, unless the context otherwise requires, a subsidiary of the Borrower. Notwithstanding the foregoing (and except for purposes of the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its Subsidiaries for purposes of this Agreement.

“Subsidiary Loan Party” shall mean (a) each Wholly-Owned Domestic Subsidiary of the Borrower on the Closing Date as set forth on Schedule 1.01F to the 2008 Credit Agreement and (b) each Subsidiary of the Borrower that becomes, or is required pursuant to Section 5.10 to become, a party to the Collateral Agreement after the Closing Date.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.01.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or any of the Subsidiaries shall be a Swap Agreement.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by a Borrower substantially in the form of Exhibit C-2 to the 2008 Credit Agreement.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04. As of the Amendment Effective Date, there is no Swingline Commitment. The aggregate amount of the Swingline Commitment of any Swingline Lender at any time after the Amendment Effective Date shall be the amount most recently agreed to in writing by the Borrower and such Swingline Lender; provided that in no event shall the aggregate Swingline Commitments of all Swingline Lenders at any time exceed $100.0 million. The Swingline Commitment is part of, and not in addition to, the Revolving Facility Commitments.

“Swingline Lender” shall mean each Swingline Lender designated pursuant to Section 2.04(g), in each case in its capacity as a lender of Swingline Loans hereunder and its successors in such capacity. In the event that there is more than one Swingline Lender at any time, references herein and in the other Loan Documents to the Swingline Lender shall be deemed to refer to the Swingline Lender in respect of the applicable Swingline Loan or to all Swingline Lenders, as the context requires; provided that with respect to periods prior to the Amendment Effective Date, “Swingline Lender” shall mean Bank of America, N.A.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

“Syndication Agent” shall mean JPMorgan Chase Bank, N.A.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, withholdings or similar charges (including ad valorem charges) imposed by any Governmental Authority and any and all interest and penalties related thereto, other than Other Taxes.

“Term B Facility Maturity Date” shall mean (a) with respect to the Term B-5-A Loans and Term B-6-A Loans, January 28, 2018; provided that if the aggregate principal amount of Initial First Lien Notes outstanding on April 14, 2017 exceeds $250.0 million, the Term B Facility Maturity Date for the Term B-5-A Loans and the Term B-6-A Loans shall be April 14, 2017, (b) with respect to the Term B-5-B Loans and the Term B-6-B Loans, March 1, 2017 and (c) with respect to the Term B-7 Loans, March 1, 2017; provided that if the aggregate principal amount of Term B-5-B Loans and Term B-6-B Loans outstanding on the date that is 90 days prior to March 1, 2017 exceeds $500.0 million, the Term B Facility Maturity Date for Term B-7 Loans shall be such date that is 90 days prior to March 1, 2017.

“Term B-4 Facility” shall mean the Term B-4 Loan Commitments and the Term B-4 Loans made pursuant to Section 2.1 of the 2009 Incremental Amendment.

“Term B-4 Facility Maturity Date” shall mean October 31, 2016.

“Term B-4 Loan Commitment” shall have the meaning assigned to such term in Section 1.1 of the 2009 Incremental Amendment.

“Term B-4 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(iv).

“Term B-4 Loans” shall have the meaning assigned to such term in Section 1.1 of the 2009 Incremental Amendment.

“Term B-4-A Facility” shall mean the Term B-4-A Loans hereunder.

“Term B-4-A Loans” shall mean (i) the Term B-4 Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender shall not have executed the Amendment Agreement and (ii) any Incremental Term Loans in the form of Term B-4-A Loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.01(e). The aggregate amount of the Term B-4-A Loans as of the Amendment Effective Date is $0.

“Term B-4-B Facility” shall mean the Term B-4-B Loans hereunder.

“Term B-4-B Loans” shall mean (i) the Term B-4 Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender shall have executed the Amendment Agreement and (ii) any Incremental Term Loans in the form of Term B-4-B Loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.01(e). The aggregate amount of the Term B-4-B Loans as of the Amendment Effective Date is $376,738,128.99.

“Term B-5 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(v).

“Term B-5 Loans” shall mean the Term B-1 Loans, the Term B-2 Loans and the Term B-3 Loans (each as defined in the 2012 Credit Agreement) held by each Lender immediately prior to the 2011 Amendment Effective Date that were converted into “Extended Maturity Term B Loans” pursuant to Section 2.01(a) of the 2011 Credit Agreement and the Loans made pursuant to Section 2.01(b) of the 2011 Credit Agreement on the 2011 Amendment Effective Date. The aggregate amount of the Term B-5 Loans as of the 2011 Amendment Effective Date was $1,222,652,082.32.

“Term B-5-A Facility” shall mean the Term B-5-A Loans hereunder.

“Term B-5-A Loans” shall mean (i) the Term B-5 Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender shall not have executed the Amendment Agreement and (ii) any Incremental Term Loans in the form of Term B-5-A Loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.01(e). The aggregate amount of the Term B-5-A Loans as of the Amendment Effective Date is $0.

“Term B-5-B Facility” shall mean the Term B-5-B Loans hereunder.

“Term B-5-B Loans” shall mean (i) the Term B-5 Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender shall have executed the Amendment Agreement and (ii) any Incremental Term Loans in the form of Term B-5-B Loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.01(e). The aggregate amount of the Term B-5-B Loans as of the Amendment Effective Date is $937,604,488.29.

“Term B-6 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(vi).

“Term B-6 Loans” shall mean the Term B-1 Loans, the Term B-2 Loans and the Term B-3 Loans (each as defined in the 2012 Credit Agreement) held by each Lender immediately prior to the 2012 Amendment Effective Date that were converted into Term B-6 Loans pursuant to Section 2.01(a)(i) of the 2012 Credit Agreement (or converted to Term B-6 Loans following the 2012 Amendment Effective Date pursuant to Section 2.01(a)(ii) of the 2012 Credit Agreement) and the Loans made pursuant to Section 2.01(b)(i) of the 2012 Credit Agreement on the 2012 Amendment Effective Date (or made following the 2012 Amendment Effective Date pursuant to Section 2.01(b)(ii) of the 2012 Credit Agreement). The aggregate amount of the Term B-6 Loans as of the 2012 Amendment Effective Date (immediately after giving effect to the repayments thereof on the 2012 Amendment Effective Date contemplated by the 2012 Amendment Agreement) was $1,822,201,056.66.

“Term B-6-A Facility” shall mean the Term B-6-A Loans hereunder.

“Term B-6-A Loans” shall mean (i) the Term B-6 Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender shall not have executed the Amendment Agreement and (ii) any Incremental Term Loans in the form of Term B-6-A Loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.01(e). The aggregate amount of the Term B-6-A Loans as of the Amendment Effective Date is $0.

“Term B-6-B Facility” shall mean the Term B-6-B Loans hereunder.

“Term B-6-B Loans” shall mean (i) the Term B-6 Loans held by each Lender immediately prior to the Amendment Effective Date, to the extent such Lender shall have executed the Amendment Agreement and (ii) any Incremental Term Loans in the form of Term B-6-B Loans made by Incremental Term Lenders to the Borrower pursuant to Section 2.01(e). The aggregate amount of the Term B-6-B Loans as of the Amendment Effective Date is $2,298,800,102.95.

“Term B-7 Applicable Premium” shall mean, as of any date upon which a prepayment is payable pursuant to Section 2.11(a)(v), the present value at such date, computed using a discount rate equal to the Term B-7 Treasury Rate plus 50 basis points, of the sum of (x) the prepayment premium that would be payable on January 25, 2015 with respect to the applicable Repaid Term B-7 Loans plus (y) all interest that would accrue (assuming the Borrower had selected consecutive three-month Interest Periods) on the applicable Repaid Term B-7 Loans from such date to January 25, 2015, computed using an interest rate for the Repaid Term B-7 Loans equal to the sum of (i) the greater of (x) the Eurocurrency Rate for an Interest Period of three months commencing on such date and (y) 1.0% plus (ii) the Applicable Margin in effect on such date for Term B-7 Loans that are Eurocurrency Term Loans.

“Term B-7 Facility” shall mean the Term B-7 Loan Commitments and the Term B-7 Loans made pursuant to Section 2.1 of the B-7 Incremental Amendment.

“Term B-7 Loan Commitment” shall have the meaning assigned to such term in Section 1.1 of the B-7 Incremental Amendment.

“Term B-7 Loan Installment Date” shall have the meaning assigned to such term in Section 2.10(a)(vii).

“Term B-7 Loans” shall have the meaning assigned to such term in Section 1.1 of the B-7 Incremental Amendment.

“Term B-7 Treasury Rate” shall mean, at any date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date to January 25, 2015; provided, however, that if the period from such date to January 25, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Facility” shall mean the Term B-4-A Facility, the Term B-4-B Facility, Term B-5-A Facility, the Term B-5-B Facility, Term B-6-A Facility, the Term B-6-B Facility, the Term B-7 Facility and/or any or all of the Incremental Term Facilities.

“Term Facility Maturity Date” shall mean the latest of the Term B Facility Maturity Date and any Incremental Term Facility Maturity Date or, if the context so requires, either of such dates.

“Term Loan Commitment” shall mean any Term B-4 Loan Commitment, the Term B-7 Loan Commitment or any Incremental Term Loan Commitment.

“Term Loan Installment Date” shall mean any Term B-4 Loan Installment Date, Term B-5 Loan Installment Date, Term B-6 Loan Installment Date, Term B-7 Loan Installment Date or any other Incremental Term Loan Installment Date.

“Term Loans” shall mean the Term B-4-A Loans, Term B-4-B Loans, Term B-5-A Loans, Term B-5-B Loans, Term B-6-A Loans, Term B-6-B Loans, the Term B-7 Loans and/or any or all of the Incremental Term Loans made pursuant to Section 2.21.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.04(a) or 5.04(b) and, initially, the four fiscal quarter period ending December 31, 2007.

“Total First Lien Senior Secured Net Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt of the Borrower and its Subsidiaries outstanding at such date that consists of, without duplication, Indebtedness (other than Qualified Non-Recourse Debt) that in each case is then secured by first priority Liens on property or assets of the Borrower or its Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby), less (ii) without duplication, the aggregate amount of all Unrestricted Cash and Permitted Investments of the Borrower and its Subsidiaries on such date; provided that, solely for purposes of Section 6.10 of this Agreement, Total First Lien Senior Secured Net Debt shall exclude (w) up to $2,200,000,000 principal amount (or, if less, a principal amount of First Lien Notes that resulted in the receipt by the Borrower of $2,000,000,000 of net proceeds) of First Lien Notes that are secured by first priority Liens, (x) up to $350.0 million aggregate principal amount of Consolidated Debt of Subsidiaries that are not Wholly-Owned Subsidiaries so long as such Indebtedness is non-recourse to the Loan Parties or any Collateral, in each case, to the extent such Consolidated Debt would otherwise be included in this definition, (y) the February 2013 First Lien Notes and Permitted Refinancing Indebtedness in respect thereof and (z) any Incremental Term Loans (including the Term B-7 Loans) incurred after March 31, 2014.

“Total Leverage Ratio” shall mean, on any date, the ratio of (a) Total Net Debt as of the last day of the Test Period most recently ended as of such date to (b) EBITDA for the Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided that the Total Leverage Ratio shall be determined for the relevant Test Period on a Pro Forma Basis; provided, further, however, that for purposes of calculating the Total Leverage Ratio from and after any Covenant Resumption Date, (i) EBITDA for the fiscal quarter in which the relevant Qualifying Act of Terrorism shall have occurred, (ii) EBITDA for any fiscal quarter following such quarter referred to in clause (i) in which a Material Disruption existed and (iii) EBITDA for the next succeeding fiscal quarter after the latest quarter to occur of any quarter referred to in clause (i) or (ii) shall, in each case, be the greater of (1) Substituted EBITDA and (2) actual EBITDA for such quarter. For the purposes of the foregoing, “Substituted EBITDA” shall mean the EBITDA for the fiscal quarter immediately preceding the fiscal quarter referred to in clause (i) of the previous sentence, in each case subject to customary seasonal adjustments (as determined in good faith by the Borrower and set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent).

“Total Net Debt” at any date shall mean (i) the aggregate principal amount of Consolidated Debt (other than Qualified Non-Recourse Debt) of the Borrower and its Subsidiaries outstanding at such date, less (ii) without duplication, the aggregate amount of all Unrestricted Cash and Permitted Investments of the Borrower and its Subsidiaries on such date.

“TPG” shall mean, collectively, TPG Partners V, L.P. and other affiliated co-investment partnerships.

“Transactions” shall mean, collectively, (a) the entering into of the Amendment Agreement and the other Loan Documents; (b) (i) the conversion of Term B-4 Loans into Term B-4-A

Loans and Term B-4-B Loans on the Amendment Effective Date, (ii) the conversion of Term B-5 Loans into Term B-5-A Loans and Term B-5-B Loans on the Amendment Effective Date and (iii) the conversion of Term B-6 Loans into Term B-6-A Loans and Term B-6-B Loans on the Amendment Effective Date, in each case pursuant to the Amendment Agreement; (c) the repayment of a portion of the Term Loans on the Amendment Effective Date as contemplated by the Amendment Agreement; (d) the incurrence of the Term B-7 Loans under the B-7 Incremental Amendment; (e) the entry into the Guaranty and Pledge Agreement as contemplated by the Amendment Agreement; and (f) the payment of all fees and expenses in connection therewith to be paid on, prior or subsequent to the Amendment Effective Date.

“Type” shall mean, when used in respect of any Loan or Borrowing, the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Eurocurrency Rate and the ABR.

“Undeveloped Land” shall mean, (i) all Real Property set forth on Schedule 1.01D to the 2008 Credit Agreement, (ii) all undeveloped land acquired after the Closing Date and (iii) any operating property of the Borrower or any Subsidiary that is subject to a casualty event that results in such property ceasing to be operational.

“Unfunded Pension Liability” means, as of the most recent valuation date for the applicable Plan, the excess of (1) the Plan’s actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan for purposes of Section 412 of the Code or Section 302 of ERISA) of its benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Plan.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unreimbursed Amount” has the meaning specified in Section 2.05(c).

“Unrestricted Cash” shall mean cash or cash equivalents of the Borrower or any of its Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Subsidiaries, including without limitation all “cage cash”.

“Unrestricted Subsidiary” shall mean (1) any Subsidiary of the Borrower identified on Schedule 1.01G to the 2008 Credit Agreement, (2) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder after the Closing Date by written notice to the Administrative Agent; provided, that the Borrower shall only be permitted to so designate a new Unrestricted Subsidiary after the Closing Date and so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in Pro Forma Compliance, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 6.04, (d) without duplication of clause (c), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 6.04, and (e) such Subsidiary shall have been or will promptly be designated an “unrestricted subsidiary” (or otherwise not be subject to the covenants) under the Senior Unsecured Notes Indenture, the Interim Loan Agreement, the Senior Notes Indenture and all Permitted Refinancing Indebtedness in respect thereof and (3) any subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such Subsidiary Redesignation, the Borrower shall be in Pro Forma Compliance and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations and information required by the preceding clause (ii).

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Vessel” shall mean (i) any vessel, boat, ship, catamaran, riverboat, or barge of any kind or nature whatsoever, whether or not temporarily or permanently moored or affixed to any real property, (ii) any improvement to real property which is used or susceptible of use as a dockside, riverboat or water-based venue for business operations, (iii) any property which is a vessel within the meaning given to that term in 1 U.S.C. § 3, and (iv) any property which would be a vessel within the meaning of that term as defined in 1 U.S.C. § 3 but for its removal from navigation for use in gaming or other business operations and/or any modifications made thereto to facilitate dockside gaming or other business operations which may affect its seaworthiness, and, in each case, all appurtenances thereof.

“Vessel Applicable Laws” shall have the meaning assigned to such term in Section 9.23.

“Vessel Related Collateral” shall have the meaning assigned to such term in Section 9.23.

“Waivable Mandatory Prepayment” shall have the meaning assigned to such term in Section 2.11(e).

“Wholly-Owned Domestic Subsidiary” of any person shall mean a Domestic Subsidiary of such person that is a Wholly-Owned Subsidiary.

“Wholly-Owned Foreign Subsidiary” of any person shall mean a Foreign Subsidiary of such person that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly-Owned Subsidiary of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided, that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

SECTION 1.02 Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.03 Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the 2008 Transactions, the 2011 Transactions, the 2012 Transactions and the Transactions as shall have taken place on or prior to the date of determination, unless the context otherwise requires.

SECTION 1.04 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in U.S. Dollars in Article VI or paragraph (f), (j) or (m) of Section 7.01 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

SECTION 1.05 Additional Alternative Currencies.

(a) The Borrower may from time to time request that Eurocurrency Revolving Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Facility Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Event (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Loans, the Administrative Agent shall promptly notify each Revolving Facility Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Revolving Facility Lender (in the case of any such request pertaining to Eurocurrency Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Revolving Facility Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Facility Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Facility Lenders consent to making Eurocurrency Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Eurocurrency Revolving Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrower. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

SECTION 1.06 Change of Currency.

(a) Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 1.07 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Local Time.

SECTION 1.08 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 1.09 Certain Maturity Determinations. Any provision of any documentation governing any First Lien Notes or Commitments or Loans or other indebtedness that provides for the acceleration of the maturity thereof (or automatic termination thereof) to a date that is earlier than its stated maturity date based on the aggregate principal amount of other indebtedness outstanding on such earlier date (e.g., with respect to the early maturity triggers with respect to the Term B-5-A Loans, Term B-6-A Loans and Term B-7 Loans contemplated by the definition of “Term B Facility Maturity Date”) shall be disregarded for purposes of determining compliance with any restriction set forth in this Agreement with respect to final maturity, amortization or weighted average life to maturity.

ARTICLE II

The Credits

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein:

(a) on the Amendment Effective Date, (i) the Term B-4 Loan of each Lender that shall not have executed the Amendment Agreement shall be converted into a Term B-4-A Loan hereunder in Dollars in a principal amount equal to the principal amount of the Term B-4 Loan of such Lender on the Amendment Effective Date and (ii) the Term B-4 Loan of each Lender that shall have executed the Amendment Agreement shall be converted into a Term B-4-B Loan hereunder in Dollars in a principal amount equal to the principal amount of the Term B-4 Loan of such Lender on the Amendment Effective Date;

(b) on the Amendment Effective Date, (i) the Term B-5 Loan of each Lender that shall not have executed the Amendment Agreement shall be converted into a Term B-5-A Loan hereunder in Dollars in a principal amount equal to the principal amount of the Term B-5 Loan of such Lender on the Amendment Effective Date and (ii) the Term B-5 Loan of each Lender that shall have executed the Amendment Agreement shall be converted into a Term B-5-B Loan hereunder in Dollars in a principal amount equal to the principal amount of the Term B-5 Loan of such Lender on the Amendment Effective Date;

(c) on the Amendment Effective Date, (i) the Term B-6 Loan of each Lender that shall not have executed the Amendment Agreement shall be converted into a Term B-6-A Loan hereunder in Dollars in a principal amount equal to the principal amount of the Term B-6 Loan of such Lender on the Amendment Effective Date and (ii) the Term B-6 Loan of each Lender that shall have executed the Amendment Agreement shall be converted into a Term B-6-B Loan hereunder in Dollars in a principal amount equal to the principal amount of the Term B-6 Loan of such Lender on the Amendment Effective Date;

(d) each Lender with a Revolving Facility Commitment under any Revolving Facility agrees to make Revolving Facility Loans to the Borrower from time to time during the Availability Period for such Revolving Facility in Dollars or in one or more Alternative Currencies in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure under such Revolving Facility exceeding such Lender’s Revolving Facility Commitment under such Revolving Facility, (ii) the Revolving Facility Credit Exposure under such Revolving Facility exceeding the total Revolving Facility Commitments under such Revolving Facility, (iii) the aggregate Outstanding Amount of all Revolving Facility Loans denominated in Alternative Currencies exceeding the Alternative Currency Sublimit, (iv) the Real Estate Revolver Facility Credit Exposure exceeding the Real Estate Revolver Facility Sublimit or (v) if any Extended Maturity Revolving Loan Commitments are then in effect, in the case of the Revolving Facility consisting of the Original Maturity Revolving Facility Commitments, the Revolving Facility Credit Exposure of all Lenders under such Revolving Facility expressed as a percentage of the aggregate Original Maturity Revolving Facility Commitments then outstanding exceeding the Revolving Facility Credit Exposure of all Lenders under the Revolving Facility consisting of the Extended Maturity Revolving Facility Commitments expressed as a percentage of the aggregate Extended Maturity Revolving Facility Commitments then outstanding. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans;

(e) each Lender having an Incremental Term Loan Commitment agrees, subject to the terms and conditions set forth in the applicable Incremental Assumption Agreement, to make Incremental Term Loans to the Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment;

(f) amounts borrowed under Section 2.01(a), (b), (c) or (e) and repaid or prepaid may not be reborrowed; and

(g) all Revolving Facility Loans, Term B-5 Loans (in the form of Term B-5-A Loans and Term B-5-B Loans, as applicable), Term B-6 Loans (in the form of Term B-6-A Loans and Term B-6-B Loans, as applicable) and/or any Incremental Term Loans (including, without limitation, the Term B-4 Loans (in the form of Term B-4-A Loans and Term B-4-B Loans, as applicable) and the Term B-7 Loans), outstanding on and as of the Amendment Effective Date after giving effect to the Transactions shall remain outstanding or funded, as applicable, hereunder on the terms set forth herein, except as otherwise provided above.

SECTION 2.02 Loans and Borrowings.

(a) Each Revolving Facility Loan and Term Loan shall be made as part of a Borrowing consisting of Loans under the same Facility and of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility; provided, however, that Revolving Facility Loans under any Revolving Facility shall be made by the Revolving Facility Lenders under such Revolving Facility ratably in accordance with their respective Revolving Facility Percentages under such Revolving Facility on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.14, each Borrowing of Revolving Facility Loans or Term Loans shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount not less than the Borrowing Minimum and, in the case of a Eurocurrency Revolving Facility Borrowing, that is an integral multiple of the Borrowing Multiple. Subject to Section 2.04(c) and Section 2.05(c), at the time that each Term Borrowing or Revolving Facility Borrowing is made, such Borrowing shall be in an aggregate amount that is not less than the Borrowing Minimum and, in the case of a Eurocurrency Revolving Facility Borrowing, that is an integral multiple of the Borrowing Multiple; provided, that an ABR Revolving Facility Borrowing under any Revolving Facility may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments thereunder. Borrowings of more than one Type and under more than one Facility may be outstanding at the same time; provided, that there shall not at any time be more than a total of (i) 20 Eurocurrency Borrowings outstanding under the Term Facilities and (ii) 20 Eurocurrency Borrowings outstanding under the Revolving Facility.

SECTION 2.03 Requests for Borrowings. To request a Revolving Facility Borrowing and/or a Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 10:00 a.m., Local Time, (x) three Business Days before the date of any proposed Borrowing denominated in Dollars and (y) four Business Days before the date of any proposed Borrowing denominated in an Alternative Currency or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., Local Time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by a Responsible Officer of the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) whether such Borrowing is to be a Borrowing of Revolving Facility Loans (and, if so, specifying the Class of Commitments under which such Borrowing is being made), Term B-4-A Loans, Term B-4-B Loans, Term B-5-A Loans, Term B-5-B Loans, Term B-6-A Loans, Term B-6-B Loans, Term B-7 Loans or Other Term Loans;

(ii) the aggregate amount of the requested Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) in the case of a Eurocurrency Revolving Facility Borrowing, the currency in which such Borrowing is to be denominated (which shall be Dollars or an Alternative Currency); and

(vii) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the currency of any Revolving Facility Borrowing is made, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Revolving Facility Borrowing or Term Borrowing is specified, then the requested Borrowing shall be (x) an ABR Borrowing in the case of Loans denominated in Dollars or (y) a Eurocurrency Borrowing with an Interest Period of one month’s duration in the case of Revolving Facility Loans denominated in an Alternative Currency. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04 Swingline Loans.

(a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Revolving Facility Lenders set forth in this Section 2.04, to make loans in Dollars under any Revolving Facility (each such loan, a “Swingline Loan”) to the Borrower from time to time on any Business Day during the Availability Period for such Revolving Facility in an aggregate amount not to exceed at any time outstanding the amount of its Swingline Commitment, notwithstanding the fact that such Swingline Loans under such Revolving Facility, when aggregated with the Revolving Facility Percentage of the Outstanding Amount of Revolving Facility Loans and L/C Obligations under such Revolving Facility of the Revolving Facility Lender acting as Swingline Lender, may exceed the amount of such Lender’s Revolving Facility Commitment under such Revolving Facility; provided, however, that after giving effect to any Swingline Loan, (i) the Revolving Facility Credit Exposure under such Revolving Facility shall not exceed the total Revolving Facility Commitments under such Revolving Facility, and (ii) the aggregate Revolving Facility Credit Exposure under such Revolving Facility of any Revolving Facility Lender (other than the Swingline Lender) shall not exceed such Revolving Facility Lender’s Revolving Facility Commitment under such Revolving Facility, and provided, further, that the Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.11, and reborrow under this Section 2.04. Each Swingline Loan shall be an ABR Loan. Immediately upon the making of a Swingline Loan under any Revolving Facility, each Revolving Facility Lender under such Revolving Facility shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s Revolving Facility Percentage under such Revolving Facility times the amount of such Swingline Loan.

(b) Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed and the Revolving Facility under which such borrowing is to occur, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan request, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan request and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swingline Borrowing Request, (x) make the amount of its Swingline Loan available to the Borrower at the account of the Borrower specified in such Swingline Borrowing Request and (y) notify the Administrative Agent of such Swingline Borrowing.

(c) Refinancing of Swingline Loans.

(i) The Swingline Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Facility Lender under the Revolving Facility pursuant to which such Swingline Loan was made make an ABR Revolving Loan in an amount equal to such Revolving Facility Lender’s Revolving Facility Percentage of the amount of Swingline Loans then outstanding under such Revolving Facility. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the Borrowing Minimum and Borrowing Multiples, but subject to the unutilized portion of the Revolving Facility Commitments under such Revolving Facility and the conditions set forth in Section 4.01. The Swingline Lender shall furnish the Borrower with a copy of the applicable Borrowing Request promptly after delivering such notice to the Administrative Agent. Each Revolving Facility Lender shall make an amount equal to its Revolving Facility Percentage under the Revolving Facility pursuant to which such Swingline Loan was made of the amount specified in such Borrowing Request available to the Administrative Agent in Same Day Funds for the account of the Swingline Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Borrowing Request, whereupon, subject to Section 2.04(c)(ii), each Revolving Facility Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the Borrower in such amount under such Revolving Facility. The Administrative Agent shall remit the funds so received to the Swingline Lender.

(ii) If for any reason any Swingline Loan cannot be refinanced by such an ABR Revolving Facility Borrowing in accordance with Section 2.04(c)(i), the request for ABR Revolving Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Facility Lenders under such Revolving Facility fund its risk participation in the relevant Swingline Loan and each Revolving Facility Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Facility Lender under the applicable Revolving Facility fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Facility Lender pursuant to the foregoing provisions of this Section

2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Revolving Facility Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Facility Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s ABR Revolving Loan included in the relevant ABR Revolving Facility Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Facility Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Facility Lender’s obligation to make ABR Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make ABR Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.01. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Facility Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Facility Lender its Revolving Facility Percentage thereof in the same funds as those received by the Swingline Lender.

(ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan made under any Revolving Facility is required to be returned by the Swingline Lender under any of the circumstances described in Section 8.10 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Facility Lender under such Revolving Facility shall pay to the Swingline Lender its Revolving Facility Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Facility Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Facility Lender funds its ABR Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Facility Lender’s Revolving Facility Percentage of any Swingline Loan, interest in respect of such Revolving Facility Percentage shall be solely for the account of the Swingline Lender.

(f) Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender. All Swingline Loans outstanding under the 2012 Credit Agreement on the Amendment Effective Date shall remain outstanding under the Revolving Facility consisting of the Extended Maturity Revolving Facility Commitments on the terms set forth herein.

(g) Additional Swingline Lenders. From time to time, the Borrower may by notice to the Administrative Agent with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the applicable Revolving Facility Lender designate such Revolving Facility Lender (in addition to any then existing Swingline Lender) to act as a Swingline Lender hereunder. In the event that there shall be more than one Swingline Lender hereunder, each reference to “the Swingline Lender” hereunder with respect to any Swingline Loan shall refer to the person that made such Swingline Loan and each such additional Swingline Lender shall be entitled to the benefits of this Agreement as a Swingline Lender to the same extent as if it had been originally named as the Swingline Lender hereunder. Promptly after making any Swingline Loan or receiving any payment with respect to any Swingline Loan, the Swingline Lender will provide the Administrative Agent with the details thereof. On the last Business Day of each March, June, September and December (and on such other dates as the Administrative Agent may request), each Swingline Lender shall provide the Administrative Agent a list of all Swingline Loans made by it that are outstanding at such time together with such other information as the Administrative Agent may reasonably request.

SECTION 2.05 The Letter of Credit Commitment.

(a) General.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Facility Lenders set forth in this Section 2.05, (1) from time to time on any Business Day during the period from and including the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit under any Revolving Facility denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or its Subsidiaries or any Real Estate Revolver Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Facility Lenders under each Revolving Facility severally agree to participate in Letters of Credit issued under such Revolving Facility for the account of the Borrower or its Subsidiaries or any Real Estate Revolver Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit under any Revolving Facility, (u) the total Revolving Facility Credit Exposure under such Revolving Facility shall not exceed the total Revolving Facility Commitments under such Revolving Facility, (v) no Lender’s Revolving Facility Credit Exposure under such Revolving Facility shall exceed such Lender’s Revolving Facility Commitment under such Revolving Facility, (w) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, (x) the total Real Estate Revolver Facility Credit Exposure shall not exceed the Real Estate Revolver Facility Sublimit, (y) if any Extended Maturity Revolving Loan Commitments are then in effect, in the case of the Revolving Facility consisting of the Original Maturity Revolving Facility Commitments, the Revolving Facility Credit Exposure of all Lenders under such Revolving Facility expressed as a percentage of the aggregate Original Maturity Revolving Facility Commitments then outstanding shall not exceed the Revolving Facility Credit Exposure of all Lenders under the Revolving Facility consisting of the Extended Maturity Revolving Facility Commitments expressed as a percentage of the aggregate Extended Maturity Revolving Facility Commitments then outstanding and (z) the L/C Obligations with respect to any L/C Issuer shall not exceed the applicable Specified L/C Sublimit of such L/C Issuer then in effect. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower or any Subsidiary or any Real Estate Revolver

Subsidiary may, during the foregoing period with respect to any Revolving Facility, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit under any Revolving Facility, if:

(A) subject to Section 2.05(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Majority Lenders under the Revolving Facility have approved such expiry date (such approval not to be unreasonably withheld or delayed); or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date for such Revolving Facility, unless all the Revolving Facility Lenders under such Revolving Facility have approved such expiry date (such approval not to be unreasonably withheld or delayed).

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit under any Revolving Facility if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any requirement of law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency (other than with respect to Letters of Credit requested to be in Dollars or an Alternative Currency);

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(G) a default of any Revolving Facility Lender’s obligations to fund under Section 2.05(c) exists or any Revolving Facility Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Revolving Facility Lender to eliminate the L/C Issuer’s Fronting Exposure with respect to such Revolving Facility Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Facility Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof and the Revolving Facility under which such Letter of Credit is being issued; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably request. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Facility Lender, the Administrative Agent or any Loan Party, at least one Business

Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4.01 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary or Real Estate Revolver Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit under any Revolving Facility, each Revolving Facility Lender under such Revolving Facility shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Facility Percentage under such Revolving Facility times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit under any Revolving Facility that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit under any Revolving Facility has been issued, the Revolving Facility Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date under such Revolving Facility; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.05(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Majority Lenders under the Revolving Facility have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Facility Lender or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit under any Revolving Facility that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued under any Revolving Facility, except as provided in the following sentence, the Revolving Facility Lenders under such Revolving Facility shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Majority Lenders under the Revolving Facility have elected not to permit such reinstatement or (B) from the Administrative Agent, any Revolving Facility Lender or the Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(v) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than (1) 1:00 p.m., Local Time, on the date that the L/C Issuer provides notice to the Borrower of any payment by the L/C Issuer under a Letter of Credit denominated in Dollars or the Applicable Time in the case of any Letter of Credit denominated in an Alternative Currency (if such notice is provided by 10:00 a.m., Local Time, on such date) or (2) 11:00 a.m., Local Time, on the next succeeding Business Day or the Applicable Time on such next succeeding Business Day, as the case may be (if such notice is provided after 10:00 a.m., Local Time, on the date such notice is given) (each such applicable date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer (and the L/C Issuer shall promptly notify the Administrative Agent of any failure by the Borrower to so reimburse the L/C Issuer by such time) in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Facility Lender under the Revolving Facility pursuant to which such Letter of Credit was issued of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Revolving Facility Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of ABR Revolving Loans under the Revolving Facility under which such Letter of Credit was issued to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum Borrowing Minimums or Borrowing Multiples, but subject to the amount of the unutilized portion of the Revolving Facility Commitments under such Revolving Facility and the conditions set forth in Section 4.01 (other than the delivery of a Borrowing Request). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.05(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Facility Lender under the Revolving Facility under which such Letter of Credit was issued shall upon any notice pursuant to Section 2.05(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Revolving Facility Percentage under such Revolving Facility of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.05(c)(iii), each Revolving Facility Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of ABR Revolving Loans because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate specified in Section 2.13(c). In such event, each Revolving Facility Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.05(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Facility Lender in satisfaction of its participation obligation under this Section 2.05.

(iv) Until each Revolving Facility Lender funds its ABR Revolving Loan or L/C Advance pursuant to this Section 2.05(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Facility Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Facility Lender’s obligation to make ABR Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit under a revolving Facility under which such Lender has a Revolving Facility Commitment, as contemplated by this Section 2.05(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Facility Lender may have against the L/C Issuer, the Borrower, any Subsidiary, any Real Estate Revolver Subsidiary, or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make ABR Revolving Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.01 (other than delivery by the Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Facility Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s ABR Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Facility Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Facility Lender such Revolving Facility Lender’s L/C Advance in respect of such payment in accordance with Section 2.05(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Facility Lender its Revolving Facility Percentage thereof under the applicable Revolving Facility in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.05(c)(i) in connection with the issuance of any Letter of Credit under any Revolving Facility is required to be returned under any of the circumstances described in Section 8.10 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Facility Lender under such Revolving Facility shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Facility Percentage under such Revolving Facility thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Facility Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Facility Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary or any Real Estate Revolver Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit that appears on its face to be valid proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary or any Real Estate Revolver Subsidiary.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Revolving Facility Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Facility Lenders or the Majority Facility Lenders under the Revolving Facility under the Revolving Facility under which such Letter of Credit was issued, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.05(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(ii) Sections 2.11(d), 2.22 and 7.01 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.05, Section 2.11(d), 2.22 and Section 7.01, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Facility Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Facility Lenders under any Revolving Facility under which a Letter of Credit is Cash Collateralized, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Except as otherwise agreed to by the Administrative Agent, Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Credit Suisse.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or a Real Estate Revolver Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries or Real Estate Revolver Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries or Real Estate Revolver Subsidiaries.

(k) Additional L/C Issuers. From time to time, the Borrower may by notice to the Administrative Agent with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and the applicable Revolving Facility Lender designate such Revolving Facility Lender (in addition to any then existing L/C Issuer) to act as an L/C Issuer hereunder. In the event that there shall be more than one L/C Issuer hereunder, each reference to “the L/C Issuer” hereunder with respect to any L/C Issuer shall refer to the person that issued such Letter of Credit and each such additional L/C Issuer shall be entitled to the benefits of this Agreement as an L/C Issuer to the same extent as if it had been originally named as the L/C Issuer hereunder. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit (including any Existing Letter of Credit) to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer (other than Credit Suisse) will also deliver to the Administrative Agent a true and complete copy of such Letter of Credit or amendment. On the last Business Day of each March, June, September and December (and on such other dates as the Administrative Agent may request), each L/C Issuer shall provide the Administrative Agent a list of all Letters of Credit (including any Existing Letter of Credit) issued by it that are outstanding at such time together with such other information as the Administrative Agent may reasonably request.

(l) All Letters of Credit outstanding under the 2012 Credit Agreement on the Amendment Effective Date shall remain outstanding hereunder on the terms set forth herein except as otherwise provided herein (it being understood that Bank of America, N.A. shall be under no obligation to, but may, in its sole discretion, amend or renew any such Letter of Credit).

SECTION 2.06 Funding of Borrowings.

(a) Each Lender shall make each Term Loan or Revolving Facility Loan to be made by it hereunder available to the Administrative Agent in Same Day Funds at the Administrative Agent’s

Office for the applicable currency not later than 10:00 a.m., Local Time, in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Revolving Facility Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Borrowing Request. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the Borrowing Request; provided, however, that if, on the date the Borrowing Request with respect to a Revolving Facility Borrowing denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Loans (or, in the case of any Borrowing of ABR Loans, prior to 9:00 a.m., Local Time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.06(a)) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans under the applicable Facility. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07 Interest Elections.

(a) Each Borrowing of Revolving Facility Loans or Term Loans initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided, that except as otherwise provided herein, a Eurocurrency Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Loan. The Borrower may elect different options with respect to different portions of the affected Revolving Facility Borrowing or Term Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of Exhibit D to the 2008 Credit Agreement and signed by a Responsible Officer of the Borrower.

(c) Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing; provided, that any Loan denominated in an Alternative Currency shall instead be continued as a Eurocurrency Borrowing with an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Eurocurrency Revolving Facility Borrowing shall, unless repaid, be continued as a Eurocurrency Revolving Facility Borrowing with an Interest Period of one month’s duration.

SECTION 2.08 Termination and Reduction of Commitments.

(a) Unless previously terminated, the Revolving Facility Commitments of any Class shall terminate on the Revolving Facility Maturity Date with respect to such Class.

(b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments under any Revolving Facility; provided, that (i) each such reduction shall be in an amount that is an integral multiple of $10.0 million and not less than $10.0 million (or, if less, the remaining amount of such Class of Revolving Facility Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments under any Revolving Facility if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11 under such Revolving Facility, the Revolving Facility Credit Exposure under such Revolving Facility would exceed the total Revolving Facility Commitments under any Revolving Facility.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under any Revolving Facility under clause (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of a Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender under each Revolving Facility the then unpaid principal amount of each Revolving Facility Loan under such Revolving Facility on the Revolving Facility Maturity Date with respect to such Revolving Facility, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan under any Revolving Facility on the Revolving Facility Maturity Date with respect to such Revolving Facility.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Facility and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such

Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, unless otherwise agreed to by the applicable Lender, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.10 Repayment of Term Loans and Revolving Facility Loans.

(a) Subject to the other paragraphs of this Section (and of Section 2.10 of the 2012 Credit Agreement with respect to prepayments made prior to the Amendment Effective Date, including the effect of the application of prepayments to the installments of Term Loans thereunder),

(i) [reserved],

(ii) [reserved],

(iii) [reserved],

(iv) the Borrower shall repay Borrowings of Term B-4-A Loans and Term B-4-B Loans on each date set forth below or, if such date is not a Business Day, the next preceding Business Day (each such date being referred to as a “Term B-4 Loan Installment Date”), in the aggregate principal amount equal to the amount set forth opposite such Term B-4 Loan Installment Date (it being understood that each such amount in respect of the Term B-4-B Loans shall be decreased in direct order in the event that any Term B-4 Loans are repaid pursuant to Section 5 of the Amendment Agreement):

Date	Amount of Term B-4-A Loans to Be Repaid	Amount of Term B-4-B Loans to Be Repaid
June 30, 2014	N/A	N/A
September 30, 2014	N/A	N/A
December 31, 2014	N/A	N/A
March 31, 2015	N/A	N/A
June 30, 2015	N/A	N/A
September 30, 2015	N/A	N/A
December 31, 2015	N/A	N/A
March 31, 2016	N/A	N/A
June 30, 2016	N/A	N/A
September 30, 2016	N/A	N/A
Term B-4 Facility Maturity Date	N/A	$376,738,128.99

(v) the Borrower shall repay Borrowings of Term B-5-A Loans and Term B-5-B Loans on each date set forth below or, if such date is not a Business Day, the next preceding Business Day (each such date being referred to as a “Term B-5 Loan Installment Date”), in the aggregate principal amount equal to the amount set forth opposite such Term B-5 Loan Installment Date (it being understood that each such amount in respect of the Term B-5-B Loans shall be decreased in direct order in the event that any Term B-5 Loans are repaid pursuant to Section 5 of the Amendment Agreement):

Date	Amount of Term B-5-A Loans to Be Repaid	Amount of Term B-5-B Loans to Be Repaid
March 31, 2015	N/A	N/A
June 30, 2015	N/A	N/A
September 30, 2015	N/A	N/A
December 31, 2015	N/A	N/A
March 31, 2016	N/A	N/A
June 30, 2016	N/A	N/A
September 30, 2016	N/A	N/A
December 31, 2016	N/A	N/A
Term B Facility Maturity Date with respect to Term B-5-B Loans	N/A	$937,604,488.29
Term B Facility Maturity Date with respect to Term B-5-A Loans	N/A	N/A

(vi) the Borrower shall repay Borrowings of Term B-6-A Loans and Term B-6-B Loans on each date set forth below or, if such date is not a Business Day, the next preceding Business Day (each such date being referred to as a “Term B-6 Loan Installment Date”), in the aggregate principal amount equal to the amount set forth opposite such Term B-6 Loan Installment Date (it being understood that each such amount in respect of the Term B-6-B Loans shall be decreased in direct order in the event that any Term B-6 Loans are repaid pursuant to Section 5 of the Amendment Agreement):

Date	Amount of Term B-6-A Loans to Be Repaid	Amount of Term B-6-B Loans to Be Repaid
March 31, 2015	N/A	N/A
June 30, 2015	N/A	N/A
September 30, 2015	N/A	N/A
December 31, 2015	N/A	N/A
March 31, 2016	N/A	N/A
June 30, 2016	N/A	N/A
September 30, 2016	N/A	N/A
December 31, 2016	N/A	N/A
Term B Facility Maturity Date with respect to Term B-6-B Loans	N/A	$2,298,800,102.95
Term B Facility Maturity Date with respect to Term B-6-A Loans	N/A	N/A

(vii) the Borrower shall repay Borrowings of Term B-7 Loans on each date set forth below or, if such date is not a Business Day, the next preceding Business Day (each such date being referred to as a “Term B-7 Loan Installment Date”), in the aggregate principal amount equal to the amount set forth opposite such Term B-7 Loan Installment Date:

Date	Amount of Term B-7 Loans to Be Repaid
September 30, 2014	$4,375,000.00

Date	Amount of Term B-7 Loans to Be Repaid
December 31, 2014	$4,375,000.00
March 31, 2015	$4,375,000.00
June 30, 2015	$4,375,000.00
September 30, 2015	$4,375,000.00
December 31, 2015	$4,375,000.00
March 31, 2016	$4,375,000.00
June 30, 2016	$4,375,000.00
September 30, 2016	$4,375,000.00
December 31, 2016	$4,375,000.00
Term B Facility Maturity Date with respect to Term B-7 Loans	$1,706,250,000.00

(viii) in the event that any Incremental Term Loans are made on an Increased Amount Date, the Borrower shall repay such Incremental Term Loans on the dates and in the amounts set forth in the Incremental Assumption Agreement (each such date being referred to as an “Incremental Term Loan Installment Date”);

(ix) [reserved];

(x) to the extent not previously paid, outstanding Term B-4-A Loans and Term B-4-B Loans shall be due and payable on the Term B-4 Facility Maturity Date;

(xi) to the extent not previously paid, outstanding Term B-5-A Loans shall be due and payable on the Term B Facility Maturity Date with respect to Term B-5-A Loans;

(xii) to the extent not previously paid, outstanding Term B-5-B Loans shall be due and payable on the Term B Facility Maturity Date with respect to Term B-5-B Loans;

(xiii) to the extent not previously paid, outstanding Term B-6-A Loans shall be due and payable on the Term B Facility Maturity Date with respect to Term B-6-A Loans;

(xiv) to the extent not previously paid, outstanding Term B-6-B Loans shall be due and payable on the Term B Facility Maturity Date with respect to Term B-6-B Loans; and

(xv) to the extent not previously paid, outstanding Term B-7 Loans shall be due and payable on the Term B Facility Maturity Date with respect to Term B-7 Loans.

(b) To the extent not previously paid, outstanding Revolving Facility Loans of any Class shall be due and payable on the Revolving Facility Maturity Date with respect to such Class.

(c) Prepayment of the Term Loans from:

(i) all Net Proceeds pursuant to Section 2.11(b) and Excess Cash Flow pursuant to Section 2.11(c) shall be applied to the Term Loans pro rata among each Term Facility, with the application thereof being applied to the remaining installments thereof as the Borrower may direct; provided that, subject to the pro rata application to Loans outstanding within any Class of Term Loans, the Borrower may allocate such prepayment in its sole discretion among the Class or Classes of Term Loans as the Borrower may specify;

(ii) any optional prepayments of the Term Loans pursuant to Section 2.11(a) shall be applied to the remaining installments of the Term Loans as the Borrower may direct under the applicable Class or Classes as the Borrower may direct; and

(iii) any prepayment of (x) the Term B-4-A Loans, Term B-4-B Loans or Term B-7 Loans pursuant to Section 2.11(h) shall be applied to the remaining installments of the Term B-4-A Loans, Term B-4-B Loans or Term B-7 Loans, respectively, in reverse order of maturity, (y) any other Class of Term Loans pursuant to Section 2.11(h) shall be applied to the remaining installments thereof as the Borrower may direct and (z) Term Loans of a particular Class pursuant to Section 2.11(g) or 9.04(i) shall be applied to the remaining installments of such Class of Term Loans on a pro rata basis.

(d) Any mandatory prepayment of Term Loans pursuant to Section 2.11(b) or (c) shall be applied so that the aggregate amount of such prepayment is allocated among the Term Loans in the applicable Class or Classes of Term Loans (including Other Term Loans, if any) to be repaid, pro rata based on the aggregate principal amount of outstanding Term Loans in the applicable Class or Classes, irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.11(e), then, with respect to such mandatory prepayment, prior to the repayment of any Term Loan, the Borrower may select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 1:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment. Repayments of Eurocurrency Borrowings pursuant to this Section 2.10 shall be accompanied by accrued interest on the amount repaid.

(e) Notwithstanding any other provision of this Agreement, to the extent any Term Loans are outstanding with a maturity date that is earlier than the Term B Facility Maturity Date with respect to Term B-6-A Loans or Term B-6-B Loans, any such Term Loans may, at the direction of the Borrower, be repaid prior to any Term B-6-A Loans or Term B-6-B Loans.

SECTION 2.11 Prepayment of Loans.

(a)(i)The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (except as provided in clause (v) of this Section 2.11(a) and subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, upon prior notice to the Administrative Agent by telephone (confirmed by telecopy) (x) in the case of an ABR Loan, not less than one Business Day prior to the date of prepayment, (y) in the case of Eurocurrency Loans denominated in Dollars, not less than three Business Days prior to the date of prepayment and (z) in the case of a Eurocurrency Revolving Loan denominated in an Alternative Currency, not less than four Business Days prior to the date of prepayment, which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Facilities. Each such notice shall be signed by a Responsible Officer of the Borrower and shall specify the date and amount of such prepayment and the Class(es) and the Type(s) of Loans to be prepaid and, if Eurocurrency Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender’s pro rata share of such prepayment.

(ii) [Reserved].

(iii) [Reserved].

(iv) [Reserved].

(v) In the event that any Term B-7 Loans are voluntarily repaid pursuant to Section 2.11(a)(i) or any Term B-7 Loans are assigned pursuant to Section 2.19(c) in connection with an amendment to this Section 2.11(a)(v) or the definition of Term B-7 Applicable Premium (the “Repaid Term B-7 Loans”) prior to July 25, 2015 in whole or in part, the Borrower shall pay to the Lenders having such Repaid Term B-7 Loans a prepayment premium equal to:

(A) if the date of such prepayment or assignment occurs after the Initial Incremental Effective Date but prior to January 25, 2015, the Term B-7 Applicable Premium as of the date of such prepayment or assignment, and

(B) 1.0%, if the date of such prepayment or assignment occurs after January 25, 2015 but prior to July 25, 2015.

Any prepayment premium applicable to the Term B-7 Loans pursuant to this Section 2.11(a)(v) will also be payable in connection with any prepayment of the Term B-7 Loans that occurs during the pendency or following any event constituting an Event of Default under Section 7.01(h) or (i).

(b) Subject to Section 2.11(e) and (f), the Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Notwithstanding the foregoing, the Borrower may retain all Net Proceeds from Asset Sales if the Senior Secured Leverage Ratio as of the last day of the most recently completed Test Period at the time such prepayment would otherwise have been required shall be less than or equal to 2.50 to 1.00; provided that, with respect to Net Proceeds from Asset Sales, the Borrower may use a portion of such Net Proceeds to prepay or repurchase First Lien Notes with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations in an amount not to exceed the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the First Lien Notes with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations and the denominator of which is the sum of the outstanding principal amount of such First Lien Notes and the outstanding principal amount of Term Loans.

(c) Subject to Section 2.11(e) and (f), within five (5) Business Days after financial statements are delivered under Section 5.04(a) with respect to each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply an amount equal to (i) the Required Percentage of such Excess Cash Flow, minus (ii) the sum of (A) the amount of any voluntary prepayments during such Excess Cash Flow Period of Term Loans and (B) the amount of any permanent voluntary reductions during such Excess Cash Flow Period of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid, to prepay Term Loans in accordance with clauses (c) and (d) of Section 2.10. Not later than the date on which the payment is required to be made pursuant to the foregoing sentence for each applicable Excess Cash Flow Period, the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(d) If the Administrative Agent notifies the Borrower at any time that the Revolving Facility Credit Exposure at such time exceed an amount equal to 105% of the Revolving Facility Commitments then in effect, then, within two Business Days after receipt of such notice, the

Borrower shall (at the Borrower’s option) prepay Revolving Facility Loans and/or the Swingline Loans and/or the Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Revolving Facility Credit Exposure as of such date of payment to an amount not to exceed 100% of the Revolving Facility Commitments then in effect. The Administrative Agent may, at any time and from time to time after any such initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations. If the Administrative Agent notifies the Borrower on any Revaluation Date that the Outstanding Amount of all Revolving Facility Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within five Business Days after receipt of such notice, the Borrower shall prepay Revolving Facility Loans denominated in Alternative Currencies in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(e) Anything contained herein to the contrary notwithstanding, in the event the Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Borrower elects (or is otherwise required) to make such Waivable Mandatory Prepayment, the Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Administrative Agent of its election to do so on or before the second Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrower shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied by the Administrative Agent (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected to accept such Waivable Mandatory Prepayment (each, an “Accepting Lender”), to prepay the Term Loans of such Accepting Lenders (which prepayment shall be applied to the scheduled installments of principal of the Term Loans in the applicable Class(es) of Term Loans in accordance with paragraphs (c) and (d) of Section 2.10), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option and decline such Waivable Mandatory Prepayment (such declined amounts, the “Declined Proceeds”) to offer to each Accepting Lender such Accepting Lender’s pro rata share of such Declined Proceeds (which may be declined by such Accepting Lender or accepted by such Accepting Lender and applied to the scheduled installments of principal of the Term Loans in the applicable Class(es) of Term Loans of the Accepting Lenders in accordance with paragraphs (c) and (d) of Section 2.10). To the extent any Accepting Lender elects to decline its pro rata share of such Declined Proceeds, such remaining Declined Proceeds shall be retained by the Borrower and may be used for any purpose not otherwise prohibited by this Agreement.

(f) Notwithstanding any other provisions of this Section 2.11 to the contrary, (i) to the extent that any Net Proceeds of any Asset Sale by a Foreign Subsidiary or Excess Cash Flow attributable to a Foreign Subsidiary is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(b) or Section 2.11(c) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly use commercially reasonable efforts to take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(b) or Section 2.11(c), to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of such Net Proceeds or Excess Cash Flow would have a material adverse tax cost consequence with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary; provided that, in the case of this clause (ii), on or before the date on which any Net Proceeds or Excess Cash Flow so retained would otherwise have been required to be applied to prepayments pursuant to Section 2.11(b) or Section 2.11(c), (x) the Borrower applies an amount equal to such Net Proceeds or Excess Cash Flow to such prepayments as if such Net Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds or Excess Cash Flow had been repatriated (or, if less, Net Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Proceeds or Excess Cash Flow is applied to the permanent repayment of Indebtedness of a Foreign Subsidiary.

(g)(i)Notwithstanding anything to the contrary in Section 2.11(a) or 2.18(c), (which provisions shall not be applicable to this Section 2.11(g)) the Borrower shall have the right at any time and from time to time to prepay Term Loans and/or repay Revolving Facility Loans of any Class (with, in the case of Revolving Facility Loans under any Revolving Facility, a corresponding permanent reduction in the Revolving Facility Commitment of each Lender who receives a Discounted Voluntary Prepayment), to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.11(g); provided that (A) [reserved], (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans of any Class and/or Revolving Facility Loans of any Class on a pro rata basis with all Lenders of such Class, and after giving effect to any Discounted Voluntary Prepayment, there shall be sufficient aggregate Revolving Facility Commitments among the Revolving Facility Lenders to apply to the Outstanding Amount of the L/C Obligations as of such date, unless the Borrower shall concurrently with the payment of the purchase price by the Borrower for such Revolving Facility Loans, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(g) in the amount of any such excess Outstanding Amount of the L/C Obligations and (C) the Borrower shall deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Borrower stating (1) that no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.11(g) has been satisfied and (3) the aggregate principal amount of Term Loans and/or Revolving Facility Loans so prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit J to the 2011 Credit Agreement (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans and/or repay Revolving Facility Loans of an applicable Class (with a corresponding permanent reduction in Revolving Facility Commitments of such Class) in each case in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Term Loans and/or Revolving Facility Loans as specified below. The Proposed Discounted Prepayment Amount of Term Loans or Revolving Facility Loans shall not be less than $5.0 million. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount for Term Loans and/or Revolving Facility Loans of the applicable Class, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of Term

Loans or Revolving Facility Loans of such Class (the “Discount Range”) and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”). Upon receipt of a Discounted Prepayment Option Notice with respect to Revolving Facility Loans, the Administrative Agent shall notify the L/C Issuer thereof and Discounted Voluntary Prepayments in respect thereof shall be subject to the consent of the L/C Issuer, such consent not to be unreasonably withheld or delayed.

(iii) Upon receipt of a Discounted Prepayment Option Notice and receipt by the Administrative Agent of any required consent from the L/C Issuer in accordance with Section 2.11(g)(ii), the Administrative Agent shall promptly notify each Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit K to the 2011 Credit Agreement (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans and/or Revolving Facility Loans held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of Term Loans and/or Revolving Facility Loans of the applicable Class(es) specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for Term Loans and/or Revolving Facility Loans of the applicable Class(es) (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.11(g)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Voluntary Discounted Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Loans whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans and/or Revolving Facility Loans (or the respective portions thereof) (with, in the case of Revolving Facility Loans, a corresponding permanent reduction in Revolving Facility Commitments) of the applicable Class(es) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 2.16), upon irrevocable notice substantially in the form of Exhibit L to the 2011 Credit Agreement (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 P.M. Local time, three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.11(g)(iii) above) established by the Administrative Agent in consultation with the Borrower.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Administrative Agent, (A) the Borrower may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) any Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice.

(h) (i) Notwithstanding anything to the contrary in Section 2.11(a) or (e) or Section 2.18(c) (which provisions shall not be applicable to this Section 2.11(h)), to the extent the Borrower receives First Lien Net Proceeds, (x) Term Loans (other than Term B-4-A Loans, Term B-4-B Loans and Term B-7 Loans) of each Class shall be prepaid at par on a pro rata basis on the third Business Day following the receipt of such First Lien Net Proceeds, in each case, in an aggregate amount for such Class of Term Loans equal to the Applicable Facility Percentage for such Class of Term Loans of such First Lien Net Proceeds; and (y) the Borrower shall apply an amount equal to the Applicable Facility Percentage for the Term B-7 Loans and, subject to clause (vi) of this Section 2.11(h), Term B-4-A Loans and Term B-4-B Loans of such First Lien Net Proceeds to make a First Lien Net Proceeds Prepayment Offer pursuant to the provisions set forth below and shall comply with the provisions of this Section 2.11(h) in connection therewith.

(ii) In connection with any First Lien Net Proceeds Prepayment Offer, the Borrower will provide written notice to the Administrative Agent (each, a “First Lien Net Proceeds Prepayment Offer Notice”) not later than the third Business Day following the receipt by the Borrower of any First Lien Net Proceeds that the Borrower is required to apply the Applicable Facility Percentage for the Term B-7 Loans of such First Lien Net Proceeds, the Applicable Facility Percentage for the Term B-4-A Loans of such First Lien Net Proceeds and the Applicable Facility Percentage for the Term B-4-B Loans of such First Lien Net Proceeds to a First Lien Net Proceeds Prepayment Offer (each, a “First Lien Net Proceeds Prepayment Offer Amount”). The First Lien Net Proceeds Prepayment Offer Notice shall specify the date by which Lenders are required to indicate their election to participate in such First Lien Net Proceeds Prepayment Offer which shall be five Business Days following the date of the First Lien Net Proceeds Prepayment Offer Notice (the “First Lien Net Proceeds Acceptance Date”).

(iii) Upon receipt of a First Lien Net Proceeds Prepayment Offer Notice, the Administrative Agent shall promptly notify each Lender holding a Term B-4-A Loan, each Lender holding a Term B-4-B Loan and each Lender holding a Term B-7 Loan thereof. On or prior to the First Lien Net Proceeds Acceptance Date, each such Lender may specify by written notice in the form provided by the Administrative Agent (each, a “First Lien Net Proceeds Lender Participation Notice”) to the Administrative Agent a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of its Term B-7 Loans, its Term B-4-A Loans and its Term B-4-B Loans, as applicable, that such Lender is electing to make eligible for prepayment pursuant to such First Lien Net Proceeds Prepayment Offer (“First Lien Net Proceeds Offered Term Loans”). Any Lender whose First Lien Net Proceeds Lender Participation Notice is not received by the Administrative Agent by the First Lien Net Proceeds Acceptance Date shall be deemed to have declined to participate in such First Lien Net Proceeds Prepayment Offer.

(iv) On the third Business Day following the First Lien Proceeds Acceptance Date (the “First Lien Net Proceeds Prepayment Offer Date”) (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate pro ration in accordance with this Section 2.11(h)), the Borrower shall prepay First Lien Net Proceeds Offered Term Loans (or portions thereof) offered by the Lenders at par; provided that if the aggregate principal amount of the First Lien Net Proceeds Offered Term Loans of each Class exceeds the First Lien Net Proceeds Prepayment Offer Amount for such Class, the Borrower shall prepay First Lien Net Proceeds Offered Term Loans of each applicable Lender on a pro rata basis based on the respective amounts of such First Lien Net Proceeds Offered Term Loans of each Lender in such Class (subject to rounding requirements specified by the Administrative Agent). If the aggregate principal amount of First Lien Net Proceeds Offered Term Loans is less than the First Lien Net Proceeds Prepayment Offer Amount, the Borrower shall, within three Business Days after the First Lien Net Proceeds Prepayment Offer Date, prepay Term Loans (other than Term B-7 Loans, Term B-4-A Loans and Term B-4-B Loans) on a pro rata basis in proportion to their respective Applicable Facility Percentages.

(v) [Reserved].

(vi) [Reserved].

SECTION 2.12 Fees.

(a) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last Business Day of March, June, September and December in each year, and the date on which the Revolving Facility Commitments of such Lender shall be terminated as provided herein, a commitment fee in Dollars (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee with respect to such Lender. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender’s Commitment Fee (other than with respect to the Swingline Lender), the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b) The Borrower from time to time agrees to pay (i) to each Revolving Facility Lender (other than any Defaulting Lender; provided that at any time that an L/C Issuer has Fronting

Exposure to a Defaulting Lender, until such Fronting Exposure has been reduced to zero, the L/C Participation Fee attributable to such Fronting Exposure in respect of Letters of Credit issued by such L/C Issuer shall be payable to such L/C Issuer) under any Revolving Facility, through the Administrative Agent, three Business Days after the last day of March, June, September and December of each year and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders under such Revolving Facility shall be terminated as provided herein, a fee (an “L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Outstanding Amount of L/C Obligations (excluding the portion thereof attributable to Unreimbursed Amounts) under such Revolving Facility, during the preceding quarter (or shorter period commencing with the Closing Date or ending with the Revolving Facility Maturity Date with respect to such Revolving Facility or the date on which the Revolving Facility Commitments under such Revolving Facility shall be terminated) at the rate per annum equal to the Applicable Margin for Eurocurrency Revolving Facility Borrowings made by such Lender effective for each day in such period and (ii) to each L/C Issuer, for its own account (x) three Business Days after the last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fronting fee in Dollars in respect of each Letter of Credit issued by such L/C Issuer for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the Dollar Equivalent of the daily stated amount of such Letter of Credit), plus (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any drawing thereunder, such L/C Issuer’s customary documentary and processing fees and charges (collectively, “L/C Issuer Fees”). All L/C Participation Fees and L/C Issuer Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(c) The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the agency fees set forth in the Fee Letter, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the “Administrative Agent Fees”).

(d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that L/C Issuer Fees shall be paid directly to the applicable L/C Issuers. Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.13 Interest.

(a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the ABR plus the Applicable Margin.

(b) The Loans (other than Term B-4-A Loans, Term B-4-B Loans and Term B-7 Loans) comprising each Eurocurrency Borrowing shall bear interest at the Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin plus (in the case of a Eurocurrency Loan of any Lender which is lent from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost. The Term B-4-A Loans and Term B-4-B comprising each Eurocurrency Borrowing shall bear interest at (i) the greater of (x) the Eurocurrency Rate for the Interest Period in effect for such Borrowing and (y) 2.00% plus (ii) the Applicable Margin plus (in the case of a Eurocurrency Loan of any Lender which is lent from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost. The Term B-7 Loans comprising each Eurocurrency Borrowing shall bear interest at (i) the greater of (x) the Eurocurrency Rate for the Interest Period in effect for such Borrowing and (y) 1.00% plus (ii) the Applicable Margin plus (in the case of a Eurocurrency Loan of any Lender which is lent from a lending office in the United Kingdom or a Participating Member State) the Mandatory Cost.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d) Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan, (ii) in the case of Revolving Facility Loans under any Revolving Facility, upon termination of the Revolving Facility Commitments with respect to such Revolving Facility and (iii) in the case of the Term Loans, on the applicable Term Facility Maturity Date; provided, that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, and (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan (including any Swingline Loan) prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the ABR at times when the ABR is based on the prime rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) in the case of interest in respect of Eurocurrency Loans denominated in Alternative Currencies as to which market practice (as reasonably determined by the Administrative Agent) differs from the foregoing, such interest will be calculated in accordance with such market practice, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate, as applicable, for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders or the Majority Lenders under the Revolving Facility that the Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in the applicable currency shall be ineffective and (A) in the case of any Borrowing denominated in Dollars, such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto as an ABR Borrowing and (B) in the case of any Borrowing denominated in an Alternative Currency, such Borrowing shall be repaid at the end of the then current Interest Period, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.15 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Mandatory Costs) or L/C Issuer; or

(ii) impose on any Lender or the L/C Issuer or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or L/C Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or L/C Issuer hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or L/C Issuer, as applicable, such additional amount or amounts as will compensate such Lender or L/C Issuer, as applicable, for such additional costs incurred or reduction suffered.

(b) If any Lender or L/C Issuer determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender or such L/C Issuer, as applicable, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Promptly after any Lender or any L/C Issuer has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or L/C Issuer shall notify the Borrower thereof. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or L/C Issuer, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or L/C Issuer’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) The foregoing provisions of this Section 2.15 shall not apply in the case of any Change in Law in respect of Taxes, which shall instead be governed by Section 2.17.

SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (c) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without withholding or deduction for any Indemnified Taxes or Other Taxes; provided, that if a Loan Party shall be required to withhold or deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section) the Administrative Agent, any Lender or any L/C Issuer, as applicable, receives an amount equal to the sum it would have received had no such withholding or deductions been made, (ii) such Loan Party shall make such withholding or deductions and (iii) such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall indemnify the Administrative Agent, each Lender and each L/C Issuer, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable by the Administrative Agent, such Lender or such L/C Issuer, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section), and any Other Taxes (including Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender or an L/C Issuer, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender or an L/C Issuer, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax or backup withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law, or as may reasonably be requested by the Borrower to permit such payments to be made without such withholding tax or at a reduced rate; provided that, with respect to any withholding tax imposed by any jurisdiction other than the United States, a Lender shall not be required to provide any documentation if such Lender reasonably determines that doing so would be materially disadvantageous to such Lender.

(f) Each Foreign Lender shall deliver to the Borrower and the Administrative Agent on the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two original copies of whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN (or any subsequent versions thereof or successors thereto), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI (or any subsequent versions thereof or successors thereto), (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W 8BEN (or any subsequent versions thereof or successors thereto), (iv) duly completed copies of Internal Revenue Service Form W-8IMY, together with appropriate forms and certificates described in clauses (i) through (iii) above (additional Form W-8IMYs, withholding statements and other information) as may be required or (v) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made. In addition, in each of the foregoing circumstances, each Foreign Lender shall deliver such forms, if legally entitled to deliver such forms, promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender. Each Foreign Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the United States of America or other taxing authorities for such purpose). In addition, each Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent two copies of Internal Revenue Service Form W-9 (or any subsequent versions thereof or successors thereto) on or before the date such Lender becomes a party and upon the expiration of any form previously delivered by such Lender. Notwithstanding any other provision of this paragraph, a Lender shall not be required to deliver any form pursuant to this paragraph that such Lender is not legally able to deliver.

(g) If the Administrative Agent or a Lender has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such

Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems in good faith to be confidential) to the Loan Parties or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to a Loan Party the payment of which would place such Lender in a less favorable net after tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.

SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) without condition or deduction for any defense, recoupment, set-off or counterclaim. Except as otherwise expressly provided herein and except with respect to principal of and interest on Revolving Facility Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to the applicable L/C Issuer or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the persons entitled thereto. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, Unreimbursed Amounts,

interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal of Loans and Unreimbursed Amounts then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unreimbursed Amounts then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans, Revolving Facility Loans or participations in Letters of Credit or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans, Revolving Facility Loans and participations in Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans, Revolving Facility Loans and participations in Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in Letters of Credit and Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including, without limitation, pursuant to Section 2.11(g) and (h) and Section 9.04(i)) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as applicable, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable L/C Issuer, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Issuer with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.19 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is a Defaulting Lender, or if any Lender is the subject of a Disqualification, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the L/C Issuer), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Obligations and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. No action by or consent of the removed Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such removed Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such removed Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 9.04(b)(ii)(B)) to replace such Non-Consenting Lender by deeming such Non-Consenting Lender to have assigned its Loans, and its Commitments hereunder to one or more assignees reasonably acceptable to (i) the Administrative Agent (unless, in the case of an assignment of Term Loans, such assignee is a Lender, an Affiliate of a Lender or an Approved Fund) and (ii) if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the L/C Issuer); provided, that: (a) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment (including any amount payable pursuant to Section 2.11(a)) and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided, that if such Non-Consenting Lender does not comply with Section 9.04 within one Business Day after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.

SECTION 2.20 Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans in any currency, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans in such currency or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either (i) in the case of Loans denominated in Dollars if the affected Lender may lawfully continue to maintain such Loans as Eurocurrency Loans until the last day of such Interest Period, convert all Eurocurrency Loans of such Lender to ABR Loans on the last day of such Interest Period (or, otherwise, immediately convert such Eurocurrency Loans to ABR Loans) or (ii) prepay such Eurocurrency Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.21 Incremental Commitments.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments, as applicable, in an amount not to exceed the Incremental Amount from one or more Incremental Term Lenders and/or Incremental Revolving Facility Lenders (which may include any existing Lender) willing to provide such Incremental Term Loans and/or Incremental Revolving Facility Commitments, as the case may be, in their own discretion. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments being requested (which shall be in minimum increments of $10.0 million and a minimum amount of $50.0 million or equal to the remaining Incremental Amount or such lesser amount acceptable to the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments are requested to become effective (the “Increased Amount Date”), (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make Term B-6-B Loans or Term B-7 Loans or commitments to make term loans with interests rates and/or amortization and/or maturity and/or other terms different from the Term B-6-B Loans or Term B-7 Loans (“Other Term Loans”) and (iv) in the case of Incremental Revolving Facility Commitments, whether such Incremental Revolving Facility Commitments are to be Extended Maturity Revolving Facility Commitments or commitments to make revolving loans with interest rates and/or fees and/or maturity and/or other terms different from Revolving Loans under the Extended Maturity Revolving Facility Commitments (“Other Revolving Loans”).

(b) The Borrower and each Incremental Term Lender and/or Incremental Revolving Facility Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Facility Commitment of such Incremental Revolving Facility Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Facility Commitments; provided, that (i) except as to interest rates, amortization and final maturity date (which shall, subject to clause (ii) and (iii) of this proviso, be determined by the Borrower and the Incremental Term Lenders in their sole discretion), the Other Term Loans shall have (x) the same terms as the Term B-6-B Loans or Term B-7 Loans, as applicable, or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Other Term Loans shall be no earlier than the earliest of the maturity date of the Term B-7 Loans or the latest Term B Facility Maturity Date in effect on the date of incurrence, (iii) the weighted average life to maturity of any Other Term Loans shall be no shorter than the remaining weighted average life to maturity of the Term B-6-B Loans or Term B-7 Loans, (iv) except as to interest rates, fees and final maturity date (which shall, subject to clause (v) of this proviso, be determined by the Borrower and the Incremental Revolving Facility Lenders in their sole discretion), the Other Revolving Loans shall have (x) the same terms as the Revolving Facility Loans under the Extended Maturity Revolving Facility Commitments or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent and (v) the final maturity date of any Other Revolving Loans shall be no earlier than the Revolving Facility Maturity Date applicable to Extended Maturity Revolving Facility Commitments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Loan Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Facility Commitment shall become effective under this Section 2.21 unless (i) on the date of such effectiveness, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower shall be in Pro Forma Compliance (without giving effect to the proviso in the definition of Total First Lien Senior Secured Net Debt) after giving effect to such Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments and the Loans to be made thereunder and the application of the proceeds therefrom as if made and applied on such date; provided that the Borrower shall not be required to be in such Pro Forma Compliance with respect to Incremental Term Loan Commitments and/or Incremental Revolving Facility Commitments not to exceed $500.0 million in the aggregate since the Amendment Effective Date or with respect to Incremental Term Loan Commitments in respect of Refinancing Term Loans or Extended Term Loans or Incremental Revolving Facility Commitments in respect of Extended Revolving Facility Commitments or Replacement Revolving Facility Commitments or with respect to Incremental Term Loan Commitments or Incremental Revolving Facility Commitments incurred under clause (1) or (2) of the definition of “Incremental Amount” and (iii) after giving effect to the incurrence of any Loans under such Incremental Term Loan Commitment and/or Incremental Revolving Facility Commitments on the date of such effectiveness such Loans shall constitute Obligations that are secured by the Collateral and such incurrence shall not result in a reduction in the outstanding amount of Obligations that are permitted to be secured by the Collateral without equally and ratably securing any Retained Notes.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Term Loans) in the form of additional Term B-6-B Loans or Term B-7 Loans, when originally made, are included in each Borrowing of outstanding Term B-6-B Loans or Term B-7 Loans, as applicable, on a pro rata basis, and (ii) all Revolving Facility Loans in respect of Incremental Revolving Facility Commitments with respect to any Revolving Facility, when originally made, are included in each Borrowing of outstanding Revolving Facility Loans under such Revolving Facility on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurocurrency Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.

(e) Notwithstanding anything to the contrary in Section 2.11(a) or Section 2.18(c) (which provisions shall not be applicable to clauses (e) through (i) of this Section 2.21), pursuant to one or more offers made from time to time by Borrower to all Lenders of any Class of Term Loans and/or Revolving Facility Commitments, on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, on the aggregate outstanding Revolving Facility Commitments under such Revolving Facility, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Loans and/or Commitments and to otherwise modify the terms of such Lender’s Loans and/or Commitments pursuant to the terms of the relevant Pro Rata Extension Offer (including without limitation increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class and, in the case of an offer to the Lenders under any Revolving Facility, that all of the Revolving Facility Commitments in respect of such Revolving Facility are, in each case, offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Incremental Term Loan for such Lender (if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”)) or an Incremental Revolving Facility Commitment for such Lender (if such Lender is extending an existing Revolving Facility Commitment (such extended Revolving Facility Commitment, an “Extended Revolving Facility Commitment”)).

(f) The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extended Term Loans and/or Extended Revolving Facility Commitments of such Extending Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Facility Commitments; provided that (i) except as to interest rates, fees, amortization, final maturity date and participation in prepayments (which shall, subject to clauses (ii) through (v) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer), the Extended Term Loans shall have (x) the same terms as the Term B-6-B Loans or Term B-7 Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, (ii) the final maturity date of any Extended Term Loans shall be no earlier than the earliest of the maturity date of the Term B-7 Loans and the latest Term B Facility Maturity Date in effect on the date of incurrence, (iii) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Class of Term Loans to which such offer relates, (iv) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer), any Extended Revolving Facility Commitment shall (x) be a Revolving Facility Commitment with the same terms as the Extended Maturity Revolving Facility Commitments or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent, and (v) any Extended Term Loans and/or Extended Revolving Facility Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Facility Commitments evidenced thereby as provided for in Section 9.08(e). Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(g) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Facility Commitment will be automatically designated an Extended Revolving Facility Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Incremental Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Facility Commitment, such Extending Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Extended Revolving Facility Commitment.

(h) Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Extended Term Loans and Extended Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Extended Term Loan or Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Facility Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Facility Commitment), (iv) there shall be no condition to any Extension of any Loan or Commitment at any time or from time to time other than notice to the Administrative Agent of such Extension and the terms of the Extended Term Loan or Extended Revolving Facility Commitment implemented thereby and (v) all Extended Term Loans, Extended Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

(i) Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided that the Borrower shall cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.

(j) Notwithstanding anything to the contrary in Section 2.11(a) or Section 2.18(c) (which provisions shall not be applicable to clause (j) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (“Refinancing Term Loans”), the First Lien Net Proceeds of which are used to repay Term Loans pursuant to Section 2.11(h). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that: (i) before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date each of the conditions set forth in Section 4.01 shall be satisfied; (ii) the weighted average life to maturity of such Refinancing Term Loans shall be no shorter than the then remaining weighted average life to maturity of the Term B-6-B Loans or Term B-7 Loans; and (iii) all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and final maturity which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) shall be substantially similar to, or less favorable to the Lenders providing such Refinancing Term Loans than, those applicable to the Term B-6-B Loans or Term B-7 Loans except to the extent such covenants and other terms apply solely to any period after the latest final maturity of the Term Loans in effect on the date of incurrence of such Refinancing Term Loans. In addition, notwithstanding the foregoing, the Borrower may establish Refinancing Term Loans to refinance and/or replace all or any portion of a Revolving Facility Commitment (regardless of whether Revolving Facility Loans are outstanding under such Revolving Facility Commitments at the time of incurrence of such Refinancing Term Loans), so long as (i) the aggregate amount of such Refinancing Term Loans does not exceed the aggregate amount of Revolving Facility Commitments terminated at the time of incurrence thereof and (ii) if the Revolving Facility Credit Exposure outstanding on the Refinancing Effective Date would exceed the aggregate amount of Revolving Facility Commitments outstanding in each case after giving effect to the termination of such Revolving Facility Commitments, the Borrower shall take one or more of the actions contemplated by Section 2.11(d) such that such Revolving Facility Credit Exposure does not exceed such aggregate amount of Revolving Facility Commitments in effect on the Refinancing Effective Date after giving effect to the termination of such Revolving Facility Commitments (it being understood that (i) such Refinancing Term Loans may be provided by the Lenders holding the Revolving Facility Commitments being terminated and/or by any other Person that would be a permitted Assignee hereunder and (ii) the proceeds of such Refinancing Term Loans shall not constitute First Lien Net Proceeds hereunder).

(k) The Borrower may approach any Lender or any other Person that would be a permitted Assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Incremental Assumption Amendment, be designated as an increase in any previously established Class of Term Loans made to the Borrower.

(l) Notwithstanding anything to the contrary in Section 2.11(a) or Section 2.18(c) (which provisions shall not be applicable to clause (l) through (o) of this Section 2.21), the Borrower may by written notice to the Administrative Agent establish one or more additional Facilities providing for revolving commitments (“Replacement Revolving Facility Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replaces in whole or in part any Revolving Facility Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Facility Commitments shall become effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that: (i) before and after giving effect to the establishment of such Replacement Revolving Facility Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.01 shall be satisfied; (ii) after giving effect to the establishment of any Replacement Revolving Facility Commitments and any concurrent reduction in the aggregate amount of any other Revolving Facility Commitments, the aggregate amount of Revolving Facility Commitments shall not exceed the aggregate amount of the Revolving Facility Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date; (iii) no Replacement Revolving Facility Commitments shall have a final maturity date prior to the latest Revolving Facility Maturity Date in effect at the time of incurrence; (iv) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees and interest rates which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Facility Commitments and (y) the amount of any Letter of Credit Sublimit and Swingline Commitment under such Replacement Revolving Facility which shall be as agreed between the applicable Borrower, the Lenders providing such Replacement Revolving Facility Commitments, the Administrative Agent and the Replacement L/C Issuer and Replacement Swingline Lender, if any, under such Replacement Revolving Facility Commitments) shall be substantially similar to, or less favorable to the Lenders providing such Replacement Revolving Facility Commitments than, those applicable to the then outstanding Revolving Facility, except to the extent such covenants and other terms apply solely to any period after the latest final maturity of the Revolving Facility Commitments in effect on the date of incurrence of such Replacement Revolving Facility Commitments. In addition, the Borrower may establish Replacement Revolving Facility Commitments to refinance and/or replace all or any portion of a Term Loan hereunder (regardless of whether such Term Loan is repaid with the proceeds of Replacement Revolving Loans or otherwise), so long as the aggregate amount of such Revolving Facility Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof (it being understood that such Replacement Revolving Facility Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other Person that would be a permitted Assignee hereunder).

(m) The Borrower may approach any Lender or any other Person that would be a permitted Assignee of a Revolving Facility Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Facility Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Facility Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Facility Commitment. Any Replacement Revolving Facility Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Facility Commitments for all purposes of this Agreement; provided that any Replacement Revolving Facility Commitments may, to the extent provided in the applicable Incremental Assumption Amendment, be designated as an increase in any previously established Class of Revolving Facility Commitments.

(n) On any Replacement Revolving Facility Effective Date, subject to the satisfaction of the foregoing terms and conditions, each of the Lenders with Replacement Revolving Facility Commitments of such Class shall purchase from each of the other Lenders with Replacement Revolving Facility Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Loans under such Replacement Revolving Facility Commitments of such Class then outstanding on such Replacement Revolving Facility Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Loans of such Replacement Revolving Facility Commitments of such Class will be held by the Lenders thereunder ratably in accordance with their Replacement Revolving Credit Percentages.

(o) For purposes of this Agreement and the other Loan Documents, (i) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Incremental Term Loan having the terms of such Refinancing Term Loan and (ii) if a Lender is providing a Replacement Revolving Facility Commitment, such Lender will be deemed to have an Incremental Revolving Facility Commitment having the terms of such Replacement Revolving Facility Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) the aggregate amount of Refinancing Term Loans and Replacement Revolving Facility Commitments will not be included in the calculation of the Incremental Amount, (ii) no Refinancing Term Loan or Replacement Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Facility Commitment at any time or from time to time other than those set forth in clauses (j) or (l) above, as applicable, and (iv) all Refinancing Term Loans, Replacement Revolving Facility Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations under this Agreement and the other Loan Documents.

SECTION 2.22 Defaulting Lenders.

(i) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender under any Revolving Facility (other than in respect of the Original Maturity Revolving Facility Commitments) becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable laws, rules and regulations of any

Governmental Authority, during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender under any such Revolving Facility to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to Sections 2.04 and 2.05, the “Revolving Facility Percentage” of each non-Defaulting Lender under such Revolving Facility shall be computed without giving effect to the Revolving Facility Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans under such Revolving Facility in connection with such reallocation shall not exceed the Available Unused Commitment of such Lender.

(ii) Cash Collateral. To the extent the reallocation pursuant to clause (a) above is insufficient for any reason to cover the L/C Issuer’s and Swingline Lender’s Fronting Exposure to a Defaulting Lender, the Borrower shall Cash Collateralize such uncovered Fronting Exposure pursuant to arrangements reasonably satisfactory to the Administrative Agent.

(iii) Limitation on Swingline Loans and Letters of Credit. Notwithstanding anything to the contrary set forth herein, no Swingline Lender shall have any obligation to make Swingline Loans and no L/C Issuer shall have any obligation to issue, amend or renew any Letter of Credit at any time there is Fronting Exposure.

(iv) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender on account of its Loans or participations under the Extended Maturity Revolving Facility Commitments (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(iv) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(v) Defaulting Lender Cure. If the Borrower, the Administrative Agent, Swingline Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Facility Loans and funded and unfunded participations in Letters of Credit and Swingline Loans under the applicable Revolving Facility to be held on a pro rata basis by the Lenders in accordance with their Revolving Facility Percentages under such Revolving Facility (without giving effect to Section 2.22(a)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

On the date of each Credit Event, the Borrower represents and warrants to each of the Lenders that:

SECTION 3.01 Organization; Powers. Except as set forth on Schedule 3.01 to the 2008 Credit Agreement, the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

SECTION 3.02 Authorization. The execution, delivery and performance by the Borrower and each of the Loan Parties of each of the Loan Documents to which it is a party, and the borrowings hereunder and the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by the Borrower and such Loan Parties and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of the Borrower or any such Loan Party, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any such Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired the Borrower or any such Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

SECTION 3.03 Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

SECTION 3.04 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) filings with the NVDC, including the Ship Mortgages, (e) such actions, consents and approvals under Gaming Laws or from Gaming Authorities the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect, (f) such as have been made or obtained and are in full force and effect, (g) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (h) filings or other actions listed on Schedule 3.04 to the 2008 Credit Agreement.

SECTION 3.05 Financial Statements.

(a) The unaudited pro forma consolidated balance sheet and related consolidated statements of income and cash flows of the Borrower, together with its consolidated Subsidiaries (including the notes thereto) (the “Pro Forma Financial Statements”) and pro forma adjusted EBITDA for the fiscal year ending December 31, 2006 and the four fiscal quarter period ended September 30, 2007 (the “Pro Forma Adjusted EBITDA”), copies of which have heretofore been furnished to each Lender (via inclusion in the Information Memorandum), have been prepared giving effect (as if such events had occurred on such date) to the 2008 Transactions and the Post-Closing CMBS Transaction. Each of the Pro Forma Financial Statements and the Pro Forma Adjusted EBITDA has been prepared in good faith based on assumptions believed by the Borrower to have been reasonable as of the date of delivery thereof (it being understood that such assumptions are based on good faith estimates of certain items and that the actual amount of such items on the Closing Date is subject to change), and presents fairly in all material respects on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at September 30, 2007, assuming that the 2008 Transactions and the Post-Closing CMBS Transaction had actually occurred at such date, and the results of operations of Borrower and its consolidated subsidiaries for the twelve-month period ended September 30, 2007, assuming that the 2008 Transactions and the Post-Closing CMBS Transaction had actually occurred on the first day of such twelve-month period.

(b) The audited consolidated balance sheets of the Company as at December 31, 2004, 2005 and 2006, and the related audited consolidated statements of income and cash flows for such fiscal years, reported on by and accompanied by a report from Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of the Company as at such date and the consolidated results of operations and cash flows of the Company for the years then ended.

(c) The unaudited consolidated balance sheet of the Company as at September 30, 2007 and the related unaudited consolidated statements of income and cash flows for the nine-month period ended September 30, 2007, copies of which have heretofore been furnished to each Lender, present fairly in all material respects the consolidated financial position of the Company as at such date and the consolidated results of operations and cash flows of the Company for such period (subject to normal year-end audit adjustments and the absence of footnotes).

SECTION 3.06 No Material Adverse Effect. After the Closing Date, there has been no event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07 Title to Properties; Possession Under Leases.

(a) Each of the Borrower and the Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties and Vessels (including all Mortgaged Properties and Mortgaged Vessels) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(b) None of the Borrower or its Subsidiaries have defaulted under any leases to which it is a party, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the Borrower’s or Subsidiaries’ leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b) to the 2008 Credit Agreement, the Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) Each of the Borrower and the Subsidiaries owns or possesses, or is licensed to use, all patents, trademarks, service marks, trade names and copyrights, all applications for any of the foregoing and all licenses and rights with respect to the foregoing necessary for the present conduct of its business, without any conflict (of which the Borrower has been notified in writing) with the rights of others, and free from any burdensome restrictions on the present conduct of the Borrower, except where such conflicts and restrictions would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as set forth on Schedule 3.07(c) to the 2008 Credit Agreement.

(d) As of the Closing Date, none of the Borrower and the Subsidiaries has received any written notice of any pending or contemplated condemnation proceeding affecting any material portion of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

(e) None of the Borrower and the Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.02 or 6.05, or in connection with the Post-Closing CMBS Transaction.

SECTION 3.08 Subsidiaries.

(a) Schedule 3.08(a) to the 2008 Credit Agreement sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each subsidiary of the Borrower and, as to each such subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such subsidiary.

(b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of the Borrower or any of the Subsidiaries, except rights of employees to purchase Equity Interests in connection with the 2008 Transactions or as set forth on Schedule 3.08(b) to the 2008 Credit Agreement.

SECTION 3.09 Litigation; Compliance with Laws.

(a) There are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of the Subsidiaries or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) None of the Borrower, the Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Borrower and each Subsidiary are in compliance in all material respects with all Gaming Laws that are applicable to them and their businesses.

SECTION 3.10 Federal Reserve Regulations.

(a) None of the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.11 Investment Company Act. None of the Borrower and the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12 Use of Proceeds. (a) The Borrower will use the proceeds of the Revolving Facility Loans and Swingline Loans, and may request the issuance of Letters of Credit (in each case subject to clause (b) below), solely for general corporate purposes (including, without limitation, for Permitted Business Acquisitions and project development and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit); and (b) to the extent the applicable Borrowing Request or Letter of Credit Application indicates that the Revolving Facility Loan is being drawn or Letter of Credit is being issued, as applicable, under the Real Estate Revolver Facility Sublimit, the Borrower may use the proceeds of Revolving Facility Loans and Swingline Loans for further distribution to, and may request the issuance of Letters of Credit for the account of, any Real Estate Revolver Subsidiary, in an aggregate amount not to exceed the Real Estate Revolver Facility Sublimit, in each case for general corporate purposes of the Real Estate Revolver Subsidiaries (including, without limitation, for Permitted Business Acquisitions and project development and, in the case of Letters of Credit, for the back-up or replacement of existing letters of credit). Notwithstanding the foregoing, the Borrower shall not use the proceeds of the Revolving Facility Loans, Swingline Loans or any Incremental Term Loans and may not request the issuance of Letters of Credit, for any purpose if the Obligations with respect to such Revolving Facility Loans, Swingline Loans, Incremental Term Loans or Letters of Credit (whether or not drawn) shall fail to be secured by the Collateral or if, as a result thereof, there is a reduction in the outstanding amount of Obligations that are permitted to be secured by the Collateral without equally and ratably securing any Retained Notes.

SECTION 3.13 Tax Returns. Except as set forth on Schedule 3.13 to the 2008 Credit Agreement:

(a) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is true and correct;

(b) Each of the Borrower and the Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) and all other Taxes or assessments (or made adequate provision (in accordance with GAAP) for the payment of all Taxes not yet due) with respect to all periods or portions thereof ending on or before the Closing Date including in its capacity as a withholding agent (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of the Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c) Other than as would not be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect: as of the Closing Date, with respect to each of the Borrower and the Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.

SECTION 3.14 No Material Misstatements.

(a) All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning the Company, the Borrower, the Subsidiaries, the 2008 Transactions and any other transactions contemplated thereby included in the Information Memorandum or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the 2008 Transactions or the other transactions contemplated thereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and as of the

Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the 2008 Transactions or the other transactions contemplated thereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from the Projections), as of the date such Projections and estimates were furnished to the Lenders and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

SECTION 3.15 Employee Benefit Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five years as to which the Borrower, any of its Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed; (iii) as of the most recent valuation date preceding the date of this Agreement, no Plan has any material Unfunded Pension Liability; (iv) no ERISA Event has occurred or is reasonably expected to occur; (v) none of the Borrower, its Subsidiaries and the ERISA Affiliates (A) has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated or (B) has incurred or is reasonably expected to incur any withdrawal liability to any Multiemployer Plan; and (vi) none of the Borrower or its Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Code Section 4975) in connection with any employee pension benefit plan (as defined in Section 3(2) of ERISA) that would subject the Borrower or any Subsidiary to tax.

(b) Each of the Borrower and the Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, there are no pending or, to the knowledge of the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any person as fiduciary or sponsor of any Plan that would reasonably be expected to result in liability to the Borrower or any of its Subsidiaries.

SECTION 3.16 Environmental Matters. Except as set forth in Schedule 3.16 to the 2008 Credit Agreement and except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice has been received by the Borrower or any of its Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of any Environmental Laws, in each case relating to the Borrower or any of its Subsidiaries, (ii) each of the Borrower and its Subsidiaries has all environmental permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) to the

Borrower’s knowledge, no Hazardous Material is located at, on or under any property currently owned, operated or leased or formerly owned, operated or leased, by the Borrower or any of its Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower or any of its Subsidiaries and transported to or Released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of its Subsidiaries under any Environmental Laws and (iv) there are no agreements in which the Borrower or any of its Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

SECTION 3.17 Security Documents.

(a) The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection in such Collateral can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens).

(b) When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the domestic Intellectual Property, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the Closing Date).

(c) The Mortgages executed and delivered on the Closing Date are, and the Mortgages executed and delivered after the Closing Date pursuant to Section 5.10 and Section 5.11 will be, effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the applicable Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices (which in the case of the Mortgages executed and delivered on the Closing Date are as set forth in the Perfection Certificate), and all relevant mortgage taxes and recording charges are duly paid, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title, and interest of the applicable Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to the Lien of any other person, except for Permitted Liens.

(d) The Ship Mortgages executed and delivered on the Closing Date are, and the Ship Mortgages executed and delivered after the Closing Date pursuant to Section 5.10 shall be, effective to create, and will create upon filing and/or recording of such Ship Mortgage with the NVDC (including payment of applicable filing fees), in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable preferred mortgage over the whole of the applicable Mortgaged Vessel as collateral security for the payment and performance of the Loans and the other Obligations, and each Ship Mortgage, upon filing and recording in the NVDC creates in favor of the Collateral Agent for the benefit of the Secured Parties a preferred mortgage upon the applicable Mortgaged Vessel under Chapter 313 of Title 46 of the United States Code, free and clear of all Liens other than Permitted Liens.

(e) Notwithstanding anything herein (including this Section 3.17) or in any other Loan Document to the contrary, other than to the extent set forth in the Foreign Pledge Agreements (if any), neither the Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.

SECTION 3.18 Location of Real Property and Leased Premises; Vessel Data.

(a) The Perfection Certificate completely and correctly identifies, in all material respects, as of the Closing Date all material Real Property owned by the Borrower and the Subsidiary Loan Parties. As of the Closing Date, the Borrower and the Subsidiary Loan Parties own in fee all the Real Property set forth as being owned by them in the Perfection Certificate.

(b) The Perfection Certificate lists correctly in all material respects, as of the Closing Date, all material Real Property that is leased by the Borrower and the Subsidiary Loan Parties as the lessee and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiary Loan Parties have in all material respects valid leases in all the Real Property set forth as being leased by them as the lessee in the Perfection Certificate.

(c) The Perfection Certificate completely and correctly identifies, in all material respects, all material Documented Vessels owned by the Borrower or a Subsidiary Loan Party as of the Closing Date, including the owner of the Documented Vessel, the name of the Documented Vessel, the official number issued by the NVDC (if applicable) and/or any other applicable information relating to the documentation or registration of the Documented Vessel under any applicable jurisdiction, and the location of the hailing port for such Documented Vessel.

SECTION 3.19 Solvency.

(a) On the Closing Date, immediately after giving effect to the 2008 Transactions that occur on the Closing Date, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

(b) On the Closing Date, the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

SECTION 3.20 Labor Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes pending or threatened against the Borrower or any of the Subsidiaries; (b) the hours worked and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and (c) all payments due from the Borrower or any of the Subsidiaries or for which any claim may be made against the Borrower or any of the Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the 2008 Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement to which the Borrower or any of the Subsidiaries (or any predecessor) is a party or by which the Borrower or any of the Subsidiaries (or any predecessor) is bound.

SECTION 3.21 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.22 Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule 3.22 to the 2008 Credit Agreement, (a) the Borrower and each of its Subsidiaries owns, or possesses the right to use, all of the patents, registered trademarks, registered service marks or trade names, registered copyrights or mask works, domain names, applications and registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person, (b) to the best knowledge of the Borrower, the Borrower and its Subsidiaries are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any person, and (c) no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened.

SECTION 3.23 Senior Debt. The Obligations constitute “Senior Debt” (or the equivalent thereof) and “Designated Senior Debt” (or the equivalent thereof, if any) under the documentation governing any subordinated Indebtedness permitted to be incurred hereunder or any Permitted Refinancing Indebtedness in respect thereof constituting subordinated Indebtedness.

ARTICLE IV

Conditions of Lending

The obligations of (a) the Lenders (including the Swingline Lender) to make Loans and (b) any L/C Issuer to permit any L/C Credit Extension hereunder (each, a “Credit Event”) are subject to the satisfaction of the following conditions:

SECTION 4.01 All Credit Events. On the date of each Borrowing (other than the Closing Date) and on the date of each L/C Credit Extension (other than the Closing Date):

(a) The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 or, in the case of an L/C Credit Extension, the applicable L/C Issuer and the Administrative Agent shall have received a Letter of Credit Application as required by Section 2.05(b).

(b) The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c) At the time of and immediately after such Borrowing or L/C Credit Extension, as applicable, no Event of Default or Default shall have occurred and be continuing.

(d) The Obligations with respect to such Borrowing or L/C Credit Extension, as applicable, shall be secured by the Collateral and the incurrence of such Borrowing or L/C Credit Extension, as applicable, shall not result in a reduction in the outstanding amount of Obligations that are permitted to be secured by the Collateral without equally and ratably securing any Retained Notes.

Each such Borrowing (subject to the immediately preceding paragraph) and each L/C Credit Extension shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or L/C Extension as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.

SECTION 4.02 [Reserved].

ARTICLE V

Affirmative Covenants

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn or paid thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

SECTION 5.01 Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Subsidiary of the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise permitted under Section 6.05; provided that the Borrower may liquidate or dissolve one or more Subsidiaries if the assets of such Subsidiaries (to the extent they exceed estimated liabilities) are acquired by the Borrower or a Wholly-Owned Subsidiary of the Borrower in such liquidation or dissolution, except that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries (except in each case as otherwise permitted under Section 6.05).

(b) Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

SECTION 5.02 Insurance.

(a) Maintain, with financially sound and reputable insurance companies, insurance (subject to customary deductibles and retentions) in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Borrower and the Subsidiary Loan Parties to be listed as insured and the Collateral Agent to be listed as a co-loss payee on property and property casualty policies and as an additional insured on liability policies. Notwithstanding the foregoing, the Borrower and the Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in the same general line of business in the same general area usually self-insure.

(b) With respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance to the extent required to comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

(c) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i) none of the Administrative Agent, the Lenders, the L/C Issuer and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders, any L/C Issuer or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then the Borrower, on behalf of itself and behalf of each of its Subsidiaries, hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, any L/C Issuer and their agents and employees;

(ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties; and

(iii) the amount and type of insurance that the Borrower and its Subsidiaries has in effect as of the Closing Date satisfies for all purposes the requirements of this Section 5.02.

SECTION 5.03 Taxes. Pay and discharge promptly when due all material Taxes, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) Holdings, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.

SECTION 5.04 Financial Statements, Reports, etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) Within 105 days (or, if applicable, such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of annual reports on Form 10-K), following the end of each fiscal year (commencing with the fiscal year ending December 31, 2007), a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year and, starting with the fiscal year ending December 31, 2007, setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (it being understood that the delivery by the Borrower of annual reports on Form 10-K of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such annual reports include the information specified herein);

(b) Within 60 days (or, if applicable, such other time period as specified in the SEC’s rules and regulations with respect to non-accelerated filers for the filing of quarterly reports on Form 10-Q) (or, in the case of the first fiscal quarter for which quarterly financial statements are required to be delivered hereunder, within 75 days following the end of such fiscal quarter), following the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of Holdings or the Borrower on behalf of Holdings or the Borrower as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood that the delivery by the Borrower of quarterly reports on Form 10-Q of the Borrower and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such quarterly reports include the information specified herein);

(c) (x) concurrently with any delivery of financial statements under paragraphs (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying that no Event of Default or

Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) commencing with the fiscal quarter ending September 30, 2008 (or June 30, 2008 in order to effect any change in the Pricing Grid), but not including any fiscal quarter that ends during a Covenant Suspension Period, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the Financial Performance Covenant, and (y) concurrently with any delivery of financial statements under paragraph (a) above, if the accounting firm is not restricted from providing such a certificate by its policies, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations);

(d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings (prior to a Borrower Qualified IPO), the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable; provided, however, that such reports, proxy statements, filings and other materials required to be delivered pursuant to this paragraph (d) shall be deemed delivered for purposes of this Agreement when posted to the website of the Borrower;

(e) within 105 days after the beginning of each fiscal year, a reasonably detailed consolidated annual budget for such fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income), including a description of underlying assumptions with respect thereto (collectively, the “Budget”), which Budget shall in each case be accompanied by the statement of a Financial Officer of the Borrower to the effect that, the Budget is based on assumptions believed by such Financial Officer to be reasonable as of the date of delivery thereof;

(f) upon the reasonable request of the Administrative Agent, an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (f) or Section 5.10(f);

(g) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements (it being understood that consolidating financial statements shall not be requested until such time as the Borrower shall have filed a registration statement with the SEC with respect to the Senior Unsecured Notes or the Senior Notes), as in each case the Administrative Agent may reasonably request (for itself or on behalf of the Lenders); and

(h) in the event that Holdings or any Parent Entity elects to report at Holdings’ or such Parent Entity’s level on a consolidated basis for purposes of Section 5.04(a) and (b), such consolidated reporting at Holdings’ or such Parent Entity’s level in a manner consistent with that described in paragraphs (a) and (b) of this Section 5.04 for the Borrower (together with a reconciliation showing the adjustments necessary to determine compliance by the Borrower and its Subsidiaries with the Financial Performance Covenant) will satisfy the requirements of such paragraphs (a) and (b).

SECTION 5.05 Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Borrower obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority (including any action, suit or proceeding by or subject to decision by any Gaming Authority) or in arbitration, against the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c) any other development specific to the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect;

(d) the development or occurrence of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect;

(e) promptly after the same are available, copies of any written communication to Borrower or any of its Subsidiaries from any Gaming Authority advising it of a material violation of, or material non-compliance with, any Gaming Law by Borrower or any of its Subsidiaries; and

(f) the Borrower’s determination of the commencement or termination of a Covenant Suspension Period.

SECTION 5.06 Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all Gaming Laws, except that the Borrower and its Subsidiaries need not comply with any laws, rules, regulations and orders of any Governmental Authority then being contested by any of them in good faith by appropriate proceedings, and except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

SECTION 5.07 Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of the Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

SECTION 5.08 Use of Proceeds. Use the proceeds of the Loans in the manner set forth in Section 3.12.

SECTION 5.09 Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all

Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.10 Further Assurances; Additional Security.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, Ship Mortgages and other documents and recordings of Liens in stock registries), that the Collateral Agent may reasonably request, to satisfy the Collateral Requirement and to cause the Collateral Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, subject in each case to paragraph (g) below.

(b) If any asset (other than Real Property and Documented Vessels, which are covered by paragraph (c) below) that has an individual fair market value (as determined in good faith by the Borrower) in an amount greater than $15.0 million is acquired by the Borrower or any Subsidiary Loan Party after the Closing Date (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security Document upon acquisition thereof and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to Section 5.10(g) or the Security Documents) will (i) promptly as practicable notify the Collateral Agent thereof and (ii) take or cause the Subsidiary Loan Parties to take such actions as shall be reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (g) below.

(c) (i) Promptly notify the Administrative Agent of the acquisition (which for this clause (c)(i) shall include the improvement of any Real Property that was not Owned Real Property that results in it qualifying as Owned Real Property) of and will grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests and mortgages in such Owned Real Property of the Borrower or any such Subsidiary Loan Parties as are not covered by the original Mortgages, to the extent acquired after the Closing Date (including in connection with the Post-Closing CMBS Transaction), pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof, record or file, and cause each such Subsidiary Loan Party to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary Loan Party to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy and a survey and otherwise comply with the Collateral Requirements applicable to Mortgages and Mortgaged Property. Notwithstanding the foregoing in this paragraph (c)(i), to the extent that the Borrower anticipates in good faith (1) delivering a Project Notice to the Administrative Agent with respect to any such Owned Real Property acquired after the Closing Date within forty-five (45) days following such acquisition and (2) that such Project Notice would result in the release of a Mortgage securing the Obligations pursuant to Section 5.11(a) (if there were a Mortgage on such Owned Real Property), then the Borrower shall not be required to deliver an

Additional Mortgage with respect to such Owned Real Property pursuant to this paragraph (c)(i) (and such Owned Real Property will instead be subject to Section 5.11 below). If the Borrower has not delivered a Project Notice with respect to such Owned Real Property within such forty-five (45) day period, then the Borrower shall promptly take the actions required to be taken pursuant to this paragraph (c)(i).

(ii) Promptly notify the Administrative Agent of the acquisition of and will grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests and preferred mortgages in such owned Replacement Vessels or other Documented Vessels of the Borrower or any such Subsidiary Loan Party that are owned in fee as are not covered by the original Ship Mortgages to the extent that they are (1) acquired after the Closing Date and each such Replacement Vessel or other Documented Vessel has a fair market value at the time of acquisition in excess of $15.0 million (as determined in good faith by the Borrower) or (2) subject to improvements that result in such Replacement Vessel or Documented Vessel acquiring a fair market value in excess of $15.0 million (as determined in good faith by the Borrower), pursuant to documentation substantially in the form of the Ship Mortgages (and in the form of the related Insurance Assignments and Earnings Assignments) delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Ship Mortgage”) and constituting valid and enforceable preferred mortgages subject to no other Liens except Permitted Liens at the time of perfection thereof, record or file, and cause each such Subsidiary Loan Party to record or file, the Additional Ship Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Ship Mortgages and pay, and cause each Subsidiary Loan Party to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (g) below. Unless waived by the Collateral Agent, with respect to each such Additional Ship Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith vessel and, alternatively, UCC title insurance policies and otherwise comply with the Collateral Requirements applicable to Ship Mortgages and Mortgaged Vessels.

(d) If any additional direct or indirect Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a Wholly-Owned Domestic Subsidiary (other than a Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and other than, at the Borrower’s option, any Immaterial Subsidiary), within ten (10) Business Days after the date such Wholly-Owned Domestic Subsidiary is formed or acquired, notify the Collateral Agent thereof and, within twenty (20) Business Days after the date such Wholly-Owned Domestic Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral Requirement to be satisfied with respect to such Domestic Subsidiary and with respect to any Equity Interest in or Indebtedness of such Domestic Subsidiary owned by or on behalf of the Borrower or any Subsidiary Loan Party, subject in each case to paragraph (g) below.

(e) If any additional Foreign Subsidiary of the Borrower is formed or acquired after the Closing Date (with any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Subsidiary being deemed to constitute the acquisition of a Subsidiary) and if such Subsidiary is a “first tier” Foreign Subsidiary, within ten (10) Business Days after the date such Foreign Subsidiary is formed or acquired, notify the Collateral Agent thereof and, within twenty (20) Business Days after the date such Foreign Subsidiary is formed or acquired or such longer period as the Collateral Agent shall agree, cause the Collateral Requirement to be satisfied with respect to any Equity Interest in such Foreign Subsidiary owned by or on behalf of the Borrower or any Subsidiary Loan Party, subject in each case to paragraph (g) below.

(f) Furnish to the Collateral Agent promptly (and in any event within 30 days after such change) written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number or (D) in any Loan Party’s jurisdiction of organization; provided, that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties with the same priority as prior to such change.

(g) The Collateral Requirement and the other provisions of this Section 5.10 and the other provisions of the Loan Documents with respect to Collateral need not be satisfied with respect to (i) any Real Property or Vessel held by the Borrower or any of its Subsidiaries as a lessee under a lease or any Real Property owned in fee that is not Owned Real Property or any Vessel owned in fee that does not have an individual fair market value (as determined in good faith by the Borrower) of at least $15.0 million, (ii) any vehicle, (iii) cash, deposit accounts and securities accounts (it being understood and agreed (1) that the Lien of the Collateral Agent may extend to such assets pursuant to the terms of the Collateral Agreement, but that such Lien need not be perfected to the extent perfection requires any action other than the filing of customary financing statements (and all representations, warranties, covenants and other terms of the Loan Documents with respect to Collateral shall be construed accordingly) and (2) that there shall be no lockbox arrangements nor any control agreements relating to the Borrower’s and its subsidiaries’ bank accounts), (iv) any Equity Interests owned on or acquired after the Closing Date (other than (x) Equity Interests in the Borrower or, (y) in the case of any person which is a Wholly-Owned Subsidiary, Equity Interests in such person issued or acquired after such person became a Wholly-Owned Subsidiary) in accordance with this Agreement if, and to the extent that, and for so long as doing so would violate applicable law or regulation (including any Gaming Law or regulation) or a shareholder agreement or other contractual obligation (in each case, after giving effect to Section 9-406(d), 9-407(a) or 9-408 of the Uniform Commercial Code and other applicable law) binding on such Equity Interests, (v) any assets owned on or acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate applicable law or regulation (including any Gaming Law or regulation) or an enforceable contractual obligation (after giving effect to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the Uniform Commercial Code and other applicable law) binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets (1) owned on the Closing Date or (2) acquired after the Closing Date with Indebtedness of the type permitted pursuant to Section 6.01(i), 6.01(y) and 6.01(z) that is secured by a Permitted Lien) permitted by this Agreement, (vi) those assets as to which the Administrative Agent shall reasonably determine that the costs of obtaining or perfecting such a security interest are excessive in relation to the value of the security to be afforded thereby, or (vii) for the avoidance of doubt, any assets owned by, or the Equity Interests of, the Real Estate Subsidiaries, any Qualified Non-Recourse Subsidiary or any Special Purpose Receivables Subsidiary or any other asset securing the Real Estate Facility, any Qualified Non-Recourse Debt or any Permitted Receivables Financing (which shall in no event constitute Collateral hereunder, nor shall any Real Estate Subsidiary, Qualified Non-Recourse Subsidiary or Special Purpose Receivables Subsidiary be a Loan Party hereunder). Notwithstanding anything to the contrary in this Agreement, the Collateral Agreement, or any other Loan Document, (i) the amount of First Lien Obligations that shall be secured by a Lien in favor of the Collateral Agent or any First Lien Secured Party shall at all times be less than the amount at which the Retained Notes would be entitled under the terms thereof in effect on the Closing Date to be equally and ratably secured, (ii) the Administrative Agent may grant extensions of time for the creation or perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, and (iii) Liens required to be granted from time to time pursuant to the Collateral Requirement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as otherwise agreed between the Administrative Agent and the Borrower.

SECTION 5.11 Real Property Development Matters.

(a) Releases of Mortgaged Property. In the event that the Borrower delivers a Project Notice to the Administrative Agent with respect to all or any portion of a Mortgaged Property or Mortgaged Properties constituting Undeveloped Land identifying the applicable Mortgaged Property or Properties, providing a reasonable description of the Project that the Borrower anticipates in good faith to be undertaken with respect to such Mortgaged Property or Properties constituting Undeveloped Land and identifying the Project Financing to be entered into in connection with the financing of such Project, then, if (x) the terms of such Project Financing require the release of the Mortgage securing the Obligations and (y) in the case of Undeveloped Land acquired after the Closing Date, the Borrower is in Pro Forma Compliance after giving effect to such Project Financing, on the later of the date that is ten (10) Business Days following the date of the delivery of the Project Notice to the Administrative Agent and the date a mortgage or other security document securing the Project Financing is executed and delivered for recording pending, or is executed and delivered substantially concurrently with, the release of the Mortgage securing the Obligations, the security interest and Mortgage on the applicable Mortgaged Property or Properties shall be automatically released, all without delivery of any instrument or performance of any act by any party (and the Borrower or any Subsidiary Loan Party shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements). In connection with any such termination or release, the Administrative Agent and Collateral Agent shall execute and deliver (or cause to be executed or delivered) to the Borrower or any Subsidiary Loan Party, at the Borrower or such Subsidiary Loan Party’s expense, all documents that the Borrower or such Subsidiary Loan Party shall reasonably request to evidence such termination or release (including, without limitation, mortgage releases (including partial mortgage releases in the case where the Mortgaged Property covered by any Mortgage includes Mortgaged Property not subject to such release) and UCC termination statements), and will duly assign and transfer to the Borrower or such Subsidiary Loan Party any such applicable Mortgaged Property. Any execution and delivery of documents pursuant to this Section 5.11 shall be without recourse to or warranty by the Administrative Agent or Collateral Agent. With respect to any Owned Real Property owned by the Borrower or any Subsidiary Loan Party that is subject to a Project Financing pursuant to this Section 5.11, no second lien mortgages may be placed on such Owned Real Property while such Project Financing is outstanding.

(b) New Mortgages on Developed Properties.

(i) Promptly (but in no event later than 20 Business Days (or such longer time as the Administrative Agent shall permit in its reasonable discretion)) following the final completion of construction (as defined in the applicable engineering, procurement and construction contract) of any Project for which a Project Notice was previously delivered to the Administrative Agent, the Borrower shall notify the Administrative Agent of the completion of such Project and, to the extent permitted by the terms of the applicable Project Financing (provided that to the extent the terms of the applicable Project Financing restrict the taking of such actions, the Borrower shall take such actions promptly (but in no event later than 20 Business Days (or such longer period as the Administrative Agent shall permit in its reasonable discretion)) following the cessation of such restrictions), shall take the actions specified in clause (iii) below;

(ii) Promptly (but in no event later than 20 Business Days (or such longer time as the Administrative Agent shall permit in its reasonable discretion)) following the abandonment or termination by the Borrower of any Project for which a Project Notice was previously delivered to the Administrative Agent, the Borrower shall notify the Administrative Agent of the abandonment or termination of such Project and, unless the Borrower delivers a new Project Notice with respect to the Real Property subject to such Project within such 20 Business Days (or such longer time permitted by the Administrative Agent), shall take the actions specified in clause (iii) below;

(iii) To the extent required by the foregoing clauses (i) and (ii), the Borrower shall (w) release or cause any applicable Subsidiary Loan Party to release all security interests or mortgages on the Real Property subject to such Project securing such Project Financing, (x) grant or cause any applicable Subsidiary Loan Party to grant to the Collateral Agent Additional Mortgages in any such Owned Real Property of the Borrower or such Subsidiary Loan Party subject to such Project as are not covered by the original Mortgages, constituting valid and enforceable Liens subject to no other Liens except Permitted Liens at the time of perfection thereof, (y) record or file, and cause such Subsidiary Loan Party to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and (z) pay, and cause such Subsidiary Loan Party to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to Section 5.10(g). Unless otherwise waived by the Collateral Agent, with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a title insurance policy and a survey and otherwise comply with the Collateral Requirements applicable to Mortgages and Mortgaged Property.

(c) Release of Liens. Promptly (but in no event later than 20 Business Days (or such longer time as the Administrative Agent shall permit in its reasonable discretion)) following the final completion of construction (as defined in the applicable engineering, procurement and construction contract) of any Project relating to a Mortgaged Property (other than with respect to which a Project Notice has been delivered), the Borrower shall notify the Administrative Agent of the completion of such Project and, to the extent permitted by the terms of any such third party mortgage financing Indebtedness (provided that to the extent the terms of the applicable mortgage financing Indebtedness restrict the taking of such actions, the Borrower shall take such actions promptly (but in no event later than 20 Business Days (or such longer period as the Administrative Agent shall permit in its reasonable discretion)) following the cessation of such restrictions), shall and shall cause any applicable Subsidiary Loan Party to release all third party mortgage financing Indebtedness for such Project (if any) and file and record any and all necessary documents to restore the first priority security interest and Lien of the original Mortgage relating to the Mortgaged Property that was the subject of the Project and pay, and cause such Subsidiary Loan Party to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to Section 5.10(g). Unless otherwise waived by the Collateral Agent, the Borrower shall deliver to the Collateral Agent contemporaneously therewith a bring down endorsement to title insurance policy and a survey and otherwise comply with the Collateral Requirements applicable to Mortgages and Mortgaged Property.

SECTION 5.12 Rating. Exercise commercially reasonable efforts to maintain ratings from each of Moody’s and S&P for the Term B-4-A Loans, Term B-4-B Loans, Term B-5-A Loans, Term B-5-B Loans, Term B-6-A Loans, Term B-6-B Loans and Term B-7 Loans.

ARTICLE VI

Negative Covenants

The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not permit any of the Subsidiaries to:

SECTION 6.01 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a) (i) Indebtedness existing on the Closing Date (provided that any Indebtedness that is in excess of $25.0 million individually or $100.0 million in the aggregate shall only be permitted under this clause (a)(i) to the extent such Indebtedness is set forth on Schedule 6.01 to the 2008 Credit Agreement) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower or any Subsidiary), (ii) intercompany Indebtedness existing on the Closing Date; provided that any Indebtedness of the Borrower or a Subsidiary Loan Party to any Subsidiary that is not a Subsidiary Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent and (iii) the Retained Notes and any Permitted Refinancing Indebtedness incurred to Refinance the Retained Notes;

(b) Indebtedness created hereunder and under the other Loan Documents and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(c) Indebtedness of the Borrower or any Subsidiary pursuant to Swap Agreements not entered into for speculative purposes;

(d) Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person, in each case in the ordinary course of business; provided, that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided, that other than in the case of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Borrower and the Subsidiaries, (i) Indebtedness of any Subsidiary that is not a Subsidiary Loan Party owing to the Borrower or any Subsidiary Loan Parties shall be subject to Section 6.04(b) or (ff) and (ii) Indebtedness of the Borrower to any Subsidiary and Indebtedness of the Borrower or any Subsidiary Loan Party to any Subsidiary that is not a Subsidiary Loan Party (the “Subordinated Intercompany Debt”) shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(h) (i) Indebtedness of a Subsidiary acquired after the Closing Date or an entity merged into or consolidated with the Borrower or any Subsidiary after the Closing Date and Indebtedness assumed in connection with the acquisition of assets (including, in each case, in connection with the acquisition of Subsidiaries and assets pursuant to the Post-Closing CMBS Transaction), which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or amalgamation and is not created in contemplation of such event and where such acquisition, merger, consolidation or amalgamation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (B) immediately after giving effect to such acquisition, merger, consolidation or amalgamation, the assumption and incurrence of any Indebtedness and any related transactions, the Borrower shall be in Pro Forma Compliance;

(i) (i) Capital Lease Obligations, mortgage financings and other purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after the acquisition, lease, construction, repair, replacement or improvement of the respective property (real or personal, and whether through the direct purchase of property or the Equity Interests of any person owning such property) permitted under this Agreement in order to finance such acquisition, lease, construction, repair, replacement or improvement, so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) after giving effect to the issuance, incurrence or assumption of such Indebtedness, the Borrower shall be in Pro Forma Compliance, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(j) Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03, and any Permitted Refinancing Indebtedness in respect thereof;

(k) other Indebtedness of the Borrower or any Subsidiary, in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not exceed the greater of $1,000,000,000 and 4.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements have been delivered pursuant to Section 5.04; provided that with respect to (i) any Indebtedness issued by the Borrower and Guaranteed by any Subsidiary Loan Party after the Closing Date and (ii) any debt security issued by any Subsidiary Loan Party after the Closing Date, the Guarantee by such Subsidiary Loan Party or the debt security of such Subsidiary Loan Party shall be subject to the Intercreditor Agreement or another intercreditor agreement not materially less favorable to the Lenders than the Intercreditor Agreement;

(l) Indebtedness of the Borrower pursuant to (i) the Senior Unsecured Notes, the Senior Notes and the Interim Loan Facility in an aggregate principal amount that is not in excess of $6,775,000,000 plus the PIK Interest Amount, and (ii) any Permitted Refinancing Indebtedness incurred to Refinance any such Indebtedness;

(m) Guarantees (i) by the Subsidiary Loan Parties of the Indebtedness of the Borrower described in paragraph (l) of this Section 6.01, (ii) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party permitted to be incurred under this Agreement (other than Retained Notes maturing after the Term B Facility Maturity Date) (subject to the proviso at the end of this clause (m)), (iii) by the Borrower or any Subsidiary Loan Party of Indebtedness otherwise permitted hereunder of any Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(v)), and (iv) by any Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Subsidiary that is not a Subsidiary Loan Party; provided, that (x) Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(m) of any other Indebtedness of a person that is subordinated to other Indebtedness of such person shall be subordinated to the Obligations to at least the same extent such other Indebtedness is so subordinated and (y) with respect to any Indebtedness issued by the Borrower and permitted pursuant to clause (a) (to the extent such Indebtedness is not Guaranteed by such Subsidiary Loan Party on the Closing Date), (k), (l) or (r) of this Section 6.01, any Guarantee thereof by a Subsidiary Loan Party shall be subject to the Intercreditor Agreement or another intercreditor agreement not materially less favorable to the Lenders than the Intercreditor Agreement;

(n) Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the 2008 Transactions and any Permitted Business Acquisition or the disposition of any business, assets or a Subsidiary not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(o) Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business or consistent with past practice or industry practice;

(p) Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(r) (i) other Indebtedness so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) after giving effect to the issuance, incurrence or assumption of such Indebtedness the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.5 to 1.0 and (ii) Permitted Refinancing Indebtedness in respect thereof; provided, however, that (x) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties that is outstanding pursuant to clause (r)(i) shall not at any time exceed $500 million in the aggregate and (y) with respect to (i) any Indebtedness issued by the Borrower and Guaranteed by any Subsidiary Loan Party after the Closing Date and (ii) any debt security issued by any Subsidiary Loan Party after the Closing Date, the Guarantee by such Subsidiary Loan Party or the debt security of such Subsidiary Loan Party shall be subject to the Intercreditor Agreement or another intercreditor agreement not materially less favorable to the Lenders than the Intercreditor Agreement;

(s) Indebtedness of Subsidiaries that are not Subsidiary Loan Parties in an aggregate amount not to exceed at any time outstanding $500 million;

(t) unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided, that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 90 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;

(u) Indebtedness representing deferred compensation to employees of the Borrower or any Subsidiary incurred in the ordinary course of business;

(v) Indebtedness in connection with Permitted Receivables Financings;

(w) Indebtedness of the Borrower and the Subsidiaries incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or by one or more of the Lenders or their Affiliates and (in each case) established for the Borrower’s and the Subsidiaries’ ordinary course of operations (such Indebtedness, the “Overdraft Line”), which Indebtedness may be secured under the Security Documents;

(x) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not in excess, at any one time outstanding, of $300 million;

(y) (i) Indebtedness in connection with any Project Financings and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(z) (i) any Qualified Non-Recourse Debt and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(aa) Indebtedness consisting of Indebtedness issued by the Borrower or any Subsidiary to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any Parent Entity permitted by Section 6.06;

(bb) Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in connection with the 2008 Transactions and Permitted Business Acquisitions or any other Investment permitted hereunder;

(cc) Indebtedness of the Borrower or any Subsidiary to any joint venture (regardless of the form of legal entity) that is not a Subsidiary arising in the ordinary course of business in connection with the cash management operations (including with respect to intercompany self insurance arrangements) of the Borrower and its Subsidiaries;

(dd) Indebtedness pursuant to the Initial First Lien Notes and any Future First Lien Notes; provided that:

(i) the Administrative Agent shall have received a certificate signed by the Chief Financial Officer of the Borrower stating that the incurrence of such First Lien Notes shall not result in a reduction in the outstanding amount of the Obligations that are permitted to be secured by the Collateral without equally and ratably securing any Retained Notes; and

(ii) the Borrower shall prepay Term Loans with the First Lien Net Proceeds of such First Lien Notes in accordance with Section 2.11(h);

(ee) Indebtedness of the Loan Parties that is either unsecured or secured by Liens ranking junior to the Liens securing the Obligations or secured by a first priority Lien on the Collateral that is pari passu with the Lien securing the Obligations and the aggregate principal amount of which does not exceed the Incremental Amount and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that

(i) the Administrative Agent shall have received a certificate signed by the Chief Financial Officer of the Borrower stating that (1) the incurrence of such Indebtedness shall not result in a reduction in the outstanding amount of the Obligations that are permitted to be secured by the Collateral without equally and ratably securing any Retained Notes and (2) other than in the case of any such Permitted Refinancing Indebtedness, the Borrower has elected to decrease the Incremental Amount as a result of the incurrence of such Indebtedness as contemplated by the definition of Incremental Amount;

(ii) other than in the case of any First Lien Notes (which shall be subject to the limitations contained in the definition of First Lien Notes), (1) the terms of such Indebtedness do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days following the latest Term B Facility Maturity Date in effect on the date of incurrence (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (2) the covenants, events of default, guarantees, collateral and other terms of such Indebtedness (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Borrower and the Subsidiaries than those set forth in the Initial First Lien Notes Indenture; provided that a certificate of the Chief Financial Officer of the Borrower delivered to the Administrative Agent in good faith at least three Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, and (3) in the case of any such secured Indebtedness, no Subsidiary of the Borrower is a borrower or guarantor other than any Subsidiary Loan Party which shall have previously or substantially concurrently Guaranteed the Obligations; and

(iii) with respect to (1) any unsecured Indebtedness issued by the Borrower and Guaranteed by any Subsidiary Loan Party and (2) any unsecured debt security issued by any Subsidiary Loan Party, the Guarantee by such Subsidiary Loan Party or the debt security of such Subsidiary Loan Party shall be subject to the Intercreditor Agreement or another intercreditor agreement not materially less favorable to the Lenders than the Intercreditor Agreement;

(ff) (i) Indebtedness pursuant to First Lien Notes (including the New First Lien Notes, but excluding the Initial First Liens Notes); provided that, the aggregate principal amount of Term Loans, Revolving Facility Commitments and First Lien Notes (other than the Initial First Lien Notes) outstanding immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness and the use of proceeds thereof shall not be greater than the sum of (1) the aggregate principal amount of Term Loans, Revolving Facility Commitments and First Lien Notes (other than the Initial First Lien Notes) outstanding immediately prior to such issuance, incurrence or assumption, (2) the First Lien Available Amount available at such time and (3) the Refinancing Amount in connection with such issuance, incurrence or assumption and (ii) Permitted Refinancing Indebtedness in respect thereof and in respect of any First Lien Note incurred under Section 6.01(dd); provided that prior to the incurrence of any Indebtedness pursuant this clause (ff) the Administrative Agent shall have received a certificate signed by the Chief Financial Officer of the Borrower stating that the incurrence of such Indebtedness shall not result in a reduction in the outstanding amount of the Obligations that are permitted to be secured by the Collateral without equally and ratably securing any Retained Notes;

(gg) Indebtedness pursuant to the February 2013 First Lien Notes and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; and

(hh) all premium (if any, including tender premiums), expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (gg) above.

For purposes of determining compliance with this Section 6.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with Section 6.01 and the calculation of the Incremental Amount, if the use of proceeds from any incurrence, issuance or assumption of Indebtedness is to fund the Refinancing of any Indebtedness, then such Refinancing shall be deemed to have occurred substantially simultaneously with such incurrence, issuance or assumption so long as (1) such Refinancing occurs on the same Business Day as such incurrence, issuance or assumption, (2) if such proceeds will be offered (through a tender offer or otherwise) to the holders of such Indebtedness to be Refinanced, the proceeds thereof are deposited with a trustee, agent or other representative for such holders pending the completion of such offer on the same Business Day as such incurrence, issuance or assumption (and such proceeds are ultimately used in the consummation of such offer or otherwise used to Refinance Indebtedness), (3) if such proceeds will be used to fund the redemption, discharge or defeasance of such Indebtedness to be Refinanced, the proceeds thereof are deposited with a trustee, agent or other representative for such Indebtedness pending such redemption, discharge or defeasance on the same Business Day as such incurrence, issuance or assumption or (4) the proceeds thereof are otherwise set aside to fund such Refinancing pursuant to procedures reasonably agreed with the Administrative Agent.

SECTION 6.02 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):

(a) Liens on property or assets of the Borrower and the Subsidiaries existing on the Closing Date (provided that any Liens securing Indebtedness in excess of $25.0 million individually or $100.0 million in the aggregate shall only be permitted under this paragraph (a) to the extent such Lien is set forth on Schedule 6.02(a) to the 2008 Credit Agreement), and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;

(b) any Lien created under the Loan Documents (including, without limitation, Liens created under the Security Documents securing obligations in respect of Swap Agreements, any First Lien Notes (which are intended to be secured by Liens on the Collateral that are pari passu with Liens on the Collateral securing the Obligations) and the Overdraft Line secured pursuant to the Security Documents) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage; provided that in the case of any such First Lien Notes, (A) the holders of such Indebtedness (or a representative thereof on behalf of such holders) shall have delivered to the Collateral Agent an Other First Lien Secured Party Consent (as defined in the Collateral Agreement), (B) the Borrower shall have complied with the other requirements of Section 7.23 of the Collateral Agreement with respect to such First Lien Notes, and (C) in the case of the Initial First Lien Notes, the Collateral Agent, the Administrative Agent and the representative for the holders of the Initial First Lien Notes shall have entered into the First Lien Intercreditor Agreement;

(c) any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that such Lien (i) does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder and require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (ii) such Lien is not created in contemplation of or in connection with such acquisition;

(d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e) Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;

(f) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(g) deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h) zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Subsidiary;

(i) Liens securing Indebtedness and Permitted Refinancing Indebtedness permitted by Section 6.01(i), 6.01(y) and 6.01(z) (in each case limited to the assets financed with such Indebtedness and any accessions thereto and the proceeds and products thereof and related property; provided that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender and incurred under Sections 6.01(i), (y) or (z));

(j) Liens arising out of capitalized lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds and products thereof and related property;

(k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date and pursuant to Section 5.10 and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m) any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower or any Subsidiary in the ordinary course of business;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, including with respect to credit card chargebacks and similar obligations or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Borrower or any Subsidiary in the ordinary course of business;

(o) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(p) Liens securing obligations in respect of trade-related letters of credit, bank guarantees or similar obligations permitted under Section 6.01(f) or (o) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;

(q) leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business not interfering in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(s) Liens solely on any cash earnest money deposits made by the Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;

(t) Liens with respect to property or assets of any Subsidiary that is not a Subsidiary Loan Party securing Indebtedness of a Subsidiary that is not a Subsidiary Loan Party permitted under Section 6.01;

(u) other Liens with respect to property or assets of the Borrower or any Subsidiary; provided that (i) after giving effect to any such Lien and the incurrence of Indebtedness, if any, secured by such Lien is created, incurred, acquired or assumed (or any prior Indebtedness becomes so secured) the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.5 to 1.0, (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) the Indebtedness or other obligations secured by such Lien are otherwise permitted by this Agreement, and (iv) if such Liens extend to all or any portion of the Collateral, such Liens shall be subordinated to the Liens granted under the Loan Documents on customary terms pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent;

(v) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(w) Liens arising from precautionary Uniform Commercial Code financing statements or consignments entered into in connection with any transaction otherwise permitted under this Agreement;

(x) Liens on Equity Interests in joint ventures securing obligations of such joint ventures;

(y) Liens on securities that are the subject of repurchase agreements constituting Permitted Investments under clause (c) of the definition thereof;

(z) Liens in respect of Permitted Receivables Financings that extend only to the receivables subject thereto;

(aa) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit, bank guarantee or bankers’ acceptance issued or created for the account of the Borrower or any Subsidiary in the ordinary course of business; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit, bank guarantee or banker’s acceptance to the extent permitted under Section 6.01;

(bb) Liens securing insurance premiums financing arrangements, provided, that such Liens are limited to the applicable unearned insurance premiums;

(cc) Liens in favor of the Borrower or any Subsidiary Loan Party; provided, that if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in the form and substance reasonably satisfactory to the Administrative Agent;

(dd) Liens on not more than $100 million of deposits securing Swap Agreements that were not entered into for speculative purposes;

(ee) other Liens with respect to property or assets of the Borrower or any Subsidiary securing obligations in an aggregate principal amount outstanding at any time not to exceed $750 million; provided that if such Liens extend to all or any portion of the Collateral, such Liens shall be subordinated to the Liens granted under the Loan Documents on customary terms pursuant to an intercreditor agreement reasonably satisfactory to the Administrative Agent;

(ff) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Borrower or any Subsidiary;

(gg) with respect to any Vessel, Permitted Vessel Liens;

(hh) Liens securing (x) First Lien Notes, provided that if the Liens on the Collateral securing such First Lien Notes are (or are intended to be) junior in priority to the Liens on the Collateral securing the Obligations, either (1) the obligations in respect of such First Lien Notes shall be designated “Future Second Lien Indebtedness” under the Second Lien Intercreditor Agreement or (2) such Liens shall be subordinated to the Liens securing the Obligations on customary terms pursuant to another intercreditor agreement reasonably satisfactory to the Administrative Agent and (y) Indebtedness permitted by Section 6.01(ee); provided that, unless such Liens secure First Lien Notes, either (1) the obligations in respect of such Indebtedness shall be designated “Future Second Lien Indebtedness” under the Second Lien Intercreditor Agreement or (2) such Liens shall be subordinated to the Liens securing the Obligations on customary terms pursuant to another intercreditor agreement reasonably satisfactory to the Administrative Agent;

(ii) Liens on cash and Permitted Investments on deposit with Lenders and Affiliates of Lenders securing obligations owing to such Persons under any treasury, depository, overdraft or other cash management services agreements or arrangements with the Borrower or any of its Subsidiaries;

(jj) Second Priority Liens on Collateral; provided that (i) after giving effect to any such Lien and the incurrence of Indebtedness, if any, secured by such Lien is created, incurred, acquired or assumed (or any prior Indebtedness becomes so secured) the Borrower shall be in Pro Forma Compliance and (ii) at the time of the incurrence of such Lien and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(kk) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by the foregoing clauses; provided, however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) of such Indebtedness or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder and (B) an amount necessary to pay any unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses related to such refinancing, refunding, extension, renewal or replacement, and (z) Indebtedness secured by Liens ranking junior to the Liens securing the Obligations may not be refinanced pursuant to this clause (kk) with Liens ranking pari passu to the Liens securing the Obligations

Notwithstanding the foregoing, the Borrower and the Subsidiaries shall not be permitted to incur Liens securing Retained Notes Indebtedness pursuant to this Section 6.02 (other than Retained Notes Permitted Liens) if, after giving effect to the incurrence of such Liens (and assuming that clause (i) of the last sentence of Section 5.10(g) hereof and all other similar savings clauses in the Loan Documents were not applicable), the sum of (i) the aggregate principal amount of Revolving Facility Credit Exposure constituting Retained Notes Indebtedness that is secured at such time by Retained Notes Basket Liens (including the aggregate amount available to be drawn under all outstanding Letters of Credit which, to the extent drawn, would constitute Retained Notes Indebtedness and would not be permitted to be secured by Retained Notes Permitted Liens) plus (ii) the aggregate principal amount of all other Retained Notes Indebtedness of the Borrower and its subsidiaries outstanding at such time that is secured by Retained Notes Basket Liens shall exceed the Retained Notes Lien Basket Amount at such time.

SECTION 6.03 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that a Sale and Lease-Back Transaction shall be permitted (a) with respect to property owned (i) by the Borrower or any Domestic Subsidiary that is acquired after the Closing Date so long as such Sale and Lease-Back Transaction is consummated within 270 days of the acquisition of such property or (ii) by any Foreign Subsidiary regardless of when such property was acquired, (b) with respect to any property owned by the Borrower or any Domestic Subsidiary, (i) if at the time the lease in connection therewith is entered into, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) after giving effect to the entering into of such lease, the Borrower shall be in Pro Forma Compliance and (ii) if such Sale and Lease-Back Transaction is of property owned by the Borrower or any Domestic Subsidiary as of the Closing Date, the Net Proceeds therefrom are used to prepay the Term Loans to the extent required by Section 2.11(b), and (c) in connection with any Project Financing; provided, further, that the Borrower or the applicable Domestic Subsidiary shall receive at least fair market value (as determined by the Borrower in good faith) for any property disposed of in any Sale and Lease-Back Transaction pursuant to clause (a)(i) or (b) of this Section 6.03 (as approved by the Board of Directors of the Borrower in any case of any property with a fair market value in excess of $100.0 million).

SECTION 6.04 Investments, Loans and Advances. Purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly-Owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:

(a) the 2008 Transactions;

(b) (i) Investments by the Borrower or any Subsidiary in the Equity Interests of the Borrower or any Subsidiary; (ii) intercompany loans from the Borrower or any Subsidiary to the Borrower or any Subsidiary; and (iii) Guarantees by the Borrower or any Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any Subsidiary; provided, that (A) Investments made after the Closing Date by the Borrower or any Subsidiary Loan Party pursuant to clause (i) in Subsidiaries that are not Subsidiary Loan Parties, and (B) intercompany loans made after the Closing Date by the Borrower or any Subsidiary Loan Party to Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (ii) and (C) Guarantees after the Closing Date by the Borrower or any Subsidiary Loan Party of Indebtedness of Subsidiaries that are not Subsidiary Loan Parties pursuant to clause (iii) shall, in each case, only be permitted to the extent that after giving effect to the incurrence of such Investment, intercompany loan or Guarantee, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.5 to 1.0;

(c) Permitted Investments and Investments that were Permitted Investments when made;

(d) Investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05 (other than Section 6.05(h));

(e) loans and advances to officers, directors, employees or consultants of the Borrower or any Subsidiary (i) in the ordinary course of business not to exceed $25 million in the aggregate at any time outstanding (calculated without regard to write downs or write offs thereof), (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of Holdings or any Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to the Borrower in cash as common equity;

(f) accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(g) Swap Agreements that are not entered into for speculative purposes;

(h) Investments existing on, or contractually committed as of, the Closing Date consisting of intercompany loans or as set forth on Schedule 6.04 to the 2008 Credit Agreement and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this paragraph (h) is not increased at any time above the amount of such Investment existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);

(i) Investments resulting from pledges and deposits under Sections 6.02(f), (g), (k), (r), (s), (u) and (dd);

(j) other Investments by the Borrower or any Subsidiary in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed (i) the greater of $500 million and 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (j)) plus (ii) the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.04(j)(ii), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided that if any Investment pursuant to this paragraph (j) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to paragraph (b) above and shall cease to have been made pursuant to this paragraph (j) for so long as such person continues to be a Subsidiary of the Borrower;

(k) Investments constituting Permitted Business Acquisitions;

(l) Investments in a Similar Business in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed the greater of $500 million and 4.5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements have been delivered pursuant to Section 5.04 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (l)); provided that if any Investment pursuant to this paragraph (l) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to paragraph (b) above and shall cease to have been made pursuant to this paragraph (l) for so long as such person continues to be a Subsidiary of the Borrower;

(m) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower as a result of a foreclosure by the Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(n) Investments of a Subsidiary acquired after the Closing Date or of an entity merged into the Borrower or merged into or consolidated with a Subsidiary after the Closing Date, in each case, (i) to the extent such acquisition, merger or consolidation was or is permitted under this Section 6.04 or Section 6.05 and (ii) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;

(o) acquisitions by the Borrower of obligations of one or more officers or other employees of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with such officer’s or employee’s acquisition of Equity Interests of Holdings or any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

(p) Guarantees by the Borrower or any Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Borrower or any Subsidiary in the ordinary course of business;

(q) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of Borrower, Holdings or any Parent Entity;

(r) Investments in Unrestricted Subsidiaries in an aggregate amount outstanding not to exceed $250.0 million (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (r)), as valued at the fair market value (as determined in good faith by the Borrower) of such Investment at the time such Investment is made; provided that if any Investment pursuant to this paragraph (r) is made in any Unrestricted Subsidiary and such Unrestricted Subsidiary is redesignated a Subsidiary of the Borrower after such date, such redesignation shall increase the amount available pursuant to this clause (r) by an amount equal to the fair market value (as determined in good faith by the Borrower) of the Borrower’s Investments in such Subsidiary previously made in reliance on this clause (r) at the time of such redesignation;

(s) Investments consisting of Restricted Payments permitted by Section 6.06;

(t) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(u) Investments in Foreign Subsidiaries not to exceed $250 million (plus an amount equal to any return of capital actually received in respect of Investments theretofore made pursuant to this paragraph (u)), as valued at the fair market value (as determined in good faith by the Borrower) of such Investment at the time such Investment is made;

(v) Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);

(w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or such Subsidiary;

(x) Investments by Borrower and its Subsidiaries, including loans and advances to any direct or indirect parent of the Borrower, if the Borrower or any other Subsidiary would otherwise be permitted to make a Restricted Payment in such amount (provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate paragraph of Section 6.06 for all purposes of this Agreement);

(y) Investments arising as a result of Permitted Receivables Financings;

(z) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(aa) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;

(bb) Investments received substantially contemporaneously in exchange for Qualified Equity Interests of Holdings, the Borrower or any Parent Entity; provided that such Investments are not included in any determination of the Cumulative Credit;

(cc) any Investment in connection with the use of the Real Estate Revolver Facility Sublimit of the Revolving Facility for the account or benefit of the Real Estate Revolver Subsidiaries to the extent permitted hereunder (including the distribution of the proceeds of any Revolving Facility Loan and with respect to the issuance of or payments in connection with drawings under Letters of Credit), in each case to the extent the applicable Borrowing Request or Letter of Credit Application indicated that such Revolving Facility Loan or Letter of Credit was being drawn or issued, as applicable, under the Real Estate Revolver Facility Sublimit;

(dd) any Investment (i) made pursuant to an Operations Management Agreement and (ii) in connection with the Post-Closing CMBS Transaction;

(ee) Investments in joint ventures not in excess of $500 million in the aggregate at any time outstanding; provided that if any Investment pursuant to this paragraph (ee) is made in any person that is not a Subsidiary of the Borrower at the date of the making of such Investment and such person becomes a Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to paragraph (b) above and shall cease to have been made pursuant to this paragraph (ee) for so long as such person continues to be a Subsidiary of the Borrower;

(ff) any Investment (i) deemed to exist as a result of a Subsidiary that is not a Loan Party distributing a note or other intercompany debt to a parent of such Subsidiary that is a Loan Party (to the extent there is no cash consideration or services rendered for such note), (ii) consisting of intercompany current liabilities in connection with the cash management, tax and accounting operations of the Borrower and the Subsidiaries and (iii) consisting of intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-overs or extensions of terms) and made in the ordinary course of business; and

(gg) the contribution of any property acquired after the Closing Date, any Undeveloped Land or any Real Property located outside the United States and owned by the Borrower or a Subsidiary on the Closing Date to a Qualified Non-Recourse Subsidiary in connection with the incurrence by such Qualified Non-Recourse Subsidiary of Qualified Non-Recourse Debt to finance the construction, repair, replacement or improvement of the property being contributed; provided that, with respect to any property acquired after the Closing Date by the Borrower or any Subsidiary that is not a Qualified Non-Recourse Subsidiary, such contribution shall not be permitted unless, after giving effect to such contribution, (i) if such property is undeveloped land, the Borrower shall be in Pro Forma Compliance after giving effect to such contribution or (ii) if such property is not undeveloped land, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.5 to 1.0.

Any Investment in any person other than the Borrower or a Subsidiary Loan Party that is otherwise permitted by this Section 6.04 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.

SECTION 6.05 Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

(a) (i) the purchase and sale of inventory, or the sale of receivables pursuant to non-recourse factoring arrangements, in each case in the ordinary course of business by the Borrower or any Subsidiary, (ii) the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business by the Borrower or any Subsidiary or, with respect to operating leases, otherwise for fair market value on market terms (as determined in good faith by the Borrower), (iii) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Borrower or any Subsidiary or (iv) the sale or disposition of Permitted Investments in the ordinary course of business;

(b) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom, (i) the merger, consolidation or amalgamation of any Subsidiary into or with the Borrower in a transaction in which the Borrower is the survivor, (ii) the merger, consolidation or amalgamation of any Subsidiary into or with any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Subsidiary Loan Party and, in the case of each of clauses (i) and (ii), no person other than the Borrower or Subsidiary Loan Party receives any consideration, (iii) the merger, consolidation or amalgamation of any Subsidiary that is not a Subsidiary Loan Party into or with any other Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation or dissolution or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (v) any Subsidiary may merge, consolidate or amalgamate into or with any other person in order to effect an Investment permitted pursuant to Section 6.04 so long as the continuing or surviving person shall be a Subsidiary, which shall be a Loan Party if the merging, consolidating or amalgamating Subsidiary was a Loan Party and which together with each of its Subsidiaries shall have complied with the requirements of Section 5.10;

(c) sales, transfers, leases or other dispositions to the Borrower or a Subsidiary (upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by the Borrower or a Subsidiary Loan Party to a Subsidiary that is not a Subsidiary Loan Party in reliance on this paragraph (c) shall not in the aggregate exceed, (x) in any fiscal year of the Borrower, $500 million and (y) $1,000,000,000 unless, with respect to clause (y) above, no Default or Event of Default exists or would result therefrom and immediately after giving effect to such sales, transfers, leases or other dispositions, the Senior Secured Leverage Ratio on a Pro Forma Basis shall not be greater than 4.5 to 1.0;

(d) Sale and Lease-Back Transactions permitted by Section 6.03;

(e) Investments permitted by Section 6.04, Permitted Liens, and Restricted Payments permitted by Section 6.06;

(f) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g) sales, transfers, leases, licenses or other dispositions of assets not otherwise permitted by this Section 6.05; provided, that (i) no Default or Event of Default exists or would result therefrom, (ii) with respect to any such sale, transfer, lease or other disposition with aggregate gross proceeds (including noncash proceeds) in excess of $250 million, immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance, and (iii) the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(h) Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided, that following any such merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving corporation;

(i) leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;

(j) sales, leases or other dispositions of inventory of the Borrower and its Subsidiaries determined by the management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or any of the Subsidiaries;

(k) acquisitions and purchases made with the proceeds of any Asset Sale pursuant to the first proviso of paragraph (a) of the definition of “Net Proceeds”;

(l) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings; provided that the Net Proceeds thereof are applied in accordance with Section 2.11(b);

(m) any exchange of assets for services and/or other assets of comparable or greater value; provided, that (i) at least 90% of the consideration received by the transferor consists of assets that will be used in a business or business activity permitted hereunder, (ii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $50 million, the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower with respect to such fair market value and (iii) in the event of a swap with a fair market value (as determined in good faith by the Borrower) in excess of $100 million, such exchange shall have been approved by at least a majority of the Board of Directors of Holdings or the Borrower; provided, further, that (A) no Default or Event of Default exists or would result therefrom, (B) with respect to any such exchange with aggregate gross consideration in excess of $500 million, immediately after giving effect thereto, the Borrower shall be in Pro Forma Compliance, and (C) the Net Proceeds, if any, thereof are applied in accordance with Section 2.11(b);

(n) any disposition of the Real Estate Assets to the Real Estate Subsidiaries on the Closing Date and dispositions in connection with the Post-Closing CMBS Transaction;

(o) any disposition made pursuant to an Operations Management Agreement; and

(p) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a person (other than the Borrower and its Subsidiaries) from whom such Subsidiary was acquired or from whom such Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than pursuant to paragraph (e), (n) and (o) above and other than sales, transfers, leases, licenses or other dispositions to Loan Parties) unless such disposition is for fair market value (as determined in good faith by the Borrower), or if not for fair market value, the shortfall is permitted as an Investment under Section 6.04 and (ii) no sale, transfer or other disposition of assets in excess of $25 million shall be permitted by paragraph (a), (d) or (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided, that for purposes of clause (ii), (a) the amount of any liabilities (as shown on the Borrower’s or any Subsidiary’s most recent balance sheet or in the notes thereto) of the Borrower or any Subsidiary of the Borrower (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee of any such assets, (b) any notes or other obligations or other securities or assets received by the Borrower or such Subsidiary of the Borrower from such transferee that are converted by the Borrower or such Subsidiary of the Borrower into cash within 180 days of the receipt thereof (to the extent of the cash received), (c) any Designated Non-Cash Consideration received by the Borrower or any of its Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-Cash Consideration received pursuant to this paragraph (c) that is at that time outstanding, not to exceed $500 million (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (d) with respect to any lease of assets by the Borrower or a Subsidiary that constitutes a disposition, receipt of lease payments over time on market terms (as determined in good faith by the Borrower) where the payment consideration is at least 75% cash consideration shall, in each case, be deemed to be cash. To the extent any Collateral is sold or disposed of in a transaction expressly permitted by this Section 6.05 to any person other than the Borrower or any Subsidiary Loan Party, such Collateral shall be sold or disposed of free and clear of the Liens created by the Loan Documents (provided that, for the avoidance of doubt, with respect to any disposal consisting of an operating lease or license, the underlying property retained by the Borrower or such Subsidiary Loan Party will not be so released), and the Administrative Agent shall take, and is hereby authorized by each Lender to take, any actions reasonably requested by the Borrower in order to evidence the foregoing.

SECTION 6.06 Restricted Payments. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted Payments”); provided, however, that:

(a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or to any Wholly-Owned Subsidiary of the Borrower (or, in the case of non-Wholly-Owned Subsidiaries, to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

(b) (x) the Borrower may make Restricted Payments in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) fees and expenses related to any public offering or private placement of debt or equity securities of Holdings or any Parent Entity whether or not consummated, (iii) franchise taxes and other fees, taxes and expenses in connection with the maintenance of its (and any Parent Entity’s) existence and its (or any Parent Entity’s indirect) ownership of the Borrower, (iv) payments permitted by Section 6.07(b) (other than clauses (vii) and (xxiii) thereof), and (v) customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of Holdings or any Parent Entity, in each case in order to permit Holdings or any Parent Entity to make such payments; provided, that in the case of clauses (i), (ii) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the Borrower and its Subsidiaries and (y) the Borrower may make Restricted Payments to any direct or indirect parent company of the Borrower that files a consolidated U.S. federal tax return that includes the Borrower and its subsidiaries, in each case in an amount not to exceed the amount that the Borrower and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) if the Borrower and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group);

(c) the Borrower may make Restricted Payments to Holdings the proceeds of which are used to purchase or redeem the Equity Interests of Holdings or any Parent Entity (including related stock appreciation rights or similar securities) held by then present or former directors, consultants, officers or employees of any Parent Entity, Holdings, the Borrower or any of the Subsidiaries or by any Plan or any shareholders’ agreement then in effect upon such person’s death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; provided, that the aggregate amount of such purchases or redemptions under this paragraph (c) shall not exceed in any fiscal year (1) $50 million, plus (2) (x) the amount of net proceeds contributed to the Borrower that were received by Holdings or any Parent Entity during such calendar year from sales of Equity Interests of Holdings or any Parent Entity to directors, consultants, officers or employees of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements, (y) the amount of net proceeds of any key-man life insurance policies received during such calendar year and (z) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with the 2008 Transactions that are foregone in return for the receipt of Equity Interests, which, if not used in any year, may be carried forward to any subsequent calendar year, subject, with respect to unused amounts from clause (1) of this proviso that are carried forward, to an overall limit in any fiscal year of $100 million (which shall increase to $150 million subsequent to a Qualified IPO); and provided, further, that cancellation of Indebtedness owing to the Borrower or any Subsidiary from members of management of Holdings, any Parent Entity, the Borrower or its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any Parent Entity will not be deemed to constitute a Restricted Payment for purposes of this Section 6.06;

(d) noncash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(e) the Borrower may make Restricted Payments in an aggregate amount equal to the portion, if any, of the Cumulative Credit on such date that the Borrower elects to apply to this Section 6.06(e), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied; provided, that, (1) after giving effect to such Restricted Payment, the Borrower and its Subsidiaries shall be in Pro Forma Compliance and (2) the date of such Restricted Payment shall not occur during a Covenant Suspension Period;

(f) the Borrower may make Restricted Payments in connection with the consummation of the 2008 Transactions;

(g) the Borrower may make Restricted Payments to allow Holdings or any Parent Entity to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person;

(h) after a Qualified IPO, the Borrower may make Restricted Payments to Holdings so that Holdings or any Parent Entity may make Restricted Payments to its equity holders in an amount equal to 6% per annum of the net proceeds received by the Borrower from any public offering of Equity Interests of Holdings or any Parent Entity;

(i) (x) any Restricted Payment of Real Estate Assets that is made for the purpose of transferring such assets to a Real Estate Subsidiary on the Closing Date and (y) any Restricted Payment in connection with the Post-Closing CMBS Transaction;

(j) any Restricted Payment made under any Operations Management Agreement;

(k) Restricted Payments out of Declined Proceeds not applied to the prepayment of Term Loans in an aggregate amount not to exceed $100.0 million;

(l) the Borrower may make Restricted Payments to Holdings or any Parent Entity to finance any Investment permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or a Subsidiary or (2) the merger, consolidation or amalgamation (to the extent permitted in Section 6.05) of the person formed or acquired into the Borrower or a Subsidiary in order to consummate such Permitted Business Acquisition or Investment, in each case, in accordance with the requirements of Section 5.10; and

(m) any Restricted Payment in connection with the use of the Real Estate Revolver Facility Sublimit of the Revolving Facility for the account or benefit of the Real Estate Revolver Subsidiaries to the extent permitted hereunder (including the distribution of the proceeds of any Revolving Facility Loan and with respect to the issuance of or payments in connection with drawings under Letters of Credit), in each case to the extent the applicable Borrowing Request or Letter of Credit Application indicated that such Revolving Facility Loan or Letter of Credit was being drawn or issued, as applicable, under the Real Estate Revolver Facility Sublimit.

Notwithstanding anything to the contrary contained in this Article VI (including Section 6.04 and this Section 6.06), the Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment for the purpose of (x) paying any cash dividend or making any cash distribution to or acquiring any Capital Stock of the Borrower or any direct or indirect parent of the Borrower for cash from the Sponsors or (y) guarantee any Indebtedness of any Affiliate of the Borrower for the purpose of making any Restricted Payment to the Sponsors, in each case by means of utilization of the cumulative dividend and investment credit provided by use of the Cumulative Credit or the exceptions provided by Section 6.06(e) or (k), unless after giving effect to such payment, the Total Leverage Ratio on a Pro Forma Basis would be equal to or less than 7.25 to 1.0.

SECTION 6.07 Transactions with Affiliates.

(a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of Equity Interests of Holdings (prior to a Borrower Qualified IPO) or the Borrower in a transaction involving aggregate consideration in excess of $25 million, unless such transaction is (i) otherwise required under this Agreement or (ii) upon terms no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate. For purposes of this Section 6.07, any transaction with any Affiliate or any such 10% holder shall be deemed to have satisfied the standard set forth in clause (ii) of the immediately preceding sentence if such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of Holdings or the Borrower.

(b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:

(i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of Holdings or of the Borrower;

(ii) loans or advances to employees or consultants of Holdings, any Parent Entity, the Borrower or any of the Subsidiaries in accordance with Section 6.04(e);

(iii) transactions among the Borrower or any Subsidiary or any entity that becomes a Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Subsidiary is the surviving entity);

(iv) the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of Holdings, any Parent Entity, the Borrower and the Subsidiaries in the ordinary course of business (limited, in the case of any Parent Entity, to the portion of such fees and expenses that are allocable to the Borrower and its Subsidiaries);

(v) subject to the limitations set forth in Section 6.07(b)(xiv), if applicable, transactions pursuant to the Transaction Documents (as defined in the 2008 Credit Agreement) and permitted transactions, agreements and arrangements in existence on the Closing Date and, to the extent involving aggregate consideration in excess of $25 million, set forth on Schedule 6.07 to the 2008 Credit

Agreement or any amendment thereto to the extent such amendment is not adverse to the Lenders when taken as a whole in any material respect (as determined in good faith by the Borrower) and other transactions, agreements and arrangements described on Schedule 6.07 to the 2008 Credit Agreement, and any amendment thereto or similar transactions, agreements or arrangements entered into by the Borrower or any of the Subsidiaries to the extent such amendment is not adverse to the Lenders when taken as a whole in any material respect (as determined in good faith by the Borrower);

(vi) (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(vii) Restricted Payments permitted under Section 6.06, including payments to Holdings (and any Parent Entity);

(viii) any purchase by Holdings of the Equity Interests of the Borrower;

(ix) payments by the Borrower or any of the Subsidiaries to any Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the Borrower, or a majority of the Disinterested Directors of the Borrower, in good faith;

(x) transactions with Wholly-Owned Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice;

(xi) any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a person that is not an Affiliate;

(xii) subject to paragraph (xiv) below, if applicable, the payment of all fees, expenses, bonuses and awards related to the 2008 Transactions contemplated by the Senior Unsecured Notes Offering Memorandum, including fees to any Sponsor;

(xiii) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(xiv) any one or more agreements to pay, and the payment of, monitoring, consulting, management, transaction, advisory or similar fees payable to any Sponsor (A) in an aggregate amount in any fiscal year not to exceed the sum of (1) the greater of $30.0 million and 1.0% of EBITDA for such fiscal year, plus reasonable out of pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods; plus (2) any deferred fees (to the extent such fees were within such amount in clause (A) (1) above originally), plus (B) 1.0% of the value of transactions with respect to which any Sponsor provides any transaction, advisory or other services, plus (C) a transaction fee of not more than $200.0 million to be paid to the Sponsors in connection with the 2008 Transactions on the Closing Date plus (D) so long as no Event of Default has occurred and is continuing, in the event of a Qualified IPO, the present value of all future amounts payable pursuant to any agreement referred to in clause (A) (1) above in connection with the termination of any such agreement with any Sponsor (the “Management Termination Fee”); provided, that if any such payment pursuant to clause (D) is not permitted to be paid as a result of an Event of Default, such payment shall accrue and may be payable when no Events of Default are continuing to the extent that no further Event of Default would result therefrom;

(xv) any transfer of Real Estate Assets to a Real Estate Subsidiary on the Closing Date, any transactions made pursuant to any Operations Management Agreement and any transactions in connection with the Post-Closing CMBS Transaction;

(xvi) the issuance, sale, transfer of Equity Interests of Borrower to Holdings (or another Parent Entity) in connection with capital contributions by Holdings or such Parent Entity to Borrower;

(xvii) the issuance of Equity Interests to the management of Holdings, any Parent Entity, the Borrower or any Subsidiary in connection with the 2008 Transaction;

(xviii) payments by Holdings (and any Parent Entity), the Borrower and the Subsidiaries pursuant to tax sharing agreements among Holdings (and any such Parent Entity), the Borrower and the Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax and franchise liabilities and refunds generated by each such party calculated on a separate return basis and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party;

(xix) transactions pursuant to any Permitted Receivables Financing;

(xx) payments or loans (or cancellation of loans) to employees or consultants that are (i) approved by a majority of the Disinterested Directors of the Board of Directors of Holdings or the Borrower in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;

(xxi) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Subsidiaries;

(xxii) transactions between the Borrower or any of the Subsidiaries and any person, a director of which is also a director of the Borrower or any direct or indirect parent company of the Borrower, provided, however, that (A) such director abstains from voting as a director of the Borrower or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;

(xxiii) transactions permitted by, and complying with, the provisions of Section 6.04(b), 6.04(h), 6.04(o), 6.04(u), 6.04(x), 6.05(b) or 6.06;

(xxiv) transactions undertaken in good faith (in the reasonable opinion of the Borrower) for the purpose of improving the consolidated tax efficiency of the Borrower, Holdings and the Subsidiaries (provided that such transactions, taken as a whole, are not materially adverse to the Borrower and the Subsidiaries);

(xxv) investments by the Sponsors in securities of the Borrower or any of the Subsidiaries so long as (A) the investment is being offered generally to other investors on the same or more favorable terms and (B) the investment constitutes less than 5.0% of the outstanding issue amount of such class of securities; or

(xxvi) transactions in connection with the use of the Revolving Facility for the account or benefit of the Real Estate Revolver Subsidiaries to the extent permitted hereunder (including the distribution of the proceeds of any Revolving Facility Loan and with respect to the issuance of or payments in connection with drawings under Letters of Credit).

SECTION 6.08 Business of the Borrower and the Subsidiaries. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto, or any business or activity pursuant to any Operations Management Agreement, and in the case of a Special Purpose Receivables Subsidiary, Permitted Receivables Financings.

SECTION 6.09 Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

(a) Amend or modify in any manner materially adverse to the Lenders taken as a whole (as determined in good faith by the Borrower), or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders taken as a whole (as determined in good faith by the Borrower)), the articles or certificate of incorporation, by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower or any Subsidiary Loan Party.

(b) (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on the loans under any Indebtedness of the Borrower or any Subsidiary that is expressly subordinate to the Obligations (“Junior Financing”), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of any Junior Financing except for (A) Refinancings with Permitted Refinancing Indebtedness permitted by Section 6.01, (B) with respect to any of the Retained Notes, (C) payments of regularly scheduled interest and fees due thereunder, other non-accelerated and non-principal payments thereunder, scheduled payments thereon necessary to avoid the Junior Financing to constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, and payment of principal on the scheduled maturity date of any Junior Financing, (D) payments or distributions in respect of all or any portion of the Junior Financing with the proceeds contributed to the Borrower by Holdings from the issuance, sale or exchange by Holdings or any Parent Entity of Qualified Equity Interests made within eighteen months prior thereto, (E) the conversion of any Junior Financing to Equity Interests of Holdings or any Parent Entity, and (F) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and after giving effect to such payment or distribution the Borrower would be in Pro Forma Compliance, payments or distributions in respect of Junior Financings prior to their scheduled maturity made, in an aggregate amount, not to exceed the portion, if any, of the Cumulative Credit on the date of such election that the Borrower elects to apply to this Section 6.09(b)(i)(F), such election to be specified in a written notice of a Responsible Officer of the Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be applied; or

(ii) Amend or modify, or permit the amendment or modification of, any provision of Junior Financing that constitutes Material Indebtedness or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to Lenders taken as a whole (as determined in good faith by the Borrower) and that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders taken as a whole (as determined in good faith by the Borrower) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.

(c) Permit any Material Subsidiary to enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary or (ii) the granting of Liens by the Borrower or such Material Subsidiary pursuant to the Security Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A) restrictions imposed by applicable law;

(B) contractual encumbrances or restrictions in effect on the Closing Date under Indebtedness existing on the Closing Date and set forth on Schedule 6.01 to the 2008 Credit Agreement, the Senior Unsecured Notes, the Senior Notes, the Interim Facility Loan Documents, the Retained Notes, the First Lien Notes or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not materially expand the scope of any such encumbrance or restriction;

(C) any restriction on a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Subsidiary;

(D) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(E) any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness;

(F) any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Sections 6.01(k) or 6.01(r) or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not more restrictive, taken as a whole, than the restrictions contained in the Senior Unsecured Note Documents, the Senior Note Documents or the Interim Facility Loan Documents;

(G) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(H) customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(I) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(J) customary restrictions and conditions contained in any agreement relating to the sale, transfer, lease or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer, lease or other disposition;

(K) customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;

(L) customary net worth provisions contained in Real Property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations;

(M) any agreement in effect at the time such subsidiary becomes a Subsidiary (including in connection with the Post-Closing CMBS Transaction), so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary;

(N) restrictions in agreements representing Indebtedness permitted under Section 6.01 of a Subsidiary of the Borrower that is not a Subsidiary Loan Party;

(O) customary restrictions on leases, subleases, licenses or Equity Interests or asset sale agreements otherwise permitted hereby as long as such restrictions relate to the Equity Interests and assets subject thereto;

(P) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(Q) restrictions contained in any Permitted Receivables Document with respect to any Special Purpose Receivables Subsidiary;

(R) restrictions contained in any agreements related to a Project Financing or Qualified Non-Recourse Debt; or

(S) any encumbrances or restrictions of the type referred to in Sections 6.09(c)(i) and 6.09(c)(ii) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (R) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 6.10 Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio on the last day of any fiscal quarter (beginning with the fiscal quarter ended September 30, 2008, but excluding any fiscal quarter the last day of which occurs during a Covenant Suspension Period) to exceed 7.25 to 1.00.

SECTION 6.11 No Other “Designated Senior Debt”. Designate, or permit the designation of, any Indebtedness as “Designated Senior Debt” or any other similar term for the purpose of the definition of the same or the subordination provisions contained in any indenture governing any senior subordinated notes permitted to be incurred hereunder that constitute Material Indebtedness other than (a) the Obligations under this Agreement and the other Loan Documents, (b) any Permitted Refinancing Indebtedness thereof and (c) any series of First Lien Notes constituting Other First Lien Obligations.

ARTICLE VI(A)

[Reserved]

ARTICLE VII

Events of Default

SECTION 7.01 Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or the reimbursement with respect to any L/C Obligation or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d) default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in 5.01(a) (with respect to the Borrower), 5.05(a) or 5.08 or in Article VI;

(e) default shall be made in the due observance or performance by the Borrower or any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days (or 60 days if such default results solely from a Foreign Subsidiary’s failure to duly observe or perform any such covenant, condition or agreement) after notice thereof from the Administrative Agent to the Borrower;

(f) (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) the Borrower or any of the Material Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Material Subsidiary, or of a substantial part of the property or assets of the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets the Borrower or any Material Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Material Subsidiary (other than as permitted hereunder); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of the property or assets of the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

(j) the failure by the Borrower or any Material Subsidiary to pay one or more final judgments aggregating in excess of $150 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties the Borrower or any Material Subsidiary to enforce any such judgment;

(k) (i) a trustee shall be appointed by a United States district court to administer any Plan, (ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Borrower or any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA or (v) the Borrower or any Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that would subject the Borrower or any Subsidiary to tax; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;

(l) (i) any material provision of any Loan Document shall for any reason be asserted in writing by the Borrower or any Loan Party not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are material to the Borrower and the Loan Parties on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity Interests in Foreign Subsidiaries or the application thereof, or except from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements or take the actions described on Schedule 3.04 to the 2008 Credit Agreement and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the pledges pursuant to the Security Documents by the Subsidiary Loan Parties securing any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations (other than in accordance with the terms thereof); or

(m) the occurrence of a License Revocation with respect to a license issued to the Borrower or any Subsidiary by any Gaming Authority with respect to gaming operations at any gaming facility of the Borrower or any Subsidiary that continues for 30 calendar days to the extent that such License Revocation, together with all prior License Revocations that are still in effect, would reasonably be expected to have a Material Adverse Effect, then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) if the Loans have been declared due and payable pursuant to clause (ii) above, demand cash collateral pursuant to Section 2.05(g); and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash Collateral to the full extent permitted under Section 2.05(g), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 7.02 [Reserved].

SECTION 7.03 Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails (or, but for the operation of this Section 7.03, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the 20th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), any Parent Entity, Holdings and/or the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of any Parent Entity, Holdings and/or the Borrower (and, with respect to Holdings or any Parent Entity, in each case, to contribute any such cash to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by any Parent Entity, Holdings and/or the Borrower of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDA shall be increased with respect to such applicable quarter and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that, (i) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised and (ii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant. If, after giving effect to the adjustments in this paragraph, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

ARTICLE VIII

The Agents

SECTION 8.01 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent, each Lender, the Swingline Lender and each L/C Issuer hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender, the Swingline Lender and each L/C Issuer irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders, the Swingline Lender or any L/C Issuers, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Collateral Agent.

SECTION 8.02 Delegation of Duties. The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 8.03 Exculpatory Provisions. Neither the Administrative Agent nor the Collateral Agent, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except for its or such person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Borrower or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or any other Loan Party to perform its obligations hereunder or there under. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

SECTION 8.04 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 8.05 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval of the Required Lenders or each of the Lenders, as applicable.

SECTION 8.06 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender, the Swingline Lender or any L/C Issuer. Each Lender, the Swingline Lender and each L/C Issuer represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of any Borrower or any other Loan Party that may come into the possession of the Administrative Agent or Collateral Agent any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

SECTION 8.07 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Collateral Agent, each in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective portions of the total Term Loans and Revolving Facility Commitments (or, if the Revolving Facility Commitments shall have terminated, in accordance the Revolving Facility Commitments in effect immediately prior to such termination) held on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or the Collateral Agent in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents, the Intercreditor Agreement, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or the Collateral Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or the Collateral Agent’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.

SECTION 8.08 Agents in their Individual Capacity. The Administrative Agent, the Collateral Agent and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Loan Party as though such persons were not the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent and the Collateral Agent shall each have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or the Collateral Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent and the Collateral Agent in their individual capacities.

SECTION 8.09 Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Borrower shall have the right, so long as no Event of Default under Section 7.01(h) or (i) is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. Such successor shall be subject to the reasonable consent of the Required Lenders (except no such further consent shall be required with respect to Wilmington Trust, N.A., any Agent or any of their respective

Affiliates, each of which is hereby approved to serve in such capacity), which shall be deemed received after ten (10) Business Days of notice of such successor being delivered to the Administrative Agent unless the Required Lenders object to such successor in writing during such period. If no such successor shall have been so appointed by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if the retiring Agent shall notify the Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except in the case of the Collateral Agent holding collateral security on behalf of any Secured Parties, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Borrower appoints a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

If the Administrative Agent is the L/C Issuer and/or Swingline Lender, any resignation by the Administrative Agent as such pursuant to this Section shall, unless otherwise agreed to by the Administrative Agent, also constitute the Administrative Agent’s resignation as L/C Issuer and/or Swingline Lender, as applicable. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder and, in the case of clauses (a) and (c) below, the agreement of such successor, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swingline Lender, (b) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

SECTION 8.10 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 8.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Article II or Section 9.05) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article II and Section 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

SECTION 8.12 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document if approved, authorized or ratified in writing in accordance with Section 9.08, or pursuant to Section 5.11 or Section 9.18. Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property in accordance with this Section.

SECTION 8.13 Agents and Arrangers. Neither the Syndication Agent, the Documentation Agents nor any of the Co-Lead Arrangers shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 8.14 First Lien Intercreditor Agreement and Collateral Matters. The Lenders hereby agree to the terms of the First Lien Intercreditor Agreement and acknowledge that Credit

Suisse AG, Cayman Islands Branch, as successor in interest to Bank of America, N.A. (and any other successor Collateral Agent under the Security Documents and the First Lien Intercreditor Agreement) will be serving as Collateral Agent for both the Secured Parties and the other First Lien Secured Parties under the Security Documents and the First Lien Intercreditor Agreement. Each Lender hereby consents to Credit Suisse AG, Cayman Islands Branch, as successor in interest to Bank of America, N.A. and any other successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against Credit Suisse AG, Cayman Islands Branch, Bank of America, N.A., or any other such successor, arising from the role of the Collateral Agent under the Security Documents or the First Lien Intercreditor Agreement so long as the Collateral Agent is either acting in accordance with the express terms of such documents or otherwise has not engaged in gross negligence or willful misconduct. The Borrower and each Lender hereby agrees that the resignation provisions set forth in the First Lien Intercreditor Agreement with respect to the Collateral Agent shall supersede any provision of this Agreement to the contrary. In addition, the Administrative Agent and Collateral Agent shall be authorized from time to time, without the consent of any Lender, to execute or to enter into amendments of, and amendments and restatements of, the Second Lien Intercreditor Agreement and any additional and replacement intercreditor agreements, in each case in order to effect the subordination of and to provide for certain additional rights, obligations and limitations in respect of, any Liens required by the terms of this Agreement to be Liens junior to the Obligations, that are, in each case, incurred in accordance with Article VI of this Agreement, and to establish certain relative rights as between the holders of the Obligations and the holders of the Indebtedness secured by such Liens junior to the Obligations.

ARTICLE IX

Miscellaneous

SECTION 9.01 Notices; Communications.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, telecopier number, electronic mail address or telephone number specified for such person on Schedule 9.01; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

(c) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices or communications (i) sent to an e-mail address shall be deemed received when delivered and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore.

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically (including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Except for certificates required by Section 5.04(c), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 9.02 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each L/C Issuer and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Obligation or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17, 8.07 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

SECTION 9.03 Binding Effect. This Agreement shall become effective when it shall have been executed by Merger Inc., the Borrower and the Administrative Agent and when the

Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each L/C Issuer, the Administrative Agent, the Collateral Agent and each Lender and their respective permitted successors and assigns.

SECTION 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the L/C Issuer that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) except in connection with the addition of one or more Domestic Subsidiaries as a joint and several co-borrower hereunder, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the L/C Issuer that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 9.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.

(b) (i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, which consent, with respect to the assignment of a Term Loan, will be deemed to have been given if the Borrower has not responded within five (5) Business Days after the delivery of any request for such consent; provided, that no consent of the Borrower shall be required (i) for an assignment of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund, (ii) for an assignment of a Original Maturity Revolving Facility Commitment to a Revolving Facility Lender, an affiliate of a Revolving Facility Lender or an Approved Fund with respect to a Revolving Facility Lender, (iii) for an assignment of an Extended Maturity Revolving Facility Commitment to a Revolving Facility Lender with an Extended Maturity Revolving Facility Commitment, an affiliate of a Revolving Facility Lender with an Extended Maturity Revolving Facility Commitment or an Approved Fund with respect to a Revolving Facility Lender with an Extended Maturity Revolving Facility Commitment, (iv) in the case of assignments during the primary syndication of the Term B-7 Loans, for an assignment to persons identified to and agreed by the Borrower in writing prior to the Amendment Effective Date or (v) if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing, any other person;

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the L/C Issuer and the Swingline Lender; provided, that no consent of the L/C Issuer and the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1.0 million in the case of Term Loans (and shall be in an amount of an integral multiple thereof) and (y) $5.0 million in the case of Revolving Facility Loans or Revolving Facility Commitments, unless each of the Borrower and the Administrative Agent otherwise consent; provided, that (1) no such consent of the Borrower shall be required if an Event of Default under Section 7.01(b), (c), (h) or (i) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if required by the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent);

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans.

For the purposes of this Section 9.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the L/C Issuer and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this

Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the L/C Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (b)(v).

(c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the L/C Issuer and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to clause (i), (ii), (iii) or (vi) of the first proviso to Section 9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(iii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal and interest amount of each Participant’s interest in the Loans held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement, notwithstanding notice to the contrary.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (not to be unreasonably withheld). A Participant shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) and (f) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) If the Borrower wishes to replace the Loans or Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders under such Facility, instead of prepaying the Loans or reducing or terminating the Commitments to be replaced, to (i) require the Lenders under such Facility to assign such Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)). Pursuant to any such assignment, all Loans and Commitments to be replaced shall be purchased at par (allocated among the Lenders under such Facility in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 9.05(b). By receiving such purchase price, the Lenders under such Facility shall automatically be deemed to have assigned the Loans or Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph (g) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(h) Notwithstanding anything to the contrary herein, no assignment may be made or participation sold to an Ineligible Institution. Notwithstanding anything to the contrary herein, (1) the rights of the Lenders to make assignments and grant participations shall be subject to the approval of any Gaming Authority, to the extent required by applicable Gaming Laws and (2) each Loan Party and the Lenders acknowledge and agree that the Administrative Agent shall not have any responsibility or obligation to determine whether any Lender or potential Lender is an Ineligible Institution and the Administrative Agent shall have no liabilities with respect to any assignment or participations made to an Ineligible Institution.

(i) Notwithstanding anything to the contrary in Section 2.08, Section 2.11(a) or Section 2.18(c) (which provisions shall not be applicable to clauses (i) or (j) of this Section 9.04), the

Borrower may purchase by way of assignment and become an Assignee with respect to Term Loans and/or Revolving Facility Loans (other than any such Loans held by an Affiliate Lender) at any time and from time to time from Lenders in accordance with Section 9.04(b) hereof or reduce the aggregate amount of any Revolving Facility Commitment of a Lender that has agreed to such reduction (“Permitted Loan Purchases”); provided that (A) [reserved], (B) no Default or Event of Default has occurred and is continuing or would result from the Permitted Loan Purchase, (C) upon consummation of any such Permitted Loan Purchase, the Loans and/or Revolving Facility Commitments purchased or terminated pursuant thereto shall be deemed to be automatically and immediately cancelled and extinguished in accordance with Section 9.04(j), (D) to the extent the Borrower is making a Permitted Loan Purchase of Revolving Facility Loans or Revolving Facility Commitments, upon giving effect to such Permitted Loan Purchase, there shall be sufficient aggregate Revolving Facility Commitments among the Revolving Facility Lenders to apply to the Outstanding Amount of the L/C Obligations and Swingline Loans thereunder as of such date, unless the Borrower shall concurrently with the payment of the purchase price by the Borrower for such Revolving Facility Loans or the termination of such Revolving Facility Commitments, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(g) in the amount of any such excess Outstanding Amount of the L/C Obligations and Swingline Loans thereunder and (E) in connection with any such Permitted Loan Purchase (other than a termination of Revolving Facility Commitments), the Borrower and such Lender that is the Assignor shall execute and deliver to the Administrative Agent a Permitted Loan Purchase Assignment and Acceptance (and for the avoidance of doubt, shall not be required to execute and deliver an Assignment and Acceptance pursuant to Section 9.04(b)(ii)(B)) and shall otherwise comply with the conditions to Assignments under this Section 9.04.

(j) Each Permitted Loan Purchase shall, for purposes of this Agreement (including, without limitation, Section 2.08(b)) be deemed to be an automatic and immediate cancellation and extinguishment of such Term Loans and/or Revolving Facility Loans (with a corresponding permanent reduction in Revolving Facility Commitments) or termination of the Revolving Facility Commitments, if applicable, and the Borrower shall, upon consummation of any Permitted Loan Purchase, notify the Administrative Agent that the Register be updated to record such event as if it were a prepayment of such Loans (and in the case of Revolving Facility Loans or Revolving Facility Commitment, a permanent reduction in Revolving Facility Commitments).

SECTION 9.05 Expenses; Indemnity.

(a) The Borrower agrees to pay (i) all reasonable documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Collateral Agent and the Co-Lead Arrangers in connection with the preparation of this Agreement and the other Loan Documents, or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent, the Collateral Agent and the Co-Lead Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction, and (ii) all out-of-pocket expenses (including Other Taxes) incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of counsel for the Agents and the Lenders (including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents and the Co-Lead Arrangers, and, if necessary, the reasonable fees, charges and disbursements of one local counsel per jurisdiction and such additional counsel for each of the Agents and Macquarie Capital (USA) Inc., in its capacity as a Co-Lead Arranger, to the extent of any conflict of interests).

(b) The Borrower agrees to indemnify the Administrative Agent, the Agents, the Co-Lead Arrangers, each L/C Issuer, each Lender, each of their respective Affiliates and each of their respective directors, partners, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction and such additional counsel for each of the Agents and Macquarie Capital (USA) Inc., in its capacity as a Co-Lead Arranger, to the extent of any conflict of interests) (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document, the Intercreditor Agreement, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of or otherwise relating to the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower or any of their subsidiaries or Affiliates or any other person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (1) the gross negligence or willful misconduct of such Indemnitee (for purposes this proviso only, each of the Administrative Agent, any Co-Lead Arranger, any L/C Issuer or any Lender shall be treated as several and separate Indemnitees, but each of them together with its respective Related Parties (other than advisors), shall be treated as a single Indemnitee) or (2) any material breach of any Loan Document by such Indemnitee. Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any claim related in any way to Environmental Laws and Holdings, the Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on, from or to any Real Property; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties (other than advisors) or (2) any material breach of any Loan Document by such Indemnitee. None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Sponsors, Holdings, the Borrower or any of their respective subsidiaries, Affiliates or equity holders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of the Facilities or the Transactions. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Co-Lead Arranger, any L/C Issuer or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative of any amounts paid pursuant to Section 2.17, this Section 9.05 shall not apply to Taxes, except taxes that represent damages or losses resulting from a non-Tax claim.

(d) To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) The agreements in this Section 9.05 shall survive the resignation of the Administrative Agent, any L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

SECTION 9.06 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such L/C Issuer to or for the credit or the account of Holdings (prior to a Borrower Qualified IPO), the Borrower or any Subsidiary against any of and all the obligations of Holdings (prior to a Borrower Qualified IPO) or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender and each L/C Issuer under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such L/C Issuer may have.

SECTION 9.07 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.08 Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, any L/C Issuer or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each L/C Issuer and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings (prior to a Borrower Qualified IPO), the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.21, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings (prior to a Borrower Qualified IPO), the Borrower and the Administrative Agent (and consented to by the Required Lenders), and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and consented to by the Required Lenders; provided, however, that no such agreement shall:

(i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Obligation, or extend the stated expiration of any Letter of Credit beyond the Revolving Facility Maturity Date, without the prior written consent of each Lender directly adversely affected thereby; provided, that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

(ii) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitments of any Lender),

(iii) extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of interest on any Loan or any L/C Obligation or any Fees is due, without the prior written consent of each Lender adversely affected thereby,

(iv) amend the provisions of Section 5.02 of the Collateral Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

(v) amend or modify the provisions of this Section 9.08 or the definition of the terms “Required Lenders,” “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date),

(vi) release all or substantially all the Collateral or release all or substantially all of the value of the pledges by the Subsidiary Loan Parties under the Collateral Agreement, unless, in each case, to the extent sold or otherwise disposed of in a transaction permitted by this Agreement or the other Loan Documents, without the prior written consent of each Lender;

(vii) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lender participating in another Facility, without the consent of the Majority Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment required by Section 2.11 so long as the application of any prepayment still required to be made is not changed);

provided, further, that no such amendment shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, Swingline Lender or an L/C Issuer hereunder without the prior written consent of the Administrative Agent, Swingline Lender or such L/C Issuer acting as such at the effective date of such amendment, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any successor or assignee of such Lender.

(c) Without the consent of any Lender or L/C Issuer, the Loan Parties and the Administrative Agent or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings (prior to a Borrower Qualified IPO) and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Facility Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(e) Notwithstanding the foregoing, technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Term Loan Commitments or Incremental Revolving Facility Commitments on substantially the same basis as the Term Loans or Revolving Facility Loans, as applicable.

SECTION 9.09 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any L/C Issuer, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such L/C Issuer, shall be limited to the Maximum Rate; provided, that such excess amount shall be paid to such Lender or such L/C Issuer on subsequent payment dates to the extent not exceeding the legal limitation.

SECTION 9.10 Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT

MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12 Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.

SECTION 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 9.15 Jurisdiction; Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have more contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York Courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

SECTION 9.16 Confidentiality. Each of the Lenders, each L/C Issuer and each of the Agents agrees that it shall maintain in confidence any information relating to the Company, any Parent Entity, Holdings, the Borrower and any Subsidiary furnished to it by or on behalf of the Company, any Parent Entity, Holdings, the Borrower or any Subsidiary (other than information that (a) has become available to the public other than as a result of a disclosure by such party in breach of this Section 9.16, (b) has been independently developed by such Lender, such L/C Issuer or such Agent without violating this Section 9.16 or (c) was or becomes available to such Lender, such L/C Issuer or such Agent from a third party which, to such person’s knowledge, had not breached an obligation of confidentiality to the Company, any Parent Entity, Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its affiliates, directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self regulatory authorities, including the National Association of Insurance Commissioners or the National Association of Securities Dealers, Inc., (C) in order to enforce its rights under any Loan Document in a legal proceeding, (D) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or terms substantially similar to this Section) and (E) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or terms substantially similar to this Section).

SECTION 9.17 Platform; Borrower Materials. The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Co-Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Co-Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States

Federal and state securities laws, (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (iv) the Administrative Agent and the Co-Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 9.18 Release of Liens, Guarantees and Pledges. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any Equity Interests or assets to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05 (including dispositions of assets in connection with the Post-Closing CMBS Transaction and the contribution of property to a Qualified Non-Recourse Subsidiary pursuant to Section 6.04(gg)), any Liens created by any Loan Document in respect of such Equity Interests or assets shall be automatically released (provided that, for the avoidance of doubt, with respect to any disposal consisting of an operating lease or license, the underlying property retained by such Loan Party will not be so released) and the Administrative Agent and Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Equity Interests or assets, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party in a transaction not prohibited by Section 6.05 (including through merger, consolidation, amalgamation or otherwise and including the disposition of any Subsidiary in connection the Post-Closing CMBS Transaction) and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such Subsidiary Loan Party’s obligations under the Loan Documents shall be automatically terminated and the Administrative Agent and Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower to terminate such Subsidiary Loan Party’s obligations under the Loan Documents. In addition, the Administrative Agent agrees to take such actions as are reasonably requested by Holdings or the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations (other than contingent indemnification Obligations and expense reimbursement claims to the extent no claim therefor has been made) are paid in full and all Letters of Credit and Commitments are terminated. Without limiting the foregoing, upon the consummation of a Borrower Qualified IPO, at the sole election of Holdings, Holdings shall be released from its guarantee pursuant to the Guaranty and Pledge Agreement, and/or shall cease to be a Loan Party, and/or any Liens created by any Loan Documents on any assets or Equity Interests owned by Holdings shall be automatically released and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower to evidence the foregoing. In addition, if the Borrower enters into any lease, sublease, license, easement, right of way, right of access, grant of declarations of covenants, conditions and restrictions and/or similar agreements or instruments that, in each case, is permitted by Section 6.05, then, upon request of the Borrower, the Collateral Agent shall (and the Secured Parties hereby authorize the Collateral Agent to) promptly provide the tenant, subtenant, licensee or holder of any such right with a subordination, non-disturbance and attornment agreement in a customary or other form reasonably satisfactory to the Administrative Agent and the Borrower.

SECTION 9.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other person who may be entitled thereto under applicable law).

SECTION 9.20 USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.21 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, Holdings and the Borrower acknowledge and agree that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, the other Loan Parties and their respective Affiliates, on the one hand, and the Agents, the Co-Lead Arrangers and the Lenders, on the other hand, and the Borrower and the other Loan Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each Agent, each Co-Lead Arranger and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any of the Borrower, any Loan Party or any of their respective Affiliates, equity holders, creditors or employees or any other person; (iii) none of the Agents, any Co-Lead Arranger or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Agent, any Co-Lead Arranger or any Lender has advised or is currently advising the Borrower or any other Loan Party or their respective Affiliates on other matters) and none of the Agents, any Co-Lead Arranger or any Lender has any obligation to any of the Borrower, the other Loan Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Agents, the Co-Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and the other Loan Parties and their respective Affiliates, and none of the Agents, any Co-Lead Arranger or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Agents, the Co-Lead Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower and the other Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Holdings and the Borrower each hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agents, the Co-Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.22 Application of Gaming Laws.

(a) This Agreement and the other Loan Documents are subject to Gaming Laws. Without limiting the foregoing, the Lenders, Agents and Secured Parties acknowledge that (i) they are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the other Loan Documents, including with respect to the Collateral, the Mortgaged Properties and the ownership and operation of facilities are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the relevant Gaming Authorities and Liquor Authorities.

(b) Lenders, Agents and Secured Parties agree to cooperate with all Gaming Authorities and Liquor Authorities in connection with the provision in a timely manner of such documents or other information as may be requested by such Gaming Authorities and Liquor Authorities relating to the Loan or Loan Documents.

(c) Lenders acknowledge and agree that if the Borrower receives a notice from any applicable Gaming Authority that any Lender is a disqualified holder (and such Lender is notified by the Borrower in writing of such disqualification), the Borrower shall, following any available appeal of such determination by such Gaming Authority (unless the rules of the applicable Gaming Authority do not permit such Lender to retain its Loans or Commitments pending appeal of such determination), have the right to (i) cause such disqualified holder to transfer and assign, without recourse all of its interests, rights and obligations in its Loans and Commitments or (ii) in the event that (A) the Borrower is unable to assign such Loan after using its best efforts to cause such an assignment and (B) no Default or Event of Default has occurred and is continuing, prepay such disqualified holder’s Loan. Notice to such disqualified holder shall be given ten days prior to the required date of assignment or prepayment, as the case may be, and shall be accompanied by evidence demonstrating that such transfer or prepayment is required pursuant to Gaming Laws. If reasonably requested by any disqualified holder, the Borrower will use commercially reasonable efforts to cooperate with any such holder that is seeking to appeal such determination and to afford such holder an opportunity to participate in any proceedings relating thereto. Notwithstanding anything herein to the contrary, any prepayment of a Loan shall be at a price that, unless otherwise directed by a Gaming Authority, shall be equal to the sum of the principal amount of such Loan and interest to the date such Lender or holder became a disqualified holder (plus any fees and other amounts accrued for the account of such disqualified holder to the date such Lender or holder became a disqualified holder).

(d) If during the existence of an Event of Default hereunder or any of the other Loan Documents it shall become necessary or, in the opinion of the Administrative Agent, advisable for an agent, supervisor, receiver or other representative of the Lenders to become licensed or found qualified under any Gaming Law as a condition to receiving the benefit of any Collateral encumbered by the Loan Documents or to otherwise enforce the rights of the Agents, Secured Parties and the Lenders under the Loan Documents, the Borrower hereby agrees to consent to the application for such license or qualification and to execute such further documents as may be required in connection with the evidencing of such consent.

SECTION 9.23 Vessels and Admiralty Related Matters. Notwithstanding anything set forth in this Agreement, the Collateral Agreement, the Mortgages, the Ship Mortgages or any other Loan Document, the Agents, the Lenders and the other Secured Parties acknowledge the uncertain nature in which a security interest may be taken in any Vessel or any improvements to Real Property or related assets which are used in connection with any dockside, riverboat, or water-based venue that are intended to be Collateral hereunder (collectively, “Vessel Related Collateral”) and in the enforceability of any security interest in Vessel Related Collateral under the Ship Mortgage Act, the real property laws of any applicable jurisdiction, the Uniform Commercial Code, any and all applicable case law and any other applicable laws (the “Vessel Applicable Laws”). In order to grant the Collateral Agent a Lien for the benefit of the Secured Parties in all Vessel Related Collateral to the fullest extent permitted by applicable law, the Borrower and the Subsidiary Loan Parties have agreed to grant Liens and security interests in the Vessel Related Collateral to the Collateral Agent for the benefit of the Secured Parties under various types of Security Documents, including the Mortgages, the Collateral Agreement and the Ship Mortgages, notwithstanding such uncertainty. Accordingly, the Agents, the Lenders and the other Secured Parties acknowledge and agree that, notwithstanding any representations, warranties, covenants, further assurances, events of default or any other provisions of this Agreement, the Collateral Agreement, the Mortgages, the Ship Mortgages or any other Loan Document, any Loan Document that is unenforceable with respect to any Vessel Related Collateral, any element of the Collateral Requirement relating to the creation or perfection of a Lien or security interest that is not satisfied with respect to Vessel Related Collateral, or any failure of any Vessel Related Collateral to be secured by a Lien or security interest under any Loan Document, in each case solely as a result of Vessel Applicable Laws relating to the nature or circumstances in which a security interest may be taken in any Vessel Related Collateral and the enforceability thereof (or the failure of the Borrower or any Loan Party to take any action that is not possible under such Vessel Applicable Laws) shall not result in a breach of any such representations, warranties, covenants or further assurances or result in any Event of Default.

SECTION 9.24 Affiliate Lenders.

(a) Subject to clause (c) below, each Lender who is an Affiliate of the Borrower (an “Affiliate Lender”), in connection with any (i) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (ii) other action on any matter related to any Loan Document or (iii) direction to the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clauses (i), (ii) or (iii) of the first proviso of Section 9.08(b), such Affiliate Lender shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders who are not Affiliate Lenders. Subject to clause (c) below, the Borrower and each Affiliate Lender hereby agrees that if a case under Title 11 of the United States Code is commenced against the Borrower, the Borrower shall seek (and each Affiliate Lender shall consent) to designate the vote of any Affiliate Lender and the vote of any Affiliate Lender with respect to any plan of reorganization of the Borrower or any Affiliate of the Borrower shall not be counted. Subject to clause (c) below, each Affiliate Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliate Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliate Lender and in the name of such Affiliate Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (a).

(b) Subject to clause (c) below, notwithstanding anything to the contrary in this Agreement, no Affiliate Lender shall have any right to (a) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (b) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, or (c) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents.

(c) Notwithstanding the foregoing, the provisions of clauses (a) and (b) of this Section 9.24 shall not apply with respect to any Loans, as amended, extended or modified from time to time, held by or subject to participations in favor of any Affiliate Lender (or any Obligations owing at any time with respect to such Loans) as of the Amendment and Waiver Effective Date.

SECTION 9.25 2012 Credit Agreement; Effectiveness of Amendment and Restatement. On and after the Amendment Effective Date, all obligations of the Loan Parties under the 2012 Credit Agreement shall become obligations of the Loan Parties hereunder secured by the Security Documents, and the provisions of the 2012 Credit Agreement shall be superseded by the provisions hereof. Each of the parties hereto confirm that the amendment and restatement of the 2012 Credit Agreement pursuant to this Agreement shall not constitute a novation of the 2012 Credit Agreement.

EXHIBIT A

[FORM OF]

ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:[1]
[and is an Affiliate/Approved Fund of [identify Lender]2]

3.	Borrower:	Caesars Entertainment Operating Company, Inc.

4.	Administrative Agent:	Credit Suisse AG, Cayman Islands Branch, as administrative agent under the Credit Agreement.

5.	Credit Agreement:	Third Amended and Restated Credit Agreement, dated as of July 25, 2014, among Caesars Entertainment Corporation, a Delaware corporation (“Holdings”), Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Borrower”), the Lenders and other parties from time to time party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

[1]	Assignee cannot be an Ineligible Institution.
[2]	Select as applicable.

6.	Assigned Interest:

Facility	CUSIP Number	Aggregate Amount of Commitment/ Loans	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans[3]
Term B-4-B Loans		$	$		%
Term B-5-B Loans		$	$		%
Term B-6-B Loans		$	$		%
Term B-7 Loans		$	$		%
Extended Maturity Revolving Facility Commitments		$	$		%

Effective Date:             , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name: Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name: Title:

[Consented to and Accepted:]1

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to:][2]

[CAESARS ENTERTAINMENT OPERATING COMPANY, INC.]

By:
Name:
Title:

[Consented to:][3]

[ISSUING BANK]

By:
Name:
Title:

[1]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[2]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
[3]	To be added only if the consent of the Issuing Bank is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Holdings, the Borrower, any of their Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of their Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (vi) if it is a Foreign Lender, attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

3. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

4. General Provisions

This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

2

Exhibit C-1

[FORM OF]

BORROWING REQUEST

[Date]

Credit Suisse AG, Cayman Islands Branch

as Administrative Agent for

the Lenders referred to below

Eleven Madison Avenue

New York, NY 10010

Attention: Sean Portrait

Ladies and Gentlemen:

Reference is made to the Third Amended and Restated Credit Agreement, dated as of July [    ], 2014, by and among Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), a Delaware corporation (“Holdings”), Caesars Entertainment Operating Company, Inc. (formerly known as Harrah’s Operating Company, Inc.), a Delaware corporation (the “Borrower”), the Lenders and other parties from time to time party thereto, Credit Suisse AG, Caymans Islands Branch, as administrative agent (in such capacity, the “Administrative Agent”) (as the same may be further amended, amended and restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Date of Borrowing (which is a Business Day)
(B) Principal Amount of Borrowing
(C) Class[7]
(D) Type of Borrowing[8]

[7]	Specify a Borrowing of Revolving Facility Loans under the Extended Maturity Revolving Facility Commitments, Term B-4-B Loans, Term B-5-B Loans, Term B-6-B Loans, Term B-7 Loans or Other Term Loans.
[8]	Specify a Eurocurrency Borrowing or an ABR Borrowing.

C-1-1

(E) Interest Period and the last day thereof[9]
(in the case of a Eurocurrency Borrowing)

(F) Currency of Borrowing[10]
(in the case of a Eurocurrency Revolving Facility Borrowing)

(G) Amount of Borrowing to be applied to the Real Estate Revolver Facility Sublimit[11]

(H) Account Number and Location

[9]	The initial Interest Period applicable to a Eurocurrency Borrowing shall be subject to the definition of “Interest Period” in the Credit Agreement.
[10]	Specify Dollars or an Alternative Currency.
[11]	Applicable in the case of Revolving Facility Borrowings.

C-1-2

CAESARS ENTERTAINMENT OPERATING COMPANY, INC.

By:
Name:
Title:

C-1-3

Schedule 9.01

Notice Information

Administrative Agent’s Address:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attn: Sean Portrait

Telephone: 919-994-6369

Telecopier: 212-322-2291

Email: agency.loanops@credit-suisse.com

With copies to:

Cahill Gordon & Reindel LLP

Attention: William Miller

80 Pine Street

New York, NY 10005

Telephone: 212-701-3000

Facsimile: 212-378-2500

Email: wmiller@cahill.com

Forward loan requests, interest rate sets, payments and fees to:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attn: Sean Portrait

Telephone: 919-994-6369

Telecopier: 212-322-2291

Email: agency.loanops@credit-suisse.com

Letters of Credit:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue, 23rd Floor

New York, NY 10010

Attn: Trade Finance/Services Department

Telephone: 212-325-5397

Telecopier: 212-325-8315

Email: list.ib-lettersofcredit-ny@credit-suisse.com

Borrower’s Address:

Caesars Entertainment Operating Company, Inc.

Attention: Scott E. Wiegand

Senior Vice President and Chief Counsel

One Caesars Palace Drive

Las Vegas, Nevada 89101-8969

Telephone: 702-407-6061

Facsimile: 702-494-4323

Email: swiegand@caesars.com

With copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Attention: Gregory A. Ezring

1285 Avenue of the Americas

New York, New York 10019

Telephone: 212-373-3000

Facsimile: 212-757-3990

Email: gezring@paulweiss.com

Exhibit B

REAFFIRMATION AGREEMENT

REAFFIRMATION AGREEMENT (this “Agreement”), dated as of July 25, 2014, among Caesars Entertainment Corporation, a Delaware corporation (“Holdings”), Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Borrower”), each subsidiary of the Borrower identified on the signature pages hereto (each, a “Subsidiary Party” and the Subsidiary Parties, Holdings and the Borrower, the “Reaffirming Parties”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent under the Amended Credit Agreement referred to below (in such capacity, the “Administrative Agent”).

WHEREAS, Holdings, the Borrower, the Required Amendment Lenders (as defined therein), the other Lenders party thereto, the Former Administrative Agent (as defined therein) (the “Former Administrative Agent”) and the Administrative Agent, among others, have entered into the Amendment Agreement dated as of July 25, 2014 (the “Amendment Agreement”), which (i) amends and restates the Second Amended and Restated Credit Agreement dated as of March 1, 2012 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the effectiveness of the Amendment Agreement, the “Existing Credit Agreement” and, as amended and restated after giving effect to the Amendment Agreement, the “Amended Credit Agreement”), among Holdings, the Borrower, the lenders party thereto from time to time and the agents party thereto, (ii) terminates the Existing Guaranty and Pledge Agreement (as defined in the Amendment Agreement), (iii) authorizes and directs the entry into the Modified Guaranty and Pledge Agreement (as defined in the Amendment Agreement) and (iv) replaces the Former Administrative Agent with the Administrative Agent as “Administrative Agent” and “Collateral Agent” under the Amended Credit Agreement and other Loan Documents;

WHEREAS, each of the Reaffirming Parties is party to one or more of the Security Documents (such term and each other capitalized term used but not defined herein having the meaning assigned to such terms in the Amended Credit Agreement) and/or the Guaranty and Pledge Agreement as the context may require;

WHEREAS, each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Amendment Agreement becoming effective and the consummation of the transactions contemplated thereby; and

WHEREAS, the execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Amendment Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Reaffirmation/Amendment

Section 1.01 Reaffirmation. (a) Each of the Reaffirming Parties (i) hereby consents to the Amendment Agreement and the transactions contemplated thereby (including,

without limitation, the terms of the Agency Successor Agreement, dated as of July 25, 2014, by and among the Former Administrative Agent, the Administrative Agent and the Borrower), (ii) hereby confirms its guarantees (in the case of Holdings) and its pledges, grants of security interests and other agreements (in the case of all Reaffirming Parties), as applicable, under each of the Security Documents and/or the Guaranty and Pledge Agreement to which it is party and (iii) agrees that notwithstanding the effectiveness of the Amendment Agreement and the consummation of the transactions contemplated thereby, such guarantees, pledges (subject, in the case of pledges of Pledged Stock (as defined in the Collateral Agreement) and Pledged Equity (as defined in the Modified Guarantee and Pledge Agreement) of any entity that is a licensee or registered holding company under the Nevada Gaming Laws, to the prior approval of the Nevada Gaming Authorities), grants of security interests and other agreements shall continue to be in full force and effect and shall accrue to the benefit of the Lenders under the Amended Credit Agreement (or, in the case of the Guaranty and Pledge Agreement, the Credit Agreement Holdco Secured Parties (as defined in the Guaranty and Pledge Agreement)). Each of the Reaffirming Parties further agrees to take any action that may be required or that is reasonably requested by the Administrative Agent to ensure compliance by Holdings and the Borrower with Section 5.10 of the Amended Credit Agreement, hereby reaffirms its obligations under each similar provision of each Security Document and the Guaranty and Pledge Agreement to which it is party and further agrees that notwithstanding the effectiveness of the Amendment Agreement and the consummation of the transactions contemplated thereby, such obligations shall continue to be in full force and effect and shall accrue to the benefit of the Lenders under the Amended Credit Agreement (or, in the case of the Guaranty and Pledge Agreement, the Credit Agreement Holdco Secured Parties (as defined in the Guaranty and Pledge Agreement)).

(b) (i) Each of the Reaffirming Parties party to each of the Security Documents securing the Obligations of the Borrower hereby confirms and agrees that the Term B-4-A Loans, the Term B-4-B Loans, the Term B-5-A Loans, the Term B-5-B Loans, the Term B-6-A Loans, the Term B-6-B Loans and the Term B-7 Loans constitute Loan Document Obligations (as defined in the Collateral Agreement) and (ii) Holdings hereby confirms and agrees that the Revolving Facility Loans, the Swingline Loans, the L/C Obligations, the Term B-4-B Loans, the Term B-5-B Loans, the Term B-6-B Loans and the Term B-7 Loans constitute Holdco Guaranteed Loans (as defined in the Guaranty and Pledge Agreement).

Section 1.02 Confirmation. On and after the effectiveness of the Amendment Agreement, the parties confirm and acknowledge that (i) each reference in each Security Document to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall be a reference to the Amended Credit Agreement, as such agreement may be amended, modified or supplemented and in effect from time to time and (ii) the definition of any term defined in any Security Document or the Guaranty and Pledge Agreement by reference to the terms defined in the “Credit Agreement” shall reference the defined terms in the Amended Credit Agreement, as the same may be amended, modified or supplemented and in effect from time to time.

ARTICLE II

Representations and Warranties

Each Reaffirming Party hereby represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement, as follows:

Section 2.01 Organization. Such Reaffirming Party is duly organized and validly existing in good standing under the laws of the jurisdiction of its formation.

Section 2.02 Authority; Enforceability. Such Reaffirming Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. Such Reaffirming Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

Section 2.03 Security Documents. The representations and warranties of such Reaffirming Party contained in each Security Document and the Guaranty and Pledge Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct as of such earlier date).

ARTICLE III

Miscellaneous

Section 3.01 Notices. All notices and other communications hereunder shall be made at the addresses, in the manner and with the effect provided in Section 9.01 of the Amended Credit Agreement, provided that, for this purpose, the address of each Reaffirming Party shall be the one specified for the Borrower under the Amended Credit Agreement.

Section 3.02 Security Document. This Agreement is, with respect to the Borrower and each Subsidiary Party, a Security Document executed pursuant to the Amended Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

Section 3.03 Section Captions. Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

Section 3.04 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 3.05 Amendment. This Agreement may be waived, modified or amended only by a written agreement executed by each of the parties hereto.

Section 3.06 Counterparts. This Agreement may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 3.07 Applicable Law; Waiver of Jury Trial. (A) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.11 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

Section 3.08 Gaming Laws. Each party hereto agrees as set forth in Sections 7.19, 7.20, 7.21 and 7.24 of the Collateral Agreement as if such sections were set forth in full herein; provided that pledges of Pledged Stock (as defined in the Collateral Agreement), Pledged Equity (as defined in the Modified Guarantee and Pledge Agreement) or other equity securities of any entity that is a licensee or registered holding company under the Nevada Gaming Laws will require the prior approval of the Nevada Gaming Authorities in order to become effective.

Section 3.09 No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Amendment Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or any Security Documents or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement, the Security Documents or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Amendment Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of Holdings, the Borrower or any Subsidiary Party under any Security Document from any of its obligations and liabilities as “Holdings”, the “Borrower”, a “Subsidiary Loan Party”, a “Pledgor” or a “Guarantor” under the Existing Credit Agreement or the Security Documents; provided that, pursuant to the terms of the Amendment Agreement (i) the Existing Guaranty and Pledge Agreement shall be automatically terminated on the Amendment Effective Date and (ii) the Modified Guaranty and Pledge Agreement will become effective on the Amendment Effective Date.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Caesars Entertainment Corporation

By:
Name:
Title:

Caesars Entertainment Operating Company, Inc.

By:
Name:
Title:
[SUBSIDIARY PARTIES SIGNATURE PAGES SEPARATELY PROVIDED]

[Signature Page to Reaffirmation Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Reaffirmation Agreement]

Exhibit C

GUARANTY AND PLEDGE AGREEMENT

GUARANTY AND PLEDGE AGREEMENT dated as of July 25, 2014 (as amended, amended and restated, modified or supplemented from time to time, this “Agreement”) made by CAESARS ENTERTAINMENT CORPORATION, a Delaware corporation (“Holdings”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent and collateral agent (in such capacity, the “Agent”) for the lenders (the “Lenders”) parties to the Third Amended and Restated Credit Agreement, dated as of July 25, 2014 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, the Agent, and the other parties named therein.

W I T N E S S E T H :

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that Holdings shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Secured Parties; and

NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Consenting Lenders (as defined in the Amendment Agreement) to enter into the Amendment Agreement, Holdings hereby agrees with the Agent, for the ratable benefit of the Secured Parties, as follows:

1. Defined Terms. Unless otherwise defined herein, terms that are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Agreement”: this Guaranty and Pledge Agreement, as amended, restated, supplemented, waived or otherwise modified from time to time.

“Applicable Representative”: the Agent; provided that from and after the effectiveness of a Holdco Intercreditor Agreement, the “Applicable Representative” shall have the meaning ascribed thereto in the Holdco Intercreditor Agreement.

“Authorized Representative”: (i) the Administrative Agent with respect to the Credit Agreement and (ii) any duly authorized representative of any Guaranteed Party under any Other Holdco Guaranteed Agreement designated as “Authorized Representative” for any Guaranteed Party in an Other Holdco Guaranty Party Consent delivered to the Agent.

“Claim Amount”: an amount equal to 100% of the unpaid amount of the outstanding Holdco Guaranteed Obligations owing to the Guaranteed Parties after the exhaustion of all Remedies and receipt of all consideration from the Borrower and its subsidiaries on account of the Holdco Guaranteed Obligations in connection therewith (it being understood that, in the event of a chapter 11 case, the consideration received with respect to any Guaranteed Party will be deemed to be that determined or ascribed in the plan of reorganization in respect of such Guaranteed Party on the effective date of such plan).

“Collateral”: the Pledged Equity and all Proceeds thereof.

“Credit Agreement Loan Documents”: the Loan Documents other than the Other Holdco Guaranteed Agreements.

“Credit Agreement Holdco Secured Parties”: each Lender with an outstanding Holdco Guaranteed Loan and the Agent.

“Gaming Authorities”: in any jurisdiction in which the Borrower or any of its subsidiaries manages or conducts any casino, gaming business or activities, the applicable gaming board, commission, or other governmental gaming regulatory body or agency which (a) has, or may at any time after the date hereof have, jurisdiction over the gaming activities at the property or any successor to such authority or (b) is, or may at any time after the date hereof be, responsible for interpreting, administering and enforcing the Gaming Laws.

“Gaming Laws”: all applicable constitutions, treaties, laws, rates, regulations and orders and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming, gambling or casino activities and all rules, rulings, orders, ordinances, regulations of any Gaming Authority applicable to the gambling, casino or gaming business or activities of the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities.

“Guaranteed Amount”: (a) with respect to the Holdco Guaranteed Loans in effect on Amendment Effective Date, 100% of the principal amount of such Holdco Guaranteed Loans; (b) with respect to Holdco Guaranteed Loans constituting Incremental Term Loans incurred or guaranteed after the Amendment Effective Date, the applicable amount specified in the Incremental Assumption Agreement with respect thereto; and (c) with respect to any Holdco Guaranteed Other Obligations, the applicable amount specified in the Other Holdco Guaranteed Agreement with respect thereto.

“Guaranteed Parties”: (a) the Credit Agreement Holdco Secured Parties, (b) the Other Holdco Guaranteed Parties, (c) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Swap Agreement Obligations, and (d) the successors and permitted assigns of each of the foregoing.

“Governmental Authority”: any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Holdco Event of Default”: failure by Holdings to make any payment required hereunder, and such failure shall continue unremedied for a period of five Business Days. For the avoidance of doubt, any Default or Event of Default under any Loan Document shall not constitute a Holdco Event of Default hereunder, and a Holdco Event of Default shall arise hereunder only upon the occurrence of any event specified in the preceding sentence.

“Holdco Guaranteed Loan Document Obligations”: the unpaid principal of and outstanding interest due thereon, in addition to any unpaid post-petition interest (whether or not challenged) on the Holdco Guaranteed Loans made to the Borrower under the Credit Agreement, as and when payable hereunder by Holdings pursuant to paragraph 3; provided that, with respect to any Holdco Guaranteed Loan, the principal amount of such Holdco Guaranteed Loan that shall receive the benefit (and be included in the amount) of Holdco Guaranteed Loan Document Obligations shall be the Guaranteed Amount with respect to such Holdco Guaranteed Loan.

“Holdco Guaranteed Loans”: Term B-4-B Loans, Term B-5-B Loans, Term B-6-B Loans, Term B-7 Loans, the Revolving Facility Loans, the Swingline Loans and L/C Obligations and any Incremental Term Loan incurred or guaranteed after the Amendment Effective Date that is designated a Holdco Guaranteed Loan under the Incremental Assumption Agreement with respect thereto.

“Holdco Guaranteed Obligations”: (a) the Holdco Guaranteed Loan Document Obligations, (b) the Holdco Guaranteed Other Obligations and (c) the Swap Agreement Obligations.

“Holdco Guaranteed Other Obligations”: the unpaid principal of and, to the extent specified to be included as Holdco Guaranteed Other Obligations pursuant to the terms of the applicable Other Holdco Guaranteed Agreement, outstanding interest due thereon, in addition to any unpaid post-petition interest (whether or not challenged) on Indebtedness under any Other Holdco Guaranteed Agreement (“Holdco Other Debt”), as and when payable hereunder by Holdings pursuant to paragraph 3, that have been designated as Holdco Guaranteed Other Obligations pursuant to and in accordance with paragraph 34; provided that, with respect to any Holdco Other Debt, the principal amount of such Holdco Other Debt that shall receive the benefit (and be included in the amount) of Holdco Guaranteed Other Obligations shall be the Guaranteed Amount with respect to such Holdco Other Debt.

“Holdco Guaranteed Other Secured Obligations”: the Holdco Guaranteed Other Obligations under any Other Holdco Guaranteed Agreement, to the extent such Other Holdco Guaranteed Agreement provides that such Holdco Guaranteed Other Obligations are to be Holdco Guaranteed Secured Obligations hereunder.

“Holdco Guaranteed Secured Obligations”: (a) the Holdco Guaranteed Loan Document Obligations, (b) the Holdco Guaranteed Other Secured Obligations and (c) the Swap Agreement Obligations.

“Holdco Intercreditor Agreement”: with respect to any obligations in respect of Indebtedness to be incurred or guaranteed by Holdings, an intercreditor agreement to be entered into between the Agent and each Authorized Representative of any Other Holdco Guaranteed Parties, which agreement shall not be materially less favorable to the Credit Agreement Holdco Secured Parties vis-à-vis such pari passu Indebtedness, guarantee and Liens than the First Lien Intercreditor Agreement (as defined in the Credit Agreement) (as determined by the Borrower in good faith), or such other form reasonably acceptable to the Borrower and the Agent, as such agreement may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Holdco Other Debt”: has the meaning assigned to such term in the definition of Holdco Guaranteed Other Obligations.

“Indebtedness”: Indebtedness for borrowed money.

“Intermediate Holding Company”: a new subsidiary of Holdings that is formed after the Amendment Effective Date and that owns after the Amendment Effective Date any assets that Holdings directly owns on the Amendment Effective Date.

“Liability Cap”: an amount equal to $3,000 million; provided, that, in Holdings’ sole discretion, the Liability Cap may be increased to a greater amount selected by Holdings in accordance with the Guaranteed Amount and the Permitted Amount, up to $3,500 million. If the Liability Cap in effect at any time is greater than $3,000 million, Holdings may elect to decrease the Liability Cap to any amount selected by Holdings in accordance with the Guaranteed Amount and the Permitted Amount not less than $3,000 million, so long as after giving effect to such reduction, Holdings would be in compliance with the covenant set forth in clause (k) of paragraph 13.

“Liquor Authorities”: in any jurisdiction in which the Borrower or any of its subsidiaries sells and distributes liquor, the applicable alcoholic beverage commission or other Governmental Authority responsible for interpreting, administering and enforcing the Liquor Laws.

“Liquor Laws”: the laws, rules, regulations and orders applicable to or involving the sale and distribution of liquor by the Borrower or any of its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

“Loan Documents”: means (a) the Credit Agreement, (b) all Other Holdco Guaranteed Agreements, (c) the Security Documents and (d) for purposes of paragraph 16 only, the Holdco Intercreditor Agreement.

“Loan Party”: each of Holdings, the Borrower, the Subsidiary Loan Parties and each other Subsidiary of the Borrower that is a party to the Credit Agreement or any other Loan Document as a pledgor or guarantor.

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York.

“Other Holdco Guaranteed Agreement”: any indenture, credit agreement (excluding the Credit Agreement) or other agreement, document or instrument pursuant to which any Loan Party has or will incur Holdco Guaranteed Other Obligations.

“Other Holdco Guaranteed Parties”: collectively, the holders of Holdco Guaranteed Other Obligations and any Authorized Representative with respect thereto.

“Other Holdco Guaranteed Party Consent”: a consent substantially in the form of Exhibit I to this Agreement executed by the Authorized Representative of any holders of Holdco Guaranteed Other Obligations pursuant to paragraph 34.

“Other Holdco Secured Parties”: collectively, the holders of Holdco Guaranteed Other Secured Obligations and any Authorized Representative with respect thereto.

“Permitted Amount”: an amount equal to $6,000 million; provided that, if the Liability Cap is greater than $3,000 million at any time, the Permitted Amount shall mean an amount equal to (i) $6,000 million plus (ii) the amount by which the Liability Cap exceeds $3,000 million at such time multiplied by 4.7.

“Pledged Equity”: all of the Equity Interests of the Borrower listed on Schedule I hereto, together with all certificates, options or rights (including any additional Equity Interests of the Borrower) of any nature whatsoever that may be issued or granted by the Borrower to Holdings while this Agreement is in effect.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Equity, and any and all collections on the foregoing or distributions with respect to the foregoing.

“Remedies”: all rights and remedies at law and in equity that the Agent or the Guaranteed Parties may have against the Borrower or any of its subsidiaries and its and their respective property to collect, or obtain payment of, the Holdco Guaranteed Obligations, including, without limitation, through foreclosure or similar proceedings, a chapter 11 case, a chapter 7 case or any other proceeding under a Debtor Relief Law with respect to the Borrower or any of its subsidiaries, litigation and collection on all applicable insurance policies, and termination of all commitments to advance additional funds to the Borrower under the Loan Documents (it being understood that, in the event of a chapter 11 case, the effective date of a plan of reorganization shall constitute the exhaustion of all Remedies).

“Required Amount”: an amount of Holdco Guaranteed Obligations equal to the Claim Amount owing to the Guaranteed Parties upon the exhaustion of all Remedies required by paragraph 3, subject to the limitations in paragraph 4 and as may be modified pursuant to paragraph 9.

“Requirement of Law”: with respect to any person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations (including, without limitation, any Gaming Law) of any Governmental Authority or arbitrator, applicable to or binding upon such person or any of its property or which such Person or any of its property is subject.

“Secured Parties”: (a) the Credit Agreement Holdco Secured Parties, (b) the Other Holdco Secured Parties, (c) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Swap Agreement Obligations and (d) the successors and permitted assigns of each of the foregoing.

“Security Documents”: this Agreement and each other agreement entered into in favor of the Agent for purposes of securing any Series (as defined in the Holdco Intercreditor Agreement) of Holdco Guaranteed Secured Obligations (but with respect to the Holdco Guaranteed Secured Obligations of any Series, the term Security Documents shall not include any such agreement which by its terms is solely for the benefit of the holders of one or more other Series of Holdco Guaranteed Secured Obligations and not such Series of Holdco Guaranteed Secured Obligations).

“Swap Agreement Obligations”: the due and punctual payment and performance of all obligations of each Loan Party under each Swap Agreement that (i) is in effect on the Closing Date with a counterparty that is a Lender or an Affiliate of a Lender as of or following the Closing Date or (ii) is entered into after the Closing Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into (including, without limitation, the Swap Agreements referred to in Schedules 6.01, 6.04 and 6.07 to the 2008 Credit Agreement).

2. Guarantee. Subject to the terms and conditions set forth in this Agreement, Holdings hereby guarantees to the Agent for the benefit of the Guaranteed Parties the payment of the Required Amount of the Holdco Guaranteed Obligations. Holdings further agrees that the Holdco Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Holdco Guaranteed Obligation. As a condition to the enforcement of this Agreement, Holdings shall have received written notice of any failure by the Borrower to pay any Holdco Guaranteed Obligations to the Guaranteed Parties and notice of the exhaustion of all Remedies against the Borrower and its subsidiaries.

3. Guarantee of Collection and Not of Payment. (a) Notwithstanding any other provision of this Agreement or any Loan Document, this Agreement is a guaranty of collection and not of payment, and Holdings shall not be obligated to make any payment hereunder until each of the following is true: (a) the Borrower shall have failed to make a payment due to the Guaranteed Parties in respect of the Holdco Guaranteed Obligations after the Holdco Guaranteed Obligations shall have been accelerated, (b) the Guaranteed Parties shall have exhausted all Remedies and the Claim Amount shall have been determined, and (c) the Guaranteed Parties shall have failed to collect the full amount of the Holdco Guaranteed Obligations. In the event that Holdings is required to make a payment hereunder, the amount required shall be equal to the Required Amount of the Holdco Guaranteed Obligations, which shall be paid to the Agent for distribution to the Guaranteed Parties in accordance with their Holdco Guaranteed Obligations.

4. Maximum Liability. Notwithstanding any other term or condition of this Agreement or any Loan Document, it is understood and agreed that Holdings’ maximum liability under this Agreement or any Loan Document shall not exceed (x) the Liability Cap, minus (y) the sum of (i) any payments made by Holdings to any Guaranteed Party in respect of the Holdco Guaranteed Obligations paid in accordance with the terms hereof (including the last sentence of paragraph 3 hereof), plus (ii) any amount of proceeds collected or otherwise realized (including by way of set off) from Holdings by or on behalf of any Guaranteed Party, pursuant to, or in connection with, the Holdco Guaranteed Obligations.

5. No Limitations, Etc. (a) (a) Except for termination or release of Holdings’ obligations hereunder as expressly provided for in paragraph 27 and subject to paragraphs 2, 3 and 4, the obligations of Holdings hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Holdco Guaranteed Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, subject to paragraphs 2, 3 and 4, the obligations of Holdings hereunder shall not be discharged or impaired or otherwise affected by:

(i) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement;

(ii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Agent or any other Secured Party for the Holdco Guaranteed Obligations;

(iii) any default, failure or delay, willful or otherwise, in the performance of the Holdco Guaranteed Obligations;

(iv) any other act or omission that may or might in any manner or to any extent vary the risk of Holdings or otherwise operate as a discharge of Holdings as a matter of law or equity (other than the payment in full in cash of all the Holdco Guaranteed Obligations);

(v) any illegality, lack of validity or enforceability of any Holdco Guaranteed Obligation;

(vi) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any Holdco Guaranteed Obligation (other than the payment in full in cash of all the Holdco Guaranteed Obligations);

(vii) the existence of any claim, set-off or other rights that Holdings may have at any time against the Borrower, the Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim; and

(viii) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or Holdings or any other guarantor or surety.

Subject to paragraphs 2, 3 and 4, Holdings expressly authorizes the Credit Agreement Holdco Secured Parties (or the Agent on behalf of the Credit Agreement Holdco Secured Parties) to take and hold security for the payment and performance of the Holdco Guaranteed Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Holdco Guaranteed Secured Obligations, all without affecting the obligations of Holdings hereunder.

(b) To the fullest extent permitted by applicable law, subject to paragraphs 2, 3 and 4, Holdings waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Holdco Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Holdco Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities). Subject to paragraphs 2, 3 and 4, the Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Holdco Guaranteed Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Holdco Guaranteed Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, subject to paragraphs 2, 3 and 4, Holdings waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any other Loan Party, as the case may be, or any security.

6. Reinstatement. Holdings agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Holdco Guaranteed Obligation is rescinded or must otherwise be restored by the Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise. For the avoidance of doubt, the bankruptcy, insolvency, or dissolution of, or the commencement of any case or proceeding under any bankruptcy, insolvency, or similar law in respect of, either Borrower or any of its subsidiaries shall (i) not require Holdings to make any payment under this Agreement until all of the conditions in Section 2 and Section 3 have been satisfied (including, without limitation, the exhaustion of all Remedies) and (ii) not constitute a Holdco Event of Default hereunder.

7. [Reserved].

8. Information. Holdings assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Holdco Guaranteed Obligations and the nature, scope and extent of the risks that Holdings assumes and incurs hereunder, and agrees that none of the Agent or the other Guaranteed Parties will have any duty to advise Holdings of information known to it or any of them regarding such circumstances or risks.

9. Maximum Liability. Anything herein or in any Loan Document to the contrary notwithstanding, the maximum liability of Holdings hereunder shall in no event exceed the amount which can be guaranteed by Holdings under applicable federal and state laws relating to the insolvency of debtors.

10. Pledge, Grant of Security Interest. Holdings hereby transfers and grants to the Agent, for the benefit of the Secured Parties, a security interest in all of Holdings’ right, title and interest in the Collateral, as collateral security for the Holdco Guaranteed Secured Obligations.

11. Powers; Endorsements. Concurrently with the delivery to the Agent of each certificate representing Pledged Equity, Holdings shall deliver an undated stock power covering such certificate, duly executed in blank by Holdings.

12. Representations and Warranties. Holdings represents and warrants that as of the date hereof:

(a) the Pledged Equity listed on Schedule I constitutes all of the issued and outstanding Equity Interests of the Borrower issued to Holdings;

(b) all the shares of Pledged Equity have been duly and validly issued and are fully paid and nonassessable;

(c) Holdings is the record and beneficial owner of, and has good title to, the Pledged Equity listed on Schedule I to be pledged by Holdings, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Agreement; and

(d) upon delivery of any certificates representing Pledged Equity duly endorsed in blank and the completion of the filings specified on Schedule II hereto, the Lien granted pursuant to this Agreement constitutes a valid, perfected and enforceable first priority Lien on the Collateral in favor of the Agent, for the benefit of the Secured Parties, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

13. Covenants. Holdings covenants and agrees with the Agent for the benefit of the Credit Agreement Holdco Secured Parties that, from and after the date of this Agreement until (i) in the case of clauses (a) through (f), (j) and (k) below, the date of its termination pursuant to paragraph 27(a) and (ii) in the case of clauses (g), (h), (i) and (l) below, the earlier of the date of its termination pursuant to paragraph 27(a) and the date on which less than 15% of the aggregate principal amount of the Term B-7 Loans outstanding on the Amendment Effective Date remains outstanding:

(a) If Holdings shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), promissory note or other instrument, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, subject to applicable Gaming Laws, Holdings shall promptly deliver the same forthwith to the Agent in the exact form received, duly indorsed by Holdings to the Agent, if required, together with an undated power or endorsement, as appropriate, covering such certificate, note or instrument duly executed in blank by Holdings, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Holdco Guaranteed Secured Obligations. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of the Borrower shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Holdco Guaranteed Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of the Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Holdco Guaranteed Secured Obligations.

(b) At any time and from time to time, upon the written request of the Agent, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Applicable Representative may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

(c) Holdings agrees to pay, and to save the Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(d) Holdings agrees promptly (and in any event within 10 days thereof, or such longer period of time as may be agreed by the Agent) to notify the Agent in writing of any change (i) in its legal name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Holdings agrees promptly to provide the Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Holdings agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral, for the benefit of the Secured Parties.

(e) Subject to the rights of Holdings hereunder to dispose of Collateral, Holdings shall, at its own expense, use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the security interest of the Agent, for the benefit of the Secured Parties, in the Collateral and the priority thereof against any Lien that is not permitted hereunder.

(f) Holdings agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request to better assure, preserve, protect and perfect the security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the security interest and the filing of any financing statements or other documents in connection herewith or therewith.

(g) Holdings shall not (i) grant any Lien in respect of any of its assets to secure any Indebtedness (other than any junior Lien on any assets on which Holdings has granted a first priority lien to the Agent for the benefit of the Secured Parties to secure its obligations hereunder) or (ii) convey, sell, assign, transfer, lease or otherwise dispose of any assets directly held by it unless it receives consideration equal to at least the fair market value (as determined in good faith by Holdings) from a bona fide thirty party buyer of such disposed assets measured as of the date of such disposition.

(h) Holdings shall not incur any Indebtedness, or Guarantee Indebtedness of any other person, except (i) Indebtedness in an aggregate principal amount outstanding, together with the aggregate outstanding principal amount of the Holdco Guaranteed Obligations, not to exceed the Permitted Amount and/or (ii) Indebtedness that is contractually subordinated to Holdings’ obligations hereunder.

(i) Holdings shall not make any Restricted Payment to its equity holders; provided that Holdings may make Restricted Payments in an aggregate amount not to exceed $5.0 million.

(j) Holdings shall not provide to any holder of the Borrower’s bank or bond debt (i) outstanding on the Amendment Effective Date (other than the Holdco Guaranteed Obligations guaranteed hereunder) with respect to any Holdco Guaranteed Loan Document Obligations (other than the Term B-7 Loans) and (ii) outstanding on the Amendment Effective Date or incurred thereafter (other than the Holdco Guaranteed Obligations hereunder) with respect to the Term B-7 Loans, a guaranty of such debt that includes terms more favorable (as determined by Holdings in good faith) to such holder than the guaranty of the Holdco Guaranteed Loans outstanding on the Amendment Effective Date provided by Holdings hereunder, unless, in any such case, the Holdco Guaranteed Loans or Term B-7 Loans, as the case may be, outstanding on the Amendment Effective Date are provided with terms substantially consistent with such more favorable terms.

(k) The aggregate outstanding principal amount of the Holdco Guaranteed Obligations at any time of incurrence or grant of guarantee, together with the aggregate principal amount of Indebtedness of Holdings incurred pursuant to the foregoing clause (h)(i) outstanding at such time, shall not exceed the Permitted Amount at such time.

(l) Holdings shall not permit any Intermediate Holding Company to incur any Indebtedness, or Guarantee any Indebtedness of any other person, unless such Intermediate Holding Company shall guarantee the Holdco Guaranteed Obligations on the same terms as Holdings guarantees the Holdco Guaranteed Obligations pursuant to this Agreement. In the event any Intermediate Holding Company guarantees the Holdco Guaranteed Obligations pursuant to the previous sentence, such Intermediate Holding Company will be subject to the restrictions set forth in clauses (g) and (h) of this paragraph 13.

14. Dividends; Voting Rights; Interest Payments. Unless a Holdco Event of Default shall have occurred and be continuing and the Agent shall have given notice to Holdings of the Agent’s intent to exercise its rights pursuant to paragraph 15 below and subject to paragraphs 2, 3 and 4 above, Holdings shall be permitted to receive and retain, and to utilize free and clear of the Lien of this Agreement, all distributions made in respect of the Pledged Equity and to exercise all voting and other consensual rights and powers inuring to an owner of such Pledged Equity, provided, that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights and remedies of any of the Agent or the other Secured Parties under this Agreement, the Credit Agreement, any Other Holdco Guaranteed Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

15. Rights of the Lenders and the Agent(a). (a) If a Holdco Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise its rights hereunder to Holdings, subject to applicable Gaming Laws and subject to paragraphs 2, 3 and 4, (i) the Agent shall have the right to receive any and all distributions paid in respect of the Pledged Equity and make application thereof to the Holdco Guaranteed Secured Obligations in a manner consistent with paragraph 16 (other than cash distributions made to Holdings permitted by Section 6.06(b) of the Credit Agreement and not prohibited by any Other Holdco Guaranteed Agreement, without duplication, which such distributions may be received and retained by Holdings), and (ii) all shares of the Pledged Equity shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting and other consensual rights and powers pertaining to such shares of the Pledged Equity at any meeting of the board of directors of the Borrower or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Borrower, or upon the exercise by Holdings or the Agent of any right, privilege or option pertaining to such shares of the Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except for its gross negligence or willful misconduct, but the Agent shall have no duty to Holdings to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Neither the Agent nor any Secured Party shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, except to the extent that such failure constitutes gross negligence or willful misconduct, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or any other Person or, subject to paragraphs 2, 3 and 4, to take any other action whatsoever with regard to the Collateral or any part thereof.

16. Remedies. If a Holdco Event of Default shall occur and be continuing and the Agent shall have given notice of its intent to exercise its rights hereunder to Holdings, subject to paragraphs 2, 3 and 4, the Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Holdco Guaranteed Secured Obligations, all rights and remedies of a secured party under the New York UCC or applicable law. Subject to paragraphs 2, 3 and 4, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below and any notice referred to in the preceding sentence) to or upon Holdings, the Borrower, or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker’s board or office of the Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Holdings, which right or equity is hereby waived or released. The Agent shall hold any Proceeds hereunder for the benefit of the Secured Parties as collateral security for the Holdco Guaranteed Secured Obligations (whether matured or unmatured), and/or the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, may then or at any time thereafter, in the sole discretion of the Agent, be applied by the Agent against the Holdco Guaranteed Secured Obligations then due and owing in the following order of priority:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Holdco Guaranteed Secured Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder or under any other Loan Document on behalf of Holdings and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment of all Holdco Guaranteed Secured Obligations (the amounts so applied to be distributed pro rata among the Secured Parties in accordance with the amounts of the Holdco Guaranteed Secured Obligations owed to them on the date of any such distribution); and

THIRD, to Holdings or its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

To the extent permitted by applicable law, subject to paragraphs 2, 3 and 4, Holdings waives all claims, damages and demands it may acquire against the Agent or any Secured Party arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

17. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to paragraph 16 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Equity or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable Gaming Laws, Holdings will use its commercially reasonable efforts to take or to cause the Borrower to take such action and prepare, distribute and/or file such documents, as required or advisable in the reasonable opinion of counsel for the Agent to permit the public sale of such Pledged Equity.

(b) Holdings recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Equity by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Holdings acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Borrower would agree to do so.

(c) Holdings further agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this paragraph 17 valid and binding and in compliance with any and all other applicable Requirements of Law. Holdings will bear all costs and expenses of carrying out its obligations under this paragraph 17. Holdings acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this paragraph 17 only and that such failure would not be adequately compensable in damages and, therefore, agrees that its agreements contained in this paragraph 17 may be specifically enforced.

18. Limitation on Duties Regarding Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent nor any Secured Party nor their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or otherwise.

19. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Paragraph Headings. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22. No Waiver; Cumulative Remedies. Neither the Agent nor any Secured Party shall by any act (except by a written instrument pursuant to paragraph 23 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

23. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by Holdings and the Agent, with the consent of Credit Agreement Holdco Secured Parties holding a majority in aggregate principal amount of the Holdco Guaranteed Loans (or, in the case of clauses (g), (h), (i) and (l) of paragraph 13, the Credit Agreement Holdco Secured Parties holding a majority in aggregate principal amount of Term B-7 Loans), and subject to any consent required by, but only to the extent required by, any equivalent provision in each applicable Other Holdco Guaranteed Agreement or, in each case, as otherwise provided in the Holdco Intercreditor Agreement. The Agent may conclusively rely on a certificate of an officer of Holdings as to whether any amendment contemplated by this paragraph 23 is permitted. This Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agent and the Secured Parties and their respective permitted successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

24. Notices. Notices by the Agent to Holdings or the Borrower may be given to such person at its address or transmission number and in the manner as set forth in Section 9.01(a) of the Credit Agreement (whether or not then in effect) and all notices to any holder of obligations under any Other Holdco Guaranteed Agreements, at its address set forth in the Other Holdco Guaranteed Party Consent or in the Holdco Intercreditor Agreement, as such address may be changed by written notice to the Agent and the Borrower.

25. [Reserved].

26. Authority of Agent. Holdings acknowledges that the rights and responsibilities of the Agent under this Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Agent and the Secured Parties, be governed by the Credit Agreement, each Other Holdco Guaranteed Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and Holdings, the Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and neither Holdings nor the Borrower shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

27. Termination or Release (a). (a) This Agreement, the pledges and guarantees made herein, the Liens in the Collateral created hereby and all other security interests granted hereby, shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to Holdings, as of the date when all the Holdco Guaranteed Obligations, with respect to the guaranty by Holdings, and the date when all the Holdco Guaranteed Secured Obligations, with respect to the pledge, liens and all other obligations (in each case other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; provided that, upon payment in full of the Holdco Guaranteed Obligations, the Agent may assume that no Holdco Guaranteed Obligations are outstanding unless otherwise advised in writing by the Borrower.

(b)(i) Upon any sale or other transfer by Holdings of any Collateral that is not prohibited by this Agreement, or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral by the Agent, with the consent of Credit Agreement Holdco Secured Parties holding a majority in aggregate principal amount of the Holdco Guaranteed Loans, and, after the termination of the Credit Agreement and the Holdco Intercreditor Agreement, any equivalent provision of any applicable Other Holdco Guaranteed Agreement, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Paragraph 27, the Agent shall execute and deliver to Holdings, at Holdings’ expense, all documents that Holdings shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to Holdings, such of the Pledged Equity that may be in the possession of the Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Paragraph 27 shall be without recourse to or warranty by the Agent.

28. Financing Statements. Holdings hereby irrevocably authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the New York UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether Holdings is an organization, the type of organization and any organizational identification number issued to Holdings and (ii) a description of collateral that describes such property in any other manner as the Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Collateral.

29. [Reserved] (a).

30. Compliance with Gaming Laws. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Agent, on behalf of the Secured Parties, acknowledges and agrees that:

(a) the exercise of its rights and remedies under this Agreement is subject to the mandatory provisions of the Gaming Laws;

(b) the pledge of the Pledged Equity, and any restrictions on the transfer of and agreements not to encumber the Pledged Equity or other equity securities of the Borrower, pursuant to this Agreement and any other Loan Documents, are subject to the prior approval of the Nevada and Iowa Gaming Authorities, respectively, and this Agreement, the pledge of the Pledged Equity and any future amendment hereof will not be effective without the prior approval of such Nevada and Iowa Gaming Authorities, and no certificates evidencing the Pledged Equity may be delivered to the Agent until such approval has been obtained;

(c) in the event that the Agent exercises one or more of the remedies set forth in this Agreement with respect to the Pledged Equity, including without limitation, foreclosure or transfer of any interest therein (except back to Holdings), the exercise of voting and consensual rights, and any other resort to or enforcement of the security interest in the Pledged Equity, such action will require the separate and prior approval of the Nevada and Iowa Gaming Authorities unless such licensing requirement is waived thereby;

(d) the Agent, and any custodial agent of Agent in the State of Nevada or in the State of Iowa, will be required to comply with the conditions, if any, imposed by the Nevada and Iowa Gaming Authorities, respectively, in connection with their approval of the pledge granted hereunder, and the requirements that the Agent or its custodial agent maintain the certificates evidencing the Pledged Equity at a location in Nevada designated to the Nevada Gaming Authorities, and that the Agent or its custodial agent permit agents or employees of the Nevada Gaming Authorities to inspect such certificates upon request during normal business hours;

(e) neither the Agent nor any custodial agent of the Agent will be permitted to surrender possession of any Pledged Equity to any person other than Holdings without the prior approval of the Nevada and Iowa Gaming Authorities or as otherwise permitted by the Gaming Laws;

(f) any approval of the Nevada and Iowa Gaming Authorities of this Agreement, or any amendment hereto, does not constitute approval, either express or implied, of the Agent to take any actions provided for in this Agreement, for which separate approval by the Nevada and Iowa Gaming Authorities may be required by the Gaming Laws; and

(g) the Agent, the Secured Parties and their respective successors and assigns are subject to being called forward by the Nevada and Iowa Gaming Authorities, in their sole and absolute discretion, for licensing or a finding of suitability in order to remain entitled to the benefits of this Agreement and the other Loan Documents.

31. Limitation on Rights and Remedies of Agent and Holdings. Notwithstanding anything in this Agreement to the contrary, the Agent, on behalf of the Secured Parties, and Holdings agree that they shall comply with all applicable laws and all applicable rules and regulations of the Illinois Gaming Authority, including Illinois Gaming Laws, in connection with their exercise of rights and remedies hereunder, including, without limitation, foreclosure or transfer of any interest in the Pledge Equity (except back to Holdings) or voting (or otherwise taking control of) any interest in the Pledged Equity. As and when required, the Agent, on behalf of the Secured Parties, shall seek and obtain all approvals, licenses and consents from the Illinois Gaming Authority required in connection with the exercise of any right or remedy prior to the exercise thereof.

32. Counterparts. This Agreement may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

33. Subject to Holdco Intercreditor Agreement. Notwithstanding anything herein to the contrary, after the entry into a Holdco Intercreditor Agreement (i) the liens and security interests granted on Collateral to the Agent pursuant to this Agreement are expressly subject to the Holdco Intercreditor Agreement and (ii) the exercise of any right or remedy by the Agent hereunder with respect to Collateral is subject to the limitations and provisions of the Holdco Intercreditor Agreement. In the event of any conflict between the terms of the Holdco Intercreditor Agreement and the terms of this Agreement with respect to Collateral, the terms of the Holdco Intercreditor Agreement shall govern.

34. Holdco Guarantee of Other Guaranteed Obligations. On or after the date hereof and so long as such obligations are permitted to be guaranteed by Holdings pursuant to paragraph 13(k) of this Agreement, Holdings may from time to time designate obligations in respect of Indebtedness to be guaranteed and, if applicable, secured on a pari passu basis with the Holdco Guaranteed Obligations as Holdco Guaranteed Other Obligations hereunder by delivering to the Agent and each Authorized Representative (a) a certificate signed by a Responsible Officer of Holdings (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof on such date and the Guaranteed Amount in respect thereof, (ii) stating that such obligations are designated as Holdco Guaranteed Other Obligations for purposes hereof, (iii) representing that such designation of such obligations as Holdco Guaranteed Other Obligations complies with the terms of this Agreement and (iv) specifying the name and address of the Authorized Representative for such obligations and (b) a fully executed Other Holdco Guaranteed Party Consent (in the form attached as Exhibit I). The Agent and each

Authorized Representative agree that upon the satisfaction of all conditions set forth in the preceding sentence, the Agent shall act as agent under and subject to the terms of the Security Documents for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Holdco Guaranteed Other Secured Obligations, and the Agent and each Authorized Representative agree to the appointment, and acceptance of the appointment, of the Agent as agent for the holders of such Holdco Guaranteed Other Secured Obligations as set forth in each Other Holdco Guaranteed Party Consent and agree, on behalf of itself and each Secured Party it represents, to be bound by this Agreement and the Holdco Intercreditor Agreement.

Notwithstanding anything to the contrary herein or in any Loan Document, Holdings and the Agent may, without the consent of any Guaranteed Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional obligations as Other Holdco Guaranteed Obligations and/or Other Holdco Guaranteed Secured Obligations. In addition, each party hereto agrees that Authorized Representatives of any class of Holdco Guaranteed Obligations and/or Holdco Guaranteed Secured Obligations, may enter into intercreditor agreements (or similar arrangements) with Authorized Representatives of other classes of Holdco Guaranteed Obligations and/or Holdco Guaranteed Secured Obligations governing the rights, benefits and privileges as among such classes, as the case may be, in respect of the Holdco Guaranteed Obligations, including as to application of proceeds of the Holdco Guaranteed Obligations, voting rights and other terms, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement.

35. Application of Gaming Laws. This Agreement and the Other Holdco Guaranteed Agreements are subject to Gaming Laws. Without limiting the foregoing, the Secured Parties acknowledge that (i) they are subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement and the Other Holdco Guaranteed Agreements, including with respect to the Collateral and the ownership and operation of facilities, may be subject to the jurisdiction of the Gaming Authorities and Liquor Authorities, and may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals, if any, (including prior approvals) are obtained from the relevant Gaming Authorities and Liquor Authorities.

36. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAH 36.

37. Jurisdiction, Consent to Service of Process.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined only in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that Holdings agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Guaranteed Parties who would be affected by any such action or proceeding have more contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against Holdings in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude Holdings from asserting or seeking the same in the New York Courts.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York Courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 Credit Agreement or any equivalent provision of any Other Holdco Guaranteed Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

CAESARS ENTERTAINMENT CORPORATION

By:
Name:
Title:

Accepted and Agreed:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Guaranty and Pledge Agreement]

SCHEDULE I

To Guaranty and Pledge Agreement

DESCRIPTION OF PLEDGED EQUITY

Pledgor	Issuer	Certificate No.	No. of Shares	Percentage of Issued Shares
Caesars Entertainment Corporation	Caesars Entertainment Operating Company, Inc.	20	1,293,900	89.3%

SCHEDULE II

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

UCC Financing statement describing the Collateral filed in the Delaware Secretary of State naming Caesars Entertainment Corporation as debtor and the Agent as secured party.

Exhibit I

to Guaranty and Pledge Agreement

[Form of]

OTHER HOLDCO GUARANTEED PARTY CONSENT

[Name of Other Holdco Guaranteed Party]

[Address of Other Holdco Guaranteed Party]

[Date]

The undersigned is the Authorized Representative for Persons wishing to become Guaranteed Parties (the “New Guaranteed Parties”) under the Guaranty and Pledge Agreement dated as of July 25, 2014 (as heretofore amended and/or supplemented, the “Guaranty and Pledge Agreement” (terms used without definition herein have the meanings assigned to such term in the Guaranty and Pledge Agreement)) among Caesars Entertainment Corporation and Credit Suisse AG, Cayman Islands Branch, as Collateral Agent (the “Agent”).

In consideration of the foregoing, the undersigned hereby:

(i) [represents that the Authorized Representative has been duly authorized by the New Guaranteed Parties to become a party to the Holdco Intercreditor Agreement on behalf of the New Guaranteed Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Guaranteed Obligation”) and to act as the Authorized Representative for the New Guaranteed Parties;

(ii) designates the New Guaranteed Obligation as Holdco Guaranteed Other Obligations [and Holdco Guaranteed Other Secured Obligations] under the Guaranty and Pledge Agreement;

(iii) acknowledges that the Authorized Representative has received a copy of the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement;

(iv) appoints and authorizes the Agent to take such action as agent on its behalf and on behalf of all other Guaranteed Parties and to exercise such powers under the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto;

(v) accepts and acknowledges the terms of the Holdco Intercreditor Agreement applicable to it and the New Guaranteed Parties and agrees to serve as Authorized Representative for the New Guaranteed Parties with respect to the New Guaranteed Obligations and agrees on its own behalf and on behalf of the New Guaranteed Parties to be bound by the terms thereof applicable to holders of Holdco Guaranteed Other Obligations, with all the rights and obligations of a Guaranteed Party [and Secured Party] thereunder and bound by all the provisions thereof as fully as if it had been a Guaranteed Party [and a Secured Party] on the effective date of the Holdco Intercreditor Agreement and agrees that its address for receiving notices pursuant to the Guaranty and Pledge Agreement and the Holdco Intercreditor Agreement shall be as follows:

[Address]

(vi) confirms the authority of the Agent to enter into such agreements on its behalf and on behalf of the New Guaranteed Parties and agrees on its own behalf and on behalf of the New Guaranteed Parties to be bound by the terms thereof applicable to it and the New Guaranteed Parties as fully as if it had been a party to each such agreement on behalf of itself and the New Guaranteed Parties.

The Agent, by acknowledging and agreeing to this Other Holdco Guaranteed Party Consent, accepts the appointment set forth in clause (iii) above.

THIS OTHER GUARANTEED PARTY CONSENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.